Exhibit 10.16

LEASE

BETWEEN

METROPOLITAN LIFE INSURANCE COMPANY (LANDLORD)

AND

BOLT BIOTHERAPEUTICS, INC. (TENANT)

SEAPORT CENTRE

Redwood City, California

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(continued)

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(continued)

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(continued)

		Page

27.17	NO LIGHT, AIR OR VIEW EASEMENTS	45

27.18	RECORDATION	45

27.19	SURVIVAL	45

27.20	EXHIBITS OR RIDERS	45

27.21	DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST	45

27.22	ELECTRICAL USAGE INFORMATION	46

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LEASE

ARTICLE ONE

BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.

(1)

BUILDING AND ADDRESS: Building Number 5, located in Phase 1 (“Tenant’s Phase”) of Seaport Centre. As of the Lease Date, the Building includes the address 640 Galveston Drive in Redwood City, California, 94063.

(2)	LANDLORD AND ADDRESS :

Metropolitan Life Insurance Company,

a New York corporation

Notices to Landlord shall be addressed:

Metropolitan Life Insurance Company

c/o Seaport Centre Manager

701 Chesapeake Drive

Redwood City, CA 94063

with copies to the following:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94105

Attention: Director, EIM

and

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94105

Attention: Associate General Counsel

(3)	TENANT AND CURRENT ADDRESS:

(a)	Name: Bolt Biotherapeutics, Inc.

(b)	State of [formation and type of entity]: Delaware corporation

(c)	Federal Tax Identification Number: 47-280463

Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed:

Prior to Occupancy of the Premises: Bolt Biotherapeutics, Inc. 428 Oakmead Parkway Sunnyvale, CA 94085 Attention: Chief Business Officer	After Occupancy of the Premises: To Tenant at the Premises Attention: Chief Business Officer

with a copy to: Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Attention: Real Estate Group/SPR	with a copy to: Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Attention: Real Estate Group/SPR

(4)	DATE OF LEASE: as of August 31, 2017

(5)	LEASE TERM: Sixty-two (62) months

(6)	PROJECTED COMMENCEMENT DATE: October 1, 2017

(7)	PROJECTED EXPIRATION DATE: Sixty-two (62) months after the Commencement Date

(8)	MONTHLY BASE RENT (initial monthly installment due upon Tenant’s execution):

Period from/to	Monthly		Monthly Rate/SF of Rentable Area
Month 1 – Month 12	$39,480.00	*	$4.20
Month 13 – Month 24	$40,664.40		$4.33
Month 25 – Month 36	$41,884.33		$4.46
Month 37 – Month 48	$43,140.86		$4.59
Month 49 – Month 60	$44,435.09		$4.73
Month 61 – Month 62	$45,768.14		$4.87

*

Notwithstanding anything in the foregoing to the contrary, provided that a Default (as defined in Section 11.01) by Tenant has not previously occurred, Landlord agrees to forbear in the collection of and abate the Monthly Base Rent due and payable for the Month 1 and Month 2 of the initial Lease Term, totaling not more than Seventy-Eight Thousand Nine Hundred Sixty and 00/100 Dollars ($78,960.00) in the aggregate (collectively, “Abated Rent”); provided, further, that in the event of a Default by Tenant prior to the last day of Month 62 of the Term (the “Outside Month”), a fraction of all previously Abated Rent, the numerator of which shall be the number of months remaining from and including the month in which such Default occurs until and including the Outside Month, and the denominator of which shall be the number of months from and including the month in which the Commencement Date occurs until and including the Outside Month, all previously Abated Rent shall be immediately due and payable in full at that time without the necessity of further notice or action by Landlord.

(9)	RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice): $5,287.00 (initial monthly installment due upon Tenant’s execution)

(10)	RENTABLE AREA OF THE PREMISES: 9,400 square feet

(11)	RENTABLE AREA OF THE BUILDING: 50,992 square feet

(12)	RENTABLE AREA OF THE PHASE: 301,703 square feet

(13)	RENTABLE AREA OF THE PROJECT: 537,362 square feet

(14)	SECURITY: The cash amount of One Hundred Eighty-Three Thousand Seventy-Two and 56/100 Dollars ($183,072.56) as provided in Article Five.

(15)	SUITE NUMBER &/OR ADDRESS OF PREMISES: 640 Galveston Drive, Redwood City, California

(16)	TENANT’S SHARE:

Tenant’s Building Share:	18.43%
Tenant’s Phase Share:	3.12%
Tenant’s Project Share:	1.75%

(17)

TENANT’S USE OF PREMISES: General office use, research and development and laboratory for medical device or life-science uses, assembly and light manufacturing of products for the medical device or life-science fields, shipping and receiving related to the foregoing.

(18)	PARKING SPACES: Thirty-one (31) unreserved parking spaces at no additional charge

(19)	BROKERS:

Landlord’s Broker:	Newmark Cornish & Carey

Tenant’s Broker:	Savills Studley

1.02	ENUMERATION OF EXHIBITS & RIDER(S)

The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:

EXHIBIT A	Plan of Premises
EXHIBIT B	Workletter Agreement
EXHIBIT C	Site Plan of Project
EXHIBIT D	Permitted Hazardous Material
EXHIBIT E	Fair Market Rental Rate

RIDER 1	Commencement Date Agreement
RIDER 2	Additional Provisions

1.03	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.

AFFILIATE: Any Person (as defined below) which is controlled by, controls, or is under common control with Tenant. The word Person means an individual, corporation, limited liability company, partnership, trust, firm or other entity. For purposes of this definition, the word “control,” shall mean, with respect to a Person that is a corporation or a limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares or membership interests of the controlled Person and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management of the controlled Person.

BUILDING: Each building in which the Premises is located, as specified in Section 1.01(1).

BUILDING OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

COMMENCEMENT DATE: The date that is sixty (60) days following the Delivery Date.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T. & S.A. at its San Francisco main office as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

DELIVERY DATE: The later of the full execution and delivery of this Lease and the date of Landlord’s delivery to Tenant of possession of the Premises, if different from the Commencement Date, as provided in Rider 2.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, transportation, disposal or generation of any Hazardous Material, or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); and Section 307 (33 U.S.C. Section 1317) and Section 311 (33 U.S.C. Section 1321) of the Clean Water Act of 1977 (33 U.S.C. Section 1251, et seq.), all as heretofore or hereafter amended.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord or Tenant, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God , war or other emergency; provided, however, that nothing in this definition shall {a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s monetary obligations or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Building or the Project.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Law pertaining to environmental conditions, or which are classified as hazardous, toxic, medical waste or bio-hazardous waste under any Law; and explosives, firearms, ammunition, flammable materials, radioactive material, asbestos, polychlorinated biphenyls, acids, caustics, gasoline, kerosene, natural gas, propane, oil, petroleum, petroleum products and by-products. Hazardous Material shall include by way of illustration, and without limiting the generality of the foregoing, the following: (i) those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” under all present and future Laws relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302); the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.): Section 307 (33 U.S.C. Section 1317) or Section 311 (33 U.S.C. Section

1321) of the Clean Water Act of 1977 (33 U.S.C. Section 1251, et seq.), all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code, all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); and (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government for reasons of health, safety or protection of the environment or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations, all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD WORK: The construction or installation of improvements to be furnished by Landlord, if any, specifically described in Rider 2 attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property, all as heretofore or hereafter adopted, made or amended.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: Without duplication, all Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the amortized portion of any capital expenditure or improvement, together with interest thereon, expenses of changing utility service providers, and any dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner’s association now or hereafter affecting the Project). Operating Expenses shall be allocated among the categories of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses as provided in Article Four. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all Taxes; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance; (3) all license, permit and inspection fees; (4) all costs of utilities, fuels and related services, including water, sewer, light, telephone, power and steam connection, service and related charges; (5) all costs to repair, maintain and operate heating, ventilating and air conditioning systems, including preventive maintenance; (6) all janitorial, landscaping and security services; (7) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers’ compensation and disability insurance; (8) all costs of operation, maintenance and repair of all parking facilities and other common areas; (9) all supplies, materials, equipment and tools; (10) dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner’s association now or hereafter affecting the Project; (11) modifications to the Building or the Project occasioned by Laws now or hereafter in effect; (12) the total charges of any independent contractors employed in the care, operation, maintenance, repair, leasing and cleaning of the Project, including landscaping, roof maintenance, and repair, maintenance and monitoring of life-safety systems, plumbing systems, electrical wiring and Project signage; (13) the cost of accounting services necessary to compute the rents and charges payable by tenants at the Project; (14) exterior window and exterior wall cleaning and painting; (15) managerial and administrative expenses; (16) all costs in connection with the exercise facility at the Project; (17) all costs and expenses related to measures to detect if a suspected release of Hazardous Material is occurring or has occurred in the Common Areas, and to determine whether or not a material, liquid or gas discovered (but not immediately identifiable) in the Common Area is a Hazardous Material, including Landlord’s retention of consultants in connection with the review, inspection, testing, monitoring, analysis and control with respect to the foregoing in the Common Area, and all costs and expenses related to the implementation of recommendations made by such consultants concerning the containment, control and clean-up of such Hazardous Material, except to the extent any spill or release of Hazardous Material is determined to be caused by Landlord or by another tenant, occupant or user of the Project (or the agents or contractors of any of them), and such expenses so excepted shall be excluded from Operating Expenses; (18) all capital improvements made for the purpose of reducing or controlling other Operating Expenses, and all other capital expenditures, but only as amortized over the useful life of the capital item as reasonably determined by Landlord, together with interest thereon at the Reference Rate; (19) all property management costs and fees, including all costs in connection with the Project property management office; and (20) all fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental traffic management or similar organizations. Notwithstanding anything to the contrary herein, Operating Expenses shall not include: (a) costs of alterations of space to be occupied by new or existing tenants of the Project; (b) depreciation charges; (c) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (d) ground rental payments; (e) real estate brokerage and leasing commissions; (f) advertising and marketing expenses; (g) costs of Landlord reimbursed by insurance proceeds; (h) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; (i) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses, such as executive salaries above the level of property manager; (j) the wages, compensation and benefits of any employee of Landlord, the Project or property manager who do not devote all of his or her employed time to the Project, unless such wages and benefits are prorated to reflect time spent on operation and management of the Project; (k) management fees in excess of comparable charges for comparable services rendered by first class management companies in Seaport Centre and along the Highway 101 corridor in Redwood City, Redwood Shores, San Carlos and Belmont (not to exceed three percent (3%) of gross rents for the Project); (I) capital improvements or capital expenditure under generally accepted accounting principles applicable to real property projects, except as set forth in items (11) and (18) and amortized as set forth in item (18) above in this paragraph; (m) expense reserves; (n) costs covered by warranty; (o) costs resulting from condemnation; (p) costs incurred due to violation of Law by Landlord, any other occupant of the Project (other than Tenant or any Tenant Parties) or their respective employees, agents or contractors, but only to the extent that such costs exceed those which could have been included in Operating Expenses if Landlord or any other such person or entity had not been in violation; (q) costs incurred in disputes with any occupant of the Project (other than Tenant or any Tenant Parties) and costs incurred due to violation by Landlord of the terms and conditions of any lease or other agreement, but only to the extent the same exceed costs which could have been included in Operating Expenses if Landlord or such other occupant had performed its obligation(s); (r) any capital expenditure for improvements or modifications to the Building or Project to the extent that the Building or Project was in violation of Law then in effect and applied to the Building and Project prior to execution of the Lease for failure to make such improvements or modifications prior to execution of the Lease; (s) costs of removal, abatement or remediation of Hazardous Material to the extent that the Building or Project was in violation of Law then in effect and applied to the Building or Project prior to execution of the Lease for failure to remove, abate or otherwise remediate Hazardous Material prior to execution of the Lease or otherwise due to the presence of Hazardous Material except as set forth in item (17) above; (t) costs of insurance deductibles or uninsured casualties allocable to the Building in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) per calendar year (the “Annual Limit”); provided however, to the extent that such costs in any calendar year exceed such amount, such excess costs may be amortized over the average useful life of the repaired or replaced item as reasonably determined by Landlord, together with interest thereon at the Reference Rate, and included in Operating Expenses allocable to the Building in subsequent years, but not in excess of such Annual Limit per calendar year; and (u) cost of any benefit which is provided to other tenants without charge and which is either not offered to Tenant or is paid for directly by Tenant.

PHASE: Phase means any individual Phase of the Project, as more particularly described in the definition of Project.

PHASE OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

PREMISES: The space located in the Building at the Suite Number listed in Section 1.01(15) and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: As of the date hereof, the Project is known as Seaport Centre and consists of those buildings (including the Building) whose general location is shown on the Site Plan of the Project attached as Exhibit C, located in Redwood City, California, associated vehicular and parking areas, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. As of the date hereof, the Project is divided into Phase I and Phase II, which are generally designated on Exhibit C, each of which may individually be referred to as a Phase. Landlord reserves the right from time to time to add or remove buildings, areas and improvements to or from a Phase or the Project, or to add or remove a Phase to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project or a Phase, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant’s Share.

PROJECT OPERATING EXPENSES: Those Operating Expenses described in Section 4.01.

REAL PROPERTY: The Property excluding any personal property.

REFERENCE RATE: One (1) percentage point (100 basis points) above the rate then most recently announced by Bank of America N.T. & S.A. at its San Francisco main office as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law for the applicable situation.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and the beginning of each subsequent Adjustment Year or with Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses, including Project

Operating Expenses , Building Operating Expenses and Phase Operating Expenses, and Tenant’s Share of each, for the applicable Adjustment Year. The Rent Adjustment Deposit applicable for the calendar year in which the Commencement Date occurs shall be the amount, if any, specified in Section 1.01(9). Landlord shall have the right from time to time during any Adjustment Year to provide a new or revised estimate of Operating Expenses and/or Taxes and to notify Tenant in writing thereof, of corresponding adjustments in Tenant’s Rent Adjustment Deposit payable over the remainder of such year, and the amount or revised amount due allocable to months preceding such change. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(11).

RENTABLE AREA OF THE PHASE: The amount of square footage set forth in Section 1.01(12).

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(10).

RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01(13), which represents the sum of the rentable area of all space intended for occupancy in the Project.

SECURITY: The cash, if any, specified in Section 1.01 as Security paid and/or delivered to Landlord as security for Tenant’s performance of its obligations under this Lease, as more particularly provided in Article Five.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done and which shall not materially interfere with Tenant’s regular business operations in the Premises. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete “punchlist” or similar minor corrective work.

TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith),which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any: (a) federal or state inheritance, general income, gift or estate taxes; (b) increase resulting from the improvement of any of the Project for the sole use of another occupant to the extent separately identified on the tax assessment or bill; and (c) fees, costs and expenses paid by Landlord in seeking or obtaining any refund or reduction of Taxes to the extent such Taxes are solely attributable to and such refund or reduction solely benefits a period of time prior to the Commencement Date.

TENANT ADDITIONS: Collectively, Landlord Work, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work, but excluding Landlord Work).

TENANT DELAY: Any event or occurrence which delays the Substantial Completion of the Landlord Work which is caused by or is described as follows:

(i)

special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Rider 2);

(ii)	Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(iii)	failure to approve and pay for such work, if any, as Landlord undertakes to complete at Tenant’s expense;

(iv)	the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(v)

failure to perform or comply with any obligation or condition binding upon Tenant pursuant to Rider 2, including the failure to approve and pay for such Landlord Work or other items if and to the extent Rider 2 provides they are to be approved or paid by Tenant.

TENANT PARTIES: This term shall have the meaning set forth in Section 7.02.

TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant’s initial occupancy pursuant to Rider 2 and the Workletter.

TENANT’S BUILDING SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT’S PHASE: The Phase in which the Premises is located, as indicated in Section 1.01(1).

TENANT’S PHASE SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT’S PROJECT SHARE: The share as specified in Section 1.01(16) and Section 4.01.

TENANT’S SHARE: Shall mean collectively, Tenant’s respective shares of the respective categories of Operating Expenses, as provided in Section 1.01(16) and Section 4.01. If this Lease is of Premises in more than one building of the Project, then Tenant’s Building Share shall be calculated and specified separately for each such building.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The agreement regarding the condition of the Premises and Building, and completion of Tenant Work and Landlord Work, if any, set forth in Rider 2 and/or Exhibit B hereto.

ARTICLE TWO

PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING

2.01    LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Monthly Base Rent and Rent Adjustments) as of the date of such possession.

2.02    TERM (See Rider 2)

2.03    FAILURE TO GIVE POSSESSION (See Rider 2)

2.04    AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building, the Rentable Area of the Phase and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease, except as otherwise provided herein.

2.05    CONDITION OF PREMISES (See Rider 2 and Workletter)

2.06    COMMON AREAS & PARKING

(a)    Right to Use Common Areas. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building’s electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.

(b)    Changes in Common Areas. Landlord reserves the right, at any time and from time to time to (i) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (ii) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (iii) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (iv) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at the Project remains available and the foregoing does not materially and adversely: (i) detract from the appearance of the Project (other than a normal construction site in progress as any such construction proceeds,) (ii) interfere with Tenant’s use of the Premises, or (iii) increase Tenant’s obligations under this Lease.

(c)    Parking. During the Term, Tenant shall have the right, at no additional cost, to use the number of Parking Spaces specified in Section 1.01(18) for parking on an unassigned basis on that portion of the Project designated by Landlord from time to time for parking. Tenant acknowledges and agrees that the parking spaces in the Project’s parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant shall not park any vehicles at the Project overnight. Tenant shall comply with any and all parking rules and regulations if and as from time to time established by Landlord. Tenant shall not allow any vehicles using Tenant’s parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

ARTICLE THREE

RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord simultaneously with Tenant’s execution and delivery of this Lease to Landlord. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

ARTICLE FOUR

OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS

4.01    TENANT’S SHARE OF OPERATING EXPENSES

Tenant shall pay Tenant’s Share of Operating Expenses in the respective shares of the respective categories of Operating Expenses as set forth below.

(a)    Tenant’s Project Share of Project Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises for the building(s) in which the Premises is located by the rentable square footage of the Project and as of the date hereof equals the percentage set forth in Section 1.01(16);

(b)    Tenant’s Building Share of Building Operating Expenses, which is the percentage obtained by dividing the rentable square footage of the Premises respectively for each building in which the Premises is located by the total rentable square footage of such building and as of the date hereof equals the percentage set forth in Section 1.01(16);

(c)    Tenant’s Phase Share of Phase Operating Expenses, which is the percentage obtained by dividing the aggregate rentable square footage of the Premises located in Tenant’s Phase by the total rentable square footage of Tenant’s Phase and as of the date hereof equals the percentage set forth in Section 1.01(16);

(d)    Project Operating Expenses shall mean all Operating Expenses that are not included as Phase Operating Expenses (defined below) and that are not either Building Operating Expenses or operating expenses directly and separately identifiable to the operation, maintenance or repair of any other building located in the Project, but Project Operating Expenses includes operating expenses allocable to any areas of the Building or any other building during such time as such areas are made available by Landlord for the general common use or benefit of all tenants of the Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time;

(e)    Building Operating Expenses shall mean Operating Expenses that are directly and separately identifiable to each building in which the Premises or part thereof is located;

(f)    Phase Operating Expenses shall mean Operating Expenses that Landlord may allocate to a Phase as directly and separately identifiable to all buildings located in the Phase (including but not limited to the Building) and may include Project Operating Expenses that are separately identifiable to a Phase;

(g)    Landlord shall have the right to reasonably allocate a particular item or portion of Operating Expenses as any one of Project Operating Expenses, Building Operating Expenses or Phase Operating Expenses; however, in no event shall any portion of Building Operating Expenses, Project Operating Expenses or Phase Operating Expenses be assessed or counted against Tenant more than once; and.

(h)    Notwithstanding anything to the contrary contained in this Section 4.01, as to each specific category of Operating Expense which one or more tenants of the Building either pays directly to third parties or specifically reimburses to Landlord (for example, separately contracted janitorial services or property taxes directly reimbursed to Landlord), then, on a category by category basis, the amount of Operating Expenses for the affected period shall be adjusted as follows: (1) all such tenant payments with respect to such category of expense and all of Landlord’s costs reimbursed thereby shall be excluded from Operating Expenses and Tenant’s Building Share, Tenant’s Phase Share or Tenant’s Project Share, as the case may be, for such category of Operating Expense shall be adjusted by excluding the square footage of all such tenants, and (2) if Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.

4.02    RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

(a)    The Rent Adjustment Deposit shall be paid monthly during the Term with the payment of Monthly Base Rent, except the first installment which shall be paid by Tenant to Landlord concurrently with execution of this Lease. The Rent Adjustment Deposit represents, on a monthly basis, Tenant’s Share of Landlord’s estimate of Operating Expenses, as described in Section 4.01, for the applicable Adjustment Year (or portion thereof); and

(b)    Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.03.

4.03    STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the end of each calendar year or as soon thereafter as reasonably possible, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(a)    Operating Expenses for the last Adjustment Year showing in reasonable detail the actual Operating Expenses categorized among Project Operating Expenses, Building Operating Expenses and Phase Operating Expenses for such period and Tenant’s Share of each as described in Section 4.01 above;

(b)    The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

(c)    Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.03. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant’s obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments for the period prior to the expiration of the Term survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.04    BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of forty-five (45) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within sixty (60) days of Tenant’s receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord’s Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception.

4.05    TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant’s personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Landlord Work, Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes as part of Operating Expenses.

ARTICLE FIVE

SECURITY

(a)    Simultaneously with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall pay Landlord in immediately available funds the cash amount of the Security specified in Section 1.01 as security (“Security”) for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If Tenant fails timely to perform any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease (beyond applicable grace, notice and cure periods for any non-monetary default, including, but not limited to, the payment of Rent or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear), then Landlord may use, apply, or retain the whole or any part of the Security to the extent reasonably necessary for the payment of any Rent not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant’s failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant’s failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other reentry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages, that Landlord would be entitled to recover if Landlord were to pursue recovery under Section 11.02(b) or (c) of this Lease or California Civil Code Section 1951.2 or 1951.4 (and any

supplements, amendments, replacements and substitutions thereof and therefor from time to time). If Landlord so uses, applies or retains all or part of the Security, Tenant shall within five (5) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained. If Tenant has fully and faithfully performed and observed all of Tenant’s obligations under the terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than thirty (30) days after the latest of: (i) the Termination Date; (ii) the removal of Tenant from the Premises; or (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease, including without limitation the removal of any Tenant Alterations containing Hazardous Materials. Before returning the Security, Landlord may in good faith estimate and deduct from the Security any remaining Rent Adjustments owed pursuant to this Lease. Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

(b)    The Security shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary duties or other duties (except as set forth in this Section) concerning the Security. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or encumber or attempt to assign or encumber the Security or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code, and any and all rights of Tenant under all provisions of Law, now or hereafter enacted, regarding security deposits.

(c)    If Tenant fails timely to deliver, replace or replenish the Security as required under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.

ARTICLE SIX

UTILITIES & SERVICES

6.01    LANDLORD’S GENERAL SERVICES

Landlord shall provide maintenance and services as provided in Article Eight.

6.02    TENANT TO OBTAIN & PAY DIRECTLY

(a)    Tenant shall be responsible for and shall pay promptly all charges for gas, electricity, sewer, heat, light, power, telephone, refuse pickup (to be performed on a regularly scheduled basis so that accumulated refuse does not exceed the capacity of Tenant’s refuse bins), janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services. Tenant shall have the right to use at all times all heating, ventilation and air conditioning systems serving the Premises.

(b)    Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written consent of Landlord, as more particularly provided in Article Nine, Tenant shall not: (i) make any alterations or additions to the electric or gas equipment or systems or other Building systems. Tenant’s use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

6.03    TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire outside the Premises shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion , and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s cabling from the Premises in a route designated by Landlord to any telephone cabinet or panel provided for Tenant’s connection to the telephone cable serving the Building, so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. As to any such connections or work outside the Premises requiring Landlord’s approval, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone cables and communication wiring installed by Tenant for and during Tenant’s occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building.

6.04    FAILURE OR INTERRUPTION OF UTILITY OR SERVICE

To the extent that any equipment or machinery furnished or maintained by Landlord outside the Premises is used in the delivery of utilities directly obtained by Tenant pursuant to Section 6.02 and breaks down or ceases to function properly, Landlord shall use reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider outside Landlord’s control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute “reasonable diligence” by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Property: (a) Landlord shall not be liable for, a d Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise.

6.05    CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Property, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Property and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate from any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.06    SIGNAGE

Except as expressly provided in Rider 2, Tenant shall not install any signage within the Project the Building or the Premises without obtaining the prior written approval of Landlord, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Any such signage shall comply with Landlord’s current Project signage criteria and all Laws.

ARTICLE SEVEN

POSSESSION, USE AND CONDITION OF PREMISES

7.01    POSSESSION AND USE OF PREMISES

(a)    Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(17) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may invalidate, any policy of insurance carried on the Building or Project or covering its operations or which may increase the cost of any such insurance or insurance carried by any other occupant of the Project unless such increase is paid by Tenant; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner’s association affecting the Project; (5) is improper, immoral, or objectionable; (6) would obstruct or interfere with the rights of other tenants or occupants of the Building or the Project, or injure or annoy them, or would tend to create or continue a nuisance; or (7) would constitute any waste in or upon the Premises or Project. Without limiting the generality of the foregoing, Tenant shall not bring upon the Premises or any portion of the Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

(b)    Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depend\ng on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (i) Landlord shall be responsible for

ADA Title Ill compliance in the Common Areas (including ingress and egress to and from the Common Areas), except as provided below, (ii) Tenant shall be responsible for ADA Title Ill compliance in the Premises to the extent required by Law given the type of Tenant’s use, including any leasehold improvements existing as of the execution date of this Lease and any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (iii) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title Ill “path of travel” requirements triggered by Tenant Alterations or Tenant Work in the Premises, and (iv) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title Ill compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. To the extent Tenant shall occupy the entire Building or an entire floor in the Building, all ADA Title Ill requirements relating to the restrooms, elevator lobbies and corridors on such floor shall be the responsibility of Tenant. In such event, all matters related to “life safety” on such floor shall also be the responsibility of Tenant. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees. Notwithstanding any provision of the foregoing to the contrary, Landlord shall perform and be responsible for any ADA Title Ill compliance outside the Building (the cost of which shall be included in Operating Expenses, unless expressly excluded from the definition of Operating Expenses) , but Landlord shall not be obligated to pay for any compliance outside the Building to the extent that Tenant is responsible for such compliance pursuant to item (iv) above.

(c)    Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant’s business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

(d)    Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building; provided, however, Tenant shall not be required to comply with the same to the extent not required by Law if the same would interfere with Tenant’s use of the Premises or increase Tenant’s costs hereunder.

7.02    HAZARDOUS MATERIAL

(a)    Tenant shall not use, generate, manufacture, produce, store, handle, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material or allow any “Tenant Parties” (defined below) to do so, except as expressly permitted below, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Upon demand, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in evaluating any such request. For purposes of this Lease, “Tenant Parties” shall mean all occupants or users of the Premises permitted or suffered by Tenant, or the employees, servants, agents, contractors, customers or invitees of Tenant or of any such occupants or users. Provided that the Premises are used only for the uses specified in Section 1.01 and Section 7.01 above, the foregoing prohibition shall not prohibit Tenant from using and storing in, and transporting to and from, the Premises, the types and amounts of Hazardous Material as specified on Exhibit D hereto and by this reference incorporated herein (“Permitted Hazardous Material”) and insignificant amounts of Hazardous Material typically used in general business office applications (to the extent the Premises is used for general offices) so long as (i) such substances are used in accordance with the manufacturers’ instructions therefor and all applicable Laws, (ii) such substances are not used or disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and (iii) all Hazardous Material is removed from the Building and the Project by Tenant no later than the Termination Date. Tenant shall, within fifteen (15) days after demand therefor, deliver to Landlord a written list identifying any Hazardous Material then maintained by Tenant in the Building, the use 9f each such Hazardous Material so maintained by Tenant together with written certification by Tenant stating, in substance, that neither Tenant nor any Tenant Parties has released or discharged any Hazardous Material in or about the Building or the Project.

(b)    In the event that Tenant desires to add additional quantities or types of Hazardous Material to the list of Permitted Hazardous Material specified in Exhibit D hereto, Tenant shall give Landlord notice of the type of proposed Hazardous Material, quantity thereof, and information appropriate for review by Landlord and its consultant as to the nature, characteristics and risks of such Hazardous Material and how Tenant proposes to store and use it. Any proposed change in the quantities or types of Permitted Hazardous Material shall be subject to the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Within ten (10) business days after receipt of a duly submitted request by Tenant, Landlord shall give Tenant written notice of Landlord’s approval, disapproval or request for additional information for Landlord to evaluate Tenant’s request, in Landlord’s sole discretion. Failure to notify Tenant in writing within said period shall be deemed disapproval by Landlord. Upon demand, Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in evaluating any such request. Provided however, so long as (1) Tenant maintains a net worth (excluding any value attributable to goodwill or going concern value) of at least Five Million and 00/100 Dollars ($5,000,000.00); and (2) the additional quantity of Permitted Hazardous Material which Tenant requests consent to use is consistent with the quantity of the subject item of Permitted Hazardous Material originally specified on Exhibit D; and (3) the additional type of Hazardous Material which Tenant requests consent to use does not have a higher or increased level of toxicity or NFPA (National Fire Protection Association) hazardous material classification than that applicable to the most similar item of Permitted Hazardous Material originally specified on Exhibit D and the quantity of such additional item is consistent with that of the most similar item of Permitted Hazardous Material originally specified on Exhibit D; and (4) in each case of a request for an additional quantity or type to be included as Permitted Hazardous Material (and in the aggregate for all such changes together with the previously approved Permitted Hazardous Material which Tenant still has the right to use) the risk (including risk of injury, death, property damage, release in violation of Environmental Laws or this Lease, and costs of remediation to respond to such release) is consistent with the risk posed by the quantities and types of Permitted Hazardous Material originally specified on Exhibit D; then, provided all the foregoing conditions precedent are satisfied, Landlord shall not unreasonably withhold consent to Tenant’s use of such additional quantity or additional type of Hazardous Material.

(c)    Tenant shall, within fifteen (15) days after demand therefor, deliver to Landlord a copy of: (x) all permits, licenses and other governmental and regulatory approvals with respect to the use, generation, manufacture, production, storage, handling, release, discharge, removal and disposal by Tenant or any of the Tenant Parties of Hazardous Material at the Project; and (y) each Hazardous Material management plan or similar document (“Plan(s)”) with respect to use, generation, manufacture, production, storage, handling, release, discharge, removal or disposal of Hazardous Material by Tenant or any of the Tenant Parties necessary to comply with Environmental Laws or other Laws prepared by or on behalf of Tenant or any of the Tenant Parties (whether or not required to be submitted to a governmental agency). Tenant shall comply with all Environmental Laws concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any Tenant Parties. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. ln such event, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Further, Landlord may conduct, at Landlord’s expense, such tests and studies as Landlord deems desirable relating to compliance by Tenant or any of the Tenant Parties with this Lease, Environmental Laws, other Laws, or relating to the alleged presence of Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any of the Tenant Parties. In the event such tests and studies done at Landlord’s expense reasonably indicate that Tenant or Tenant Parties have violated Environmental Laws or this Lease, or caused a release of Hazardous Material in violation of Environmental Laws or this Lease, then Tenant shall reimburse Landlord the cost of such tests and studies. Further, Tenant shall reimburse Landlord the cost of Landlord’s review of reports prepared by or on behalf of Tenant, and of inspection, tests and studies by or on behalf of Landlord, to ascertain whether or not Tenant has complied with the requirements of Environmental Law and this Lease with respect to Hazardous Material applicable upon the expiration or earlier termination of this Lease if such reports indicate that Tenant or Tenant Parties have violated Environmental Laws or this Lease.

(d)    To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the lndemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising out of any and all of (i) the introduction, use, discharge or release of any Hazardous Material in violation of Environmental Laws or this Lease into, in or about the Project by Tenant or any Tenant Parties, including any injury to or death of persons or damage to or destruction of property resulting therefrom, and (ii) any failure of Tenant or any Tenant Parties to observe the covenants of this Section 7.02. In case of any action or proceeding brought against the lndemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably acceptable to Landlord. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not be unreasonably withheld. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or any Tenant Parties, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are unusable as a result thereof; in such case, Landlord and Tenant shall have the obligations and right respecting such casualty damage provided under such Article.

(e)    The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Material is personal to Bolt Biotherapeutics, Inc., a Delaware corporation, and may not be assigned or otherwise transferred by Bolt Biotherapeutics Inc., a Delaware corporation, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion except to a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Section 10.01(e) of this Lease or is a subtenant of the Premises, and in either case is a life sciences company that can demonstrate to Landlord’s reasonable satisfaction that it is knowledgeable about the Permitted Hazardous Material. Any consent by Landlord pursuant to Article Ten to an assignment, transfer subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage at, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage at, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord’s right to refuse such consent as to any subsequent assignee or transferee.

(f)    Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant’s Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

(g)    Upon any violation beyond applicable notice and cure periods of any of the foregoing covenants, in addition to all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Article Eleven of this Lease, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease by giving written notice to Tenant of such termination, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 7.02.

7.03    LANDLORD ACCESS TO PREMISES; APPROVALS

(a)    Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b)    Advance notice shall not be required for entry to perform routine janitorial and cleaning services or for entry in the event of an emergency or urgent situation, as reasonably determined by Landlord, but any other entry or work by Landlord shall be upon at least one (1) business day prior written notice to Tenant, which written notice may include notices e-mailed to Tenant’s on-site manager at the Premises, and shall comply with Tenant’s reasonable security measures. If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists) as set forth in this Paragraph, may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c)    Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.03 (c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)    Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.

(e)    The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.04    QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease within applicable notice and cure periods, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.

ARTICLE EIGHT

MAINTENANCE

8.01    LANDLORD’S MAINTENANCE

Subject to Article Fourteen and Section 8.02, Landlord shall:

(a)    maintain in good clean and safe condition: (i) the structural portions of the Building, including the foundation, and underslab; (ii) the roof, exterior walls and exterior doors; (iii) all electrical water, sewer and plumbing systems serving the Building, but only from the local utility’s systems to the point of entry into the Premises or to the meter or other point after which such system serves exclusively the Premises, whichever is lesser, and (iv) Landlord ‘s fire sprinkler and life-safety systems, if any;

(b)    provide a program of regularly scheduled preventive maintenance, to keep the Building’s standard heating, ventilation and air conditioning (“HVAC”) equipment in reasonably good order and condition. Notwithstanding the foregoing, Landlord shall have no responsibility to repair any heating, ventilation and air conditioning equipment exclusively serving the Premises, and all such maintenance and repairs shall be performed by Tenant pursuant to the terms of Section 8.02;

(c)    maintain the landscaping, parking facilities and other Common Areas of the Project, and

(d)    wash the outside of exterior windows at intervals determined by Landlord.

Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8.02    TENANT’S MAINTENANGE

Subject to the provisions of Article Fourteen, Tenant shall, at Tenant’s sole cost and expense, make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Section 8.01, including repairs to the interior walls, ceilings and windows of the Premises, the interior doors, Tenant’s signage, Tenant’s life-safety monitoring and detection systems exclusively serving the Premises (and any such systems shall be separate and distinct from Landlord’s systems), and the electrical, sewer, plumbing and heating, ventilation and air conditioning systems exclusively serving the Premises, and shall maintain the Premises, the fixtures and utilities systems in a good, clean and safe condition. Further, Tenant shaII, at Tenant’s sole cost and expense, keep clean and repair any damage caused by Tenant’s use of the garbage/refuse enclosures located outside the Premises. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises. Tenant shall also, at Tenant’s expense, keep any non-standard heating, ventilating and air conditioning equipment and other non-standard equipment in the Building in good condition and repair, using contractors approved in advance, in writing, by Landlord. Notwithstanding Section 8.01 above, but subject to the waivers set forth in Section 16.04, Tenant will pay for any repairs to the Building or the Project which are caused by any negligence or carelessness, or by any willful and wrongful act, of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition. Notwithstanding the foregoing, Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the gross negligence or the willful and wrongful acts of Landlord or its employees, agents or contractors, or (ii) for which Landlord has a right of reimbursement from others. To the extent that capital expenditures must be made to properly repair, maintain, or replace any portion of the Premises for which Tenant is responsible hereunder, Landlord shall cause such work to be completed and such capital expenditure shall be amortized over the useful life of the capital item as reasonably determined by Landlord, together with interest thereon at the Reference Rate, and Tenant shall pay the amortized portions of the cost thereof allocable over the Term.

ARTICLE NINE

ALTERATIONS AND IMPROVEMENTS

9.01    TENANT ALTERATIONS

(a)    The following provisions shall apply to the completion of any Tenant Alterations:

(1)    Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord seven (7) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its reasonable discretion, approve the engineers and contractors to perform all work relating to the Building’s systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication systems) and any separate monitoring and detection fire and life safety system exclusively serving the Premises and installed by Tenant. Further, Landlord may, in its sole discretion, designate the engineers and contractors to perform all work related to the structural portions of the Building (including the foundation and underslab) and Landlord’s fire sprinkler and life safety systems in the Building. The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant’s ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.

(2)    Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations, Tenant shall pay Landlord a construction fee at Landlord’s then standard rate (not to exceed three percent (3%) of the cost of the Tenant Alterations) and all elevator and hoisting charges at Landlord’s then standard rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)    Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)    All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request. Notwithstanding anything to the contrary in this Lease or the Workletter, all trade fixtures and personal property installed in the Premises at Tenant’s expense (“Tenant’s Property”) shall at all times remain Tenant’s property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Landlord and Tenant agree that the following shall be deemed to be Tenant’s Property: portable lab benches which are not attached to the Premises (except for an electrical power plug), security system controls, ovens, audio-visual equipment, server racks, autoclaves, glass washes, ice makers, freezers, refrigerators, liquid nitrogen storage containers, biosafety cabinets, fume hoods and other laboratory equipment. At any time Tenant may remove Tenant’s Property from the Premises, provided Tenant repairs all damage caused by such removal and complies with other applicable provisions of the Lease.

9.02    LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the lndemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

10.01    ASSIGNMENT AND SUBLETTING

(a)    Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least forty-five (45) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws; provided, however, that this restriction shall not apply to space sharing agreements. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within thirty (30) days after receipt of Tenant’s Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project except in the event that the sublease or assignment is to a Permitted Transferee (as defined below). Tenant shall submit for Landlord’s approval (which approval shall not be unreasonably withheld) any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.

(b)    With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may reasonably deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)    the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

(ii)    in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or

(iii)    any proposed assignee’s or subtenant’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;

(iv)    the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical care practice; or

(v)    the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within seventy-five (75) days prior to the date of Tenant’s request except in the event that an assignment or sublease to a Permitted Transferee (as defined below) in accordance with the provisions of Section 10.01(e); or

(vi)    the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(c)    Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence the terms of Landlord’s consent to the sublease or assignment, including agreement to the effect set forth in Section 10.01(e) and Section 10.05 below. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

(d)    For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock or membership interests of Tenant occurring by operation of Law or otherwise, and includes any merger, acquisition, consolidation or reorganization, except as otherwise provided in this Subsection below. Notwithstanding any provision of this Section to the contrary, an assignment for purposes of this Article does not include any transfer of control of the stock or membership interests of Tenant through (i) any public offering of shares of stock in Tenant in accordance with applicable State and Federal law, rules, regulations and orders if thereafter the stock shall be listed and publicly traded through the New York Stock Exchange or the NASDAQ national market; or (ii) public sale of such stock effected through such Exchange or the NASDAQ national market. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.

(e)    For purposes of this Lease, a “Permitted Transferee” shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity (the “Successor”) resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is otherwise a deemed assignee due to a change of control under section 10.01(d) above; or (iv) purchases substantially all the assets of Tenant as a going concern (the “Purchaser’’). Notwithstanding anything to the contrary in Sections 10.01(a) and (b), 10.02 and 10.03, provided there is no uncured Default under this Lease, Tenant shall have the right without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee provided that: (1) Landlord receives ten (10) business days prior written notice of an assignment or sublease (including a proposed transaction described in subparts (i), (ii), (iii) or (iv) of this Section 10.01(e)); (2) with respect to an assignment of the Lease or a sublease of more than half the premises to an entity described in subparts (ii) or (iv) of this Section 10.01(e), the Permitted Transferee’s net worth is not less than Tenant’s net worth immediately prior to such assignment or subletting; (3) with respect to an assignment of the Lease or a sublease of more than half the Premises to an entity described in subparts (i) or (iii) of this Section 10.01(e), Tenant (as the assignor or sublandlord continues in existence with a net worth not less than Tenant’s net worth immediately prior to such assignment or subletting; (4) the Permitted Transferee expressly assumes (except a Permitted Transferee which is a deemed assignee under subpart (iii) of this Section 10.01(e) or which is a sublessee in the event of a sublease under this Section 10.01(e)) in writing satisfactory to Landlord all of the obligations of Tenant under this Lease and delivers such assumption to Landlord no later than fifteen (15) days prior to the effective date of the assignment; (5) Landlord receives no later than ten (10) business days after the effective date a fully executed copy of the applicable assignment or sublease agreement between Tenant and the Permitted Transferee; and (6) promptly after Landlord’s written request, Tenant and the Permitted Transferee provide such reasonable documents and information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee. All determinations of net worth for purposes of this Subsection shall exclude any value attributable to goodwill or going concern value. With respect to any proposed assignment under subparts (ii) or (iv) of this Section 10.01(e)), Tenant shall pay Landlord, no later than twenty (20) days prior to the effective date of such proposed assignment, a processing fee of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00), which shall be Landlord’s earned fee whether or not the proposed assignment is completed by Tenant.

(f)    With respect to any sublease to a Permitted Transferee pursuant to Subsection (e) above, Tenant hereby irrevocably assigns to Landlord, effective upon any such sublease, all rent and other payments due from subtenant under the sublease, provided however, that Tenant shall have a license to collect such rent and other payments except during the existence of a default by Tenant under any of the provisions of the Lease, and notice to Tenant of such default shall not be a prerequisite to Landlord’s right to collect subrent. At any time at Landlord’s option, Landlord shall have the right to give notice to the subtenant of such assignment. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreement under the Lease. No such payment of rent or any other payment by the subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect. For purposes of this Subsection, any use or occupancy by a Permitted Transferee (unless it is an assignee) without a formal sublease shall for the purposes of this Subsection be deemed to be a sublease at the same rental rate as provided in the Lease.

10.02    RECAPTURE

Except with respect to (i) an assignment or sublease to a Permitted Transferee in accordance with the provisions of Section 10.01(e), (ii) a sublease of, in the aggregate with all other subleases in effect at that time, less than twenty-five percent (25%) of all of the Rentable Area of the Premises (so long as the Rentable Area of the Premises has not been expanded beyond 9,400 square feet) or (iii) any sublease for less than half of the remainder of the Term, Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly.

10.03    EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, seventy-five percent (75%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month (excluding any cash or stock received by Tenant from a Permitted Transferee in connection with a transaction described in Section 10.01(e))) exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned, provided that to the extent payment due from the subtenant or assignee is not received and Tenant has made diligent efforts to collect, Tenant shall be obligated to pay only the amount received; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04    TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease , including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of and of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may content to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease (except as set forth above with respect to a Permitted Transfer, not to exceed Three Thousand Five Hundred Dollars [$3,500.00] per request, provided that Tenant and as applicable, the assignee, sublessee and transferee execute, without negotiation, Landlord’s standard documentation for consent to assignment, sublease or transfer). In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion, except as otherwise expressly provided in Rider 2.

10.05    ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnish it to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord a written agreement reasonably satisfactory to Landlord to the effect that (a) the subtenant will attorn to Landlord and will pay all subrent directly to Landlord in the event of any termination of this Lease for any reason , including rejection or deemed rejection in any bankruptcy proceeding, and (b) that during the existence of any default by Tenant under this Lease, subtenant will pay all subrent directly to Landlord.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01    EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i)    Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) days after the date when due; provided, however, with respect to the first two such failures to pay during the Term, such failure shall not be a Default unless Tenant fails to pay within three (3) business days after written notice;

(ii)    Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within fifteen (15) days after written notice thereof to Tenant, unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period; provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot reasonably be cured within such fifteen (15) day period, then such cure period shall be extended, but not in excess of an additional thirty (30) days, so long as Tenant diligently and continuously prosecutes the cure to completion;

(iii)    the interest of Tenant in this Lease is levied upon under execution or other legal process:

(iv)    a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(iv)    Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(vi)    a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(v)    any action taken by or against Tenant to reorganize or modify Tenant’s capital structure (other than voluntary reorganizations by Tenant for a legitimate business purpose) in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(vi)    upon the dissolution of Tenant; or

(vii)    upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).

11.02    LANDLORD’S REMEDIES

(a)    A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

(b)    With respect to Default which has occurred and is continuing, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Upon the termination of Tenant’s right to possession pursuant to this Section 11.02, Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the lndemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

(1)    the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)    the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)    the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)    any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word “rent” as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)    Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to

Landlord’s option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment if in accordance with other provisions of this Lease.

(d)    In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)    Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant’s Default or otherwise;

(f)    When this Lease requires giving or service of a notice of Default or of a failure of Tenant to observe or perform any covenant, condition or provision of this Lease which will constitute a Default unless Tenant so observes or performs within any applicable cure period, and so long as the notice given or served provides Tenant the longer of any applicable cure period required by this Lease or by statute, then the giving of any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute, shall replace and suffice as any notice required under this Lease. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) pursuant to the statutory service of notice procedures shall be sufficient in lieu of, and shall satisfy, any requirements to give notice to the addresses and in the manner required by Article Twenty-four, and without limiting the foregoing, any notice of unlawful detainer required by California Code of Civil Procedure Section 1161 or any similar or successor statute with respect to termination of possession, recovery of possession, eviction, termination of the Lease or similar action or proceeding shall not be required to be given pursuant to Article Twenty-four or to the notice addresses for Tenant set forth in this Lease, but instead may be served as required by Code of Civil Procedure Section 1162 or any similar or successor statute, and for purposes of Code of Civil Procedure Section 1162 or any similar or successor statute, Tenant’s “place of residence” and “usual place of business” shall mean the address of the Premises.

(g)    The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)    No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or ,remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by either party unless such waiver is in a writing signed by the waiving party. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03    ATTORNEY’S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys’ fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04    BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)    In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)    Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cur or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)    If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)    The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)    Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit such assignment

(d)    Landlord’s acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.05    LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE TWELVE

SURRENDER OF PREMISES

12.01    IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, except for ordinary wear and tear, damage from a casualty resulting in termination of this Lease, and the presence of Hazardous Materials not released by Tenant or Tenant Parties. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.03, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Alterations which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Alterations reasonably required by Landlord to be removed (other than Tenant Work, excluding the removal of storefront glass, described in Schedule 1 to Exhibit B, which may be surrendered), including any Tenant Alterations containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of Tenant’s property, furnishings or Tenant Alterations, shall close all floor, ceiling and roof openings caused by Tenant (if any). If any of the Tenant Alterations which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights (other than Tenant Work, excluding the removal of storefront glass, described in Schedule 1 to Exhibit B, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors created by Tenant (if any). Notwithstanding any of the foregoing to the contrary, if so requested by Tenant in writing (and prominently in all capital and bold lettering which also states that such request is pursuant to Section 12.01 of the Lease) at the time Tenant requests approval of any Tenant Alterations, Landlord shall advise Tenant at the time of Landlord’s approval of such Tenant Alterations as to whether Landlord will reasonably require that such Tenant Alterations be removed by Tenant from the Premises; provided, however, regardless of the foregoing, in any event, Landlord may require removal of any Tenant Alterations containing Hazardous Material and all Tenant’s trade fixtures, and cabling and wiring installed for Tenant’s personal property or trade fixtures. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.02    LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be handled as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and in addition at Landlord’s option, if Tenant fails to remove any property left at the Premises after recovery of possession by Landlord and within ten (10) days after written notice to Tenant to remove such property, all such property shall be conclusively presumed to have been abandoned by Tenant. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Alterations required to be removed pursuant to Section 12.01 above, and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN

HOLDING OVER

Tenant shall pay Landlord the greater of (i) one hundred fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate) or, (ii) one hundred fifty percent (150%) of the fair market rental value of the Premises as reasonably determined by Landlord for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE FOURTEEN

DAMAGE BY FIRE OR OTHER CASUALTY

14.01    SUBSTANTIAL UNTENANTABILITY

(a)    If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)    In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord’s notice, which date shall be no later than sixty (60) days following the date of Landlord’s notice. Notwithstanding the provisions of Section 14.01 above or the provisions of Section 14.03, Landlord shall not terminate this Lease due to a casualty if it actually intends to restore the Premises, as evidenced by Landlord commencing restoration within four (4) months from the date the casualty damage occurred.

(c)    Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(d)    Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Alterations at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Alterations, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Alterations.

(e)    Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Alterations or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, and if Landlord elects not to proceed with repair and restoration due to insufficient insurance proceeds, this Lease shall then terminate, provided however, Landlord shall not have the right to terminate this Lease due to a casualty if Landlord actually intends to restore the Premises, as evidenced by Landlord commencing restoration within four (4) months from the date the casualty damage occurred; (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the willful and wrongful act of Tenant, its agent or employees; and (iii) in the event that the Premises is located in more than one building of the Project and any damage or destruction covered by this Article affects only one of the buildings in which the Premises is located, then the determination of the extent of damage or destruction shall be made only with respect to the building so affected, and Landlord or Tenant shall be entitled to terminate this Lease only with respect to the part of the Premises in the building so affected, and the Lease shall continue in full force and effect to the extent of the remainder, if any, of the Premises. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto.

(f)    Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02    INSUBSTANTIAL UNTENANTABILITY

Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03    RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period. The foregoing rent abatement shall not apply in the event the Premises are rendered untenantable by reason of a fire or other casualty caused in whole or in part by the willful misconduct or negligence, f Tenant or its agents, employees, contractors or invitees if such abatement would adversely affect Landlord’s or Tenant’s ability to collect under any of its insurance policies providing coverage for rental or business interruptions.

14.04    WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage r destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE FIFTEEN

EMINENT DOMAIN

15.01    TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event that the Premises is located in more than one building of the Project and any taking covered by this Article affects only one of the buildings in which the Premises is located, then the determination of the extent of the taking shall be made only with respect to the building so affected, and Landlord or Tenant shall be entitled to terminate this Lease only with respect to the part of the Premise in the building so affected, and the Lease shall continue in full force and effect to the extent of the remainder, if any, of the Premises. Further, if at least twenty-five percent (25%) of the rentable area of the Building is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, Tenant’s Phase, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate; provided, however, if the taking is for less than one hundred eighty (180) days and is for all or any part of the Premises, then this Lease shall continue in full force and effect and Tenant shall be entitled to receive the entire award attributable to the Premises and Tenant shall continue to pay Rent.

15.02    TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.

15.03    COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to the unamortized value of Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for trade fixtures which Tenant is permitted to remove upon expiration (including Tenant’s Property, as defined in Section 9.01(b)) or for personal property of Tenant, or for relocation or business interruption expenses.

ARTICLE SIXTEEN

INSURANCE

16.01    TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease to the extent commercially available. Such insurance shall be for such limits that are reasonably required by Landlord from time to time b t not less than a combined single limit of Two Million Dollars ($2,000,000.00) per occurrence and Four Million Dollars ($4,000,000.00) in the aggregate; (b) Workers’ Compensation and Employers’ Liability Insurance to the extent required by and in accordance with the laws of the State of California; (c) “All Risks” or “Special Cause of Loss Form” of property insurance in an amount adequate to cover the full replacement cost of all Tenant Alterations to the Premise equipment, installations, fixtures and contents of the Premises in the event of loss; (d) In the event a motor vehicle i to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

16.02    FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements . Each policy shall (i) name Landlord and the lndemnitees as additional insureds (if a general liability insurance policy) or name Landlord (and any Mortgagee and ground lessor upon written notice to Tenant) as the loss payee (if a property insurance policy, only as to Tenant Alterations), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or materially reduced without thirty (30) days’ prior written notice to the Landlord (or ten (10) days’ notice, if cancellation is due to non-payment of premium), and (v) each policy of “All-Risks” or “Special Cause of Loss Form” of property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy. Notwithstanding the foregoing, if Landlord is brought into a lawsuit or claim under Tenant’s required insurance coverages, Landlord reserves the right to receive a full copy of the applicable policy(ies).

16.03    LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Alterations to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04    WAIVER OF SUBROGATION

(a)    Landlord agrees that so long as the same is permitted under the laws of the State of California, it will include in its “All Risks” policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)    Tenant agrees to include so long as the same is permitted under the laws of the State of California, in its “All Risks” or “Special Cause of Loss Form” insurance policy or policies on Tenant Alterations to the Premises, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally, possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

(c)    Notwithstanding anything to the contrary in this Lease, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents, invitees, subtenants and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Alterations, to the extent the same is due to a risk covered by property insurance required to be carried by Landlord under the Lease, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Notwithstanding anything to the contrary in this Lease, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, agents, invitees and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is due to a risk covered by property insurance required to be carried by Tenant under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

(d)    Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05    NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.01    WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the lndemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property, or any part of either, or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful and wrongful act of any of the lndemnitees or a breach of Landlord’s obligations under this Lease. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, subject to Section 16.04, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect to the extent that Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02    INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the lndemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Alterations or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the lndemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably acceptable to Landlord. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not unreasonably be withheld. The foregoing indemnity shall not operate to indemnify an lndemnitee to the extent such liability is caused by the gross negligence, willful and wrongful act of any lndemnitee or a breach of Landlord’s obligations under this Lease. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers.

17.03    WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by law, Tenant hereby waives and releases the lndemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the lndemnitees.

ARTICLE EIGHTEEN

RULES AND REGULATIONS

18.01    RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including the following: (a) Tenant shall comply with all of the requirements of Landlord’s emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment on the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord’s good faith determination, to appear unsightly from the exterior (provided that any modifications or additions to Landlord’s rules or emergency response plan in effect as Date of the Lease shall not materially and adversely affect Tenant’s use of the Premises). Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease; provided, however, Landlord shall use reasonable efforts to enforce the rules and regulations consistently and uniformly with respect to other tenants as applicable to such other tenants under their respective leases and shall not systematically discriminate against Tenant in the enforcement of the rules and regulations (although Tenant acknowledges that there may be differences in the rules and regulations applicable to the various tenants in the Project, and that such fact shall not prevent Landlord from enforcing with respect to Tenant the rules and regulations). Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees. In the event of a conflict between the rules and this Lease, the express terms of this Lease shall prevail.

18.02    ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE NINETEEN

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant (provided that Landlord shall reimburse Tenant’s reasonable and actual out of pocket costs directly caused thereby, unless Landlord is being required to make such change by a governmental entity, but in no event more than Five Thousand Dollars [$5,000.00]); (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon at least one (1) business day prior notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last nine (9) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s use of or access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such reasonable regulations as Landlord prescribes for security purposes.

ARTICLE TWENTY

ESTOPPEL CERTIFICATE

20.01    IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that, to the best of Tenant’s knowledge, Landlord is not in defauIt under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that, to the best of Tenant’s knowledge, Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that, to the best of Tenant’s knowledge, the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02    ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate and such failure continues for three (3) business days after written notice of such failure, then such failure shall be a Default for which there shall be no additional cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE

INTENTIONALLY OMITTED

ARTICLE TWENTY-TWO

REAL ESTATE BROKERS

Tenant represents that in connection with this Lease it is represented by Tenant’s Broker identified in Section 1.01 and, except for Tenant’s Broker and Landlord’s Broker identified in Section 1.01, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease. Tenant hereby indemnifies and agrees to protect, defend and hold Landlord and Landlord’s Broker harmless from and against all claims, losses, damages, liability, costs and expenses (including, without limitation, attorneys’ fees and expenses) by virtue of any broker, agent or other person claiming a commission or other form of compensation by virtue of alleged representation of, or dealings or discussions with, Tenant with respect to the subject matter of this Lease, except for Landlord’s Broker and except for a commission payable to Tenant’s Broker to the extent provided for in a separate written agreement between Tenant’s Broker and Landlord’s Broker. Tenant is not obligated to pay or fund any amount to Landlord’s Broker, and Landlord hereby agrees to pay such commission, if any, to which Landlord’s Broker is entitled in connection with the subject matter of this Lease pursuant to Landlord’s separate written agreement with Landlord’s Broker. Such commission shall include an amount to be shared by Landlord’s Broker with Tenant’s Broker to the extent that Tenant’s Broker and Landlord’s Broker have entered into a separate agreement between themselves to share the commission paid to Landlord’s Broker by Landlord. The provisions of this Section shall survive the expiration or earlier termination of the Lease.

ARTICLE TWENTY-THREE

MORTGAGEE PROTECTION

23.01    SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, provided the applicable ground lessor tenders a commercially reasonable non-disturbance agreement to Tenant, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter, provided the Mortgagee tenders a commercially reasonable non-disturbance agreement to Tenant, encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant’s attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant’s failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.

23.02    MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered except pursuant to the express terms of this Lease, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

(a)    All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b)    All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

(c)    Notices, demands or requests sent by mail or overnight courier service as described above shall be effectively given upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d)    By giving to the other party at least twenty (20) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change its respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE

EXERCISE FACILITY

Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of the employees of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant’s employees, and all users must sign a release; (iii) the facility is unsupervised; and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord immediately. Landlord may discontinue providing such facility at Landlord’s sole option at any time without incurring any liability. As a condition to the use of the exercise facility, Tenant and each of Tenant’s employees that uses the exercise facility shall first sign a written release in form and substance acceptable to Landlord. Landlord may change the rules and/or hours of the exercise facility at any time, and Landlord reserves the right to deny access to the exercise facility to anyone due to misuse of the facility or noncompliance with rules and regulations of the facility. To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the lndemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from use of the exercise facility in the Project by Tenant, Tenant’s employees or invitees. The foregoing indemnity shall not operate to relieve an lndemnitee of liability or indemnify an lndemnitee to the extent such liability is caused by the gross negligence or willful and wrongful act of such lndemnitee. In case of any action or proceeding brought against the lndemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably acceptable to Landlord. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not unreasonably be withheld.

ARTICLE TWENTY-SIX

OFAC

Landlord advises Tenant hereby that the purpose of this Article is to provide to the Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

If, in connection with this Lease, there is one or more Guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such Guarantor is a Regulated Entity or (ii) neither Guarantor nor any person or entity that directly or indirectly (a) controls such Guarantor or (b) has an ownership interest in such Guarantor of twenty-five percent (25%) or more, appears on the OFAC List.

Tenant covenants that during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Article. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s Broker in connection with the execution of this Lease is true and complete.

ARTICLE TWENTY-SEVEN

MISCELLANEOUS

27.01    LATE CHARGES

(a)    The Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits shall be due when and as specifically provided above. Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within twenty-one (21) days after Landlord’s demand therefor. All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

(b)    In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments. Notwithstanding the foregoing, Tenant shall be entitled to notice and a five (5) day cure period before any particular late charge accrues the first two (2) times during the initial Lease Term that Tenant fails to pay any installment or other payment of Rent when due.

(c)    Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay Rent when due, including the right to terminate this Lease.

27.02    NO JURY TRIAL; VENUE; JURISDICTION

To the extent permitted by Law, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

27.03    DEFAULT UNDER OTHER LEASE

It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

27.04    OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, but when executed by Tenant and delivered to Landlord, the Lease shall constitute an irrevocable offer by Tenant in effect for seven (7) business days to lease the Premises on the terms and conditions herein contained.

27.05    TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

27.06    ENTIRE AGREEMENT

This Lease, the Exhibits and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

27.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

27.08    EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord’s equity interest in the Property up to a maximum of Two Million Dollars ($2,000,000.00) plus, to the extent applicable to the specific liability to Tenant in question, applicable insurance proceeds from insurance Landlord is required to carry under the Lease (which proceeds are actually received by Landlord), and in no event against any other assets of the Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

27.09    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to

Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

27.10    LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer provided the transferee assumes Landlord’s obligations hereunder, and any remaining liability of Landlord with respect to this Lease shall be limited to Two Million Dollars ($2,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

27.11    BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

27.12    CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

27.13    TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to”. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

27.14    ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) if Tenant is also not paying Rent when due, during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

27.15    LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation), to perform such duty on behalf an at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord i performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

27.16    SECURITY SYSTEM

Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

27.17    NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

27.18    RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

27.19    SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or lndemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

27.20    EXHIBITS OR RIDERS

All exhibits, riders and/or addenda referred to in this Lease as an exhibit, addenda or rider hereto or attached hereto, are hereby incorporated into and made a part of this Lease.

27.21    DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST

Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises. the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by

Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), and (ii) keep the information contained in the Report confidential, except to the extent required by Law, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Laws or accessibility requirements (the “Access Improvements”). The responsibility and the cost of Access Improvements to the Premises and the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Law shall be allocated to the parties in accordance with Section 7.01(b).

27.22    ELECTRICAL USAGE INFORMATION

If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity usage with respect to the Premises directly from the applicable utility company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

TENANT:		LANDLORD:

BOLT BIOTHERAPEUTICS, INC.,		METROPOLITAN LIFE INSURANCE COMPANY,
A Delaware corporation		a New York corporation

By	/s/ Peter Moldt	By	/s/ Leland Low

Peter Moldt		Leland Low
Print name		Print name
Its	Chairman of Board	Its	Director
(Chairman of Board, President or Vice President)

By	/s/ Edgar Engleman

Edgar Engleman
Print name
Its	Board Secretary

(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

EXHIBIT A

PLAN OF PREMISES

FLOOR PLAN KEYNOTES

WALL LEGEND

GENERAL FLOOR PLAN NOTES

REFLECTED CEILING PLAN NOTES

DGA planning | architecture | interiors

RESEARCH LAB
TENANT IMPROVEMENT

640 GALVESTON DRIVE
REDWOOD CITY, CA 94063

FLOOR PLAN &
PARTIAL CEILING PLAN

AM-101

Exhibit A - Page 1

EXHIBIT B

WORKLETTER AGREEMENT

(Allowance)

This Workletter Agreement (“Wo letter”) is attached to and a part of a certain Lease by and between Metropolitan Life Insurance Company, a New York corporation, as Landlord, and Bolt Biotherapeutics, Inc., a Delaware corporation, as Tenant, for the Premises (the “Lease”). Terms used herein and not defined herein shall have the meaning of such terms as defined elsewhere in the Lease. For purposes of this Workletter, references to “State” and “City” shall mean the State and City in which the Building is located.

1.	AS IS Condition; Delivery

Landlord shall deliver the Premises vacant, broom clean in its current “as built” configuration with existing build-out of the tenant space, with the Premises and the Building (including the “Base Building”, as defined below) in their AS IS condition as of the Date of the Lease, and with the Landlord Work substantially complete, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent expressly provided in this Workletter. For purposes hereof, ‘the “Base Building” (sometimes also referred to as the “Base Building Work”) shall mean the improvements made and work performed during the Building’s initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces.

Notwithstanding any provision of this Workletter or the Lease to the contrary, if and to the extent that upon delivery of the Premises,

(i)	the roof of the Building is not in good working order and condition at any time within one hundred (180)1 days after the Delivery Date; and

(ii)	the heating, ventilation and air conditioning system serving the Premises is not in good working order at any time within thirty (30) days after the Delivery Date,

Tenant gives Landlord written notice specifying what is not in good operating condition, Landlord shall make necessary repairs to put such item or items in good operating condition; provided, however, that Landlord shall have no obligation under this paragraph to the extent any of the foregoing conditions are caused by or resulting from any act of Tenant or any of Tenant’s contractors, employees, agents, customers or invitees, including, without limitation, any work performed by or on behalf of Tenant.

2.	Landlord Work.

2.1    Landlord shall professionally clean the office portion of the Premises; and

2.2    Landlord shall repair all roof leaks (including those above the front offices and into the board room).

3.	Tenant’s Plans.

3.1.    Description. At its expense, Tenant shall employ to the extent applicable to the proposed Tenant Work:

(i)    one or more architects reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Architect”) to prepare architectural drawings and specifications for all layout and Premises improvements not included in, or requiring any change or addition to, the AS IS condition and Landlord Work, if any (DGA Architects, if used by Tenant as Tenant’s Architect, is consented to by Landlord); and

Exhibit B - Page 1

(ii)    one or more engineers reasonably satisfactory to Landlord and licensed by the State (“Tenant’s Engineers”) to prepare structural, mechanical and electrical working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to, the AS IS condition and Landlord Work, if any.

All such drawings and specifications are referred to herein as “Tenant’s Plans”. Tenant’s Plans shall be in form and detail sufficient to secure all applicable governmental approvals. Tenant’s Architect shall be responsible for coordination of all engineering work for Tenant’s Plans and shall coordinate with any consultants retained by Tenant in connection with the design and installation of improvements to the Premises (the use of such consultants is subject to Landlord’s consent), and Landlord’s architect or other representative to assure the consistency of Tenant’s Plans with the Base Building Work and Landlord Work (if any).

Tenant shall pay Landlord, within twenty (20) days of receipt of each invoice from Landlord, the cost incurred by Landlord for Landlord’s architects and engineers to review Tenant’s Plans for consistency of same with the Base Building Work and Landlord Work, if any; provided, however, there shall be no review cost for Tenant’s Plans with respect to the mechanical and electrical working drawings if Tenant employs Landlord’s mechanical engineer and Landlord’s electrical engineer for such services and that such costs shall not be payable by Tenant so long as the Tenant Work is consistent with the Preliminary Plans of Tenant Work (defined in Section 3.2 below). Tenant’s Plans shall also include the following to the extent applicable to the proposed Tenant Work:

(a)    Final Space Plan: The “Final Space Plan” for the Premises shall include a full and accurate description of room titles floor loads, alterations to the Base Building or Landlord Work (if any) or requiring any change or addition to the AS IS condition, and the dimensions and location of all partitions, doors, aisles, plumbing (and furniture and equipment to the extent same affect floor loading). The Final Space Plan shall (i) be compatible with the design, construction, systems and equipment of the Base Building and Landlord Work, if any; (ii) specify only materials, equipment and installations which are new and of a grade and quality no less than existing component of the Building when they were originally installed (collectively, (i) and (ii) may be referred to as “Building Standard” or “Building Standards”); (iii) comply with Laws, (iv) be capable of logical measurement and construction, and (v) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and Specifications (including, without limitation, a capacity and usage report, from engineers designated by Landlord pursuant to Section 3.1(b). below, for all mechanical and electrical systems in the Premises).

(b)    Mechanical and Electrical Working Drawings and Specifications: Tenant shall employ engineers approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical life safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control and shalt employ engineers designated by Landlord to prepare for Landlord a capacity and usage report) (“Capacity Report”) for all mechanical and electrical systems in the Premises.

(c)    Issued for Construction Documents: The “Issued for Construction Documents” shall consist of all drawings (1/8” scale) and specifications necessary to construct all Premises improvements including, without limitation, architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all applicable governmental authorities plan check corrections.

3.2.    Approval by Landlord. Tenant’s Plans and any revisions thereof shall be subject to Landlord’s approval, which approval or disapproval:

(i)    shall not be unreasonably withheld, provided however, to the extent such items are not shown on the preliminary Plans of Tenant Work (as defined below), that Landlord may disapprove Tenant’s Plans in its sole and absolute direction if they (a) adversely affect the structural integrity of the Building, including applicable floor loading capacity; (b) adversely affect any of the Building Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied); (c) fail to fully comply with

Exhibit B - Page 2

Laws, (d) adversely affect the exterior appearance of the Building; (e) provide for improvements which do not meet or exceed the Building Standards; or (f) involve any installation on the roof, or otherwise affect the roof, roof membrane or my warranties regarding either. Building Systems collectively shall mean the structural, electrical mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), and security (if any) systems in the Building.

(ii)    shall not be delayed beyond ten (10) business days with respect to initial submissions and major change orders (those which impact Building Systems or any other item listed in subpart (i) of Section 3.2 above) and beyond five (5) business days with respect to required revisions and any other change orders.

If Landlord disapproves of any of Tenant’s Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail. After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions required by Landlord, for Landlord’s approval. The approval procedure shall be repeated as necessary until Tenant’s Plans are ultimately approved. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant’s Plans. Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant’s Plans and for the compliance of Tenant’s Plans with any and all Laws. Subject to its review of more detailed plans. Landlord hereby consents to the Tenant Work as shown on Schedule 1 to this Exhibit B hereto (the “Preliminary Plans of Tenant Work”) and shall not withhold consent to Tenant’s Plans to the extent consistent therewith.

3.3.    Landlord Cooperation. Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord’s construction review procedures to expedite the planning, commencement progress and completion of Tenant Work. Landlord shall complete its review of each stage of Tenant’s Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section 3.2 above.

3.4.    City Requirements. Any changes in Tenant’s Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work shall be immediately submitted to Landlord for Landlord’ review and approval.

3.5.    “As-Built” Drawings and Specifications. A CADD-DXF electronic file and a set of black line drawings of all “as-built” drawings and specifications of Tenant’s Work in the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by Tenant’s Architect and Engineers or by Contractors (defined below) shall be delivered by Tenant at Tenant’s expense to the Landlord within thirty (30) days after completion of the Tenant Work. If Landlord has not received such drawings and electronic file(s) within thirty (30) days, Landlord may give Tenant written notice of such failure. If Tenant does not produce the drawings and diskette s) within ten (10) days after Landlord’s written notice, Landlord may, at Tenant’s sole cost which may be deducted from the Allowance, produce the drawings and diskette(s) using Landlord’s personnel, managers, and outside consultants and contractors. Landlord shall receive an hourly rate reasonable for such production.

4.	Tenant Work.

4.1.    Tenant Work Defined. All tenant improvement work required by the Issued for Construction Documents (including, without limitation, any approved changes, additions or alterations pursuant to Section 7 below) is referred to in this Workletter as Tenant Work.”

4.2.    Tenant to Construct. Tenant shall not be obligated to perform any Tenant Work. To the extent that Tenant performs Tenant Work, Tenant shall construct all Tenant Work pursuant to this Workletter, and except to the extent modified by or inconsistent with express provisions of this Workletter, pursuant with the provisions of the terms and conditions of Article Nine of the Lease, governing Tenant Alterations (except to the extent modified by this Workletter) and all such Tenant Work shall be considered “Tenant Alterations” for purposes of the Lease.

Exhibit B - Page 3

4.3.    Construction Contract. All contracts and subcontracts for Tenant Work shall include any terms and conditions reasonably required by Landlord.

4.4.    Contractor. Tenant shall select one or more contractors to perform the Tenant Work (“Contractor”) subject to Landlord’s prior written approval, which shall not unreasonably be withheld. Landlord hereby approves of Tenant’s use of Landmark, SC Builders or CP Construction as contractor.

4.5.    Division of Landlord Work and Tenant Work. Tenant Work is defined in Section 4.1 above and Landlord Work, if any, is defined in Section 2.

5.	Tenant’s Expense.

Tenant agrees to pay for all Tenant Work, including, without limitation, the costs of design thereof, whether or not all such costs are included in the “Permanent Improvement Costs” (defined below). Subject to the terms and conditions of this Workletter, Tenant shall apply the “Allowance” (defined below) to payment of the Permanent Improvement Costs. Landlord shall provide Tenant a tenant improvement allowance (“Allowance”) at the rate of Fifteen Dollars ($15.00) per square foot of Rentable Area of the Premises. The Allowance shall be used solely to reimburse Tenant for the Permanent Improvement Costs. The term “Permanent Improvement Costs” shall mean the actual and reasonable costs of construction of that Tenant Work which constitutes permanent improvements to the Premises, actual and reasonable costs of design thereof and governmental permit s therefor, costs incurred by Landlord for Landlord’s architects and engineers pursuant to Section 3.1, project management fees and Landlord’s construction administration fee (define d in Section 8.10 below). Provided, however, Permanent Improvement Costs shall exclude costs of “Tenant’s FF&E” (defined below). For purposes of this Workletter, “Tenant’s FF&E” shall mean Tenant’s furniture, furnishings, telephone systems, computer systems, equipment, any other personal property or fixtures, and installation thereof. If Tenant does not utilize one hundred percent (100%) of the Allowance for Permanent Improvement Costs no later than the date that is nine (9) months following the Delivery Date, Tenant shall have no right to the unused portion of the Allowance.

6.	Application and Disbursement of the Allowance.

6.1.    Tenant shall prepare a budget for all Tenant Work, including the Permanent Improvement Costs and all other costs of the Tenant! Work (“Budget”), which Budget shall be subject to the reasonable approval of Landlord. Such Budget shall be supported by a guaranteed maximum price construction contract and such other documentation as Landlord may require to evidence the total costs. To the extent the Budget exceeds the available Allowance (“Excess Cost”), Tenant shall be solely responsible for payment of such Excess Cost. Further, prior to any disbursement of the Allowance by Landlord, Tenant shall pay and disburse its own funds for all that portion of the Permanent Improvement Costs equal to the sum of (a) the Permanent Improvement Costs in excess of the Allowance; plus (b) the amount of “Landlord’s Retention” (defined below). ‘“‘Landlord’s Retention” shall mean an amount equal to ten percent (10%) of the Budget (not to exceed ten percent (10%) of the Allowance and excluding architects fees and costs under the contract with the Contractor so long as Tenant’s contract with Contractor has at least ten percent (10%) retention), which Landlord shall retain out of the Allowance and shall not be obligated to disburse unless and until after Tenant has completed the Tenant Work and complied with Section 6.4 below. Further, Landlord shall not be obligated to make any disbursement of the Allowance unless and until Tenant has provided Landlord with (i) bills and invoices covering all labor and material expended and used in connection with the particular portion of the Tenant Work for which Tenant has requested reimbursement, (ii) an affidavit from Tenant stating that all of such bills and invoices have either been paid in full by Tenant or are due and owing, and all such costs qualify as Permanent Improvement Costs, (iii) contractors affidavit covering all labor and materials expended and used, (iv) Tenant, contractors and architectural completion affidavits (as applicable), and (v) valid mechanics’ lien releases and waivers pertaining to any completed portion of the Tenant Work which shall be conditional or unconditional, as applicable, all as provided pursuant to Section 6.2 and 6.4 below.

Exhibit B - Page 4

6.2.    Upon Tenant’s full compliance with the provisions of Section 6, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Work or providing materials for Tel ant Work) or actions thereon, Landlord shall disburse the applicable portion of the Allowance as follows:

(a)    In the event of conditional releases, to the respective contractor, subcontractor, vendor, or other person who has provided labor and/or services in connection with the Tenant Work, upon the following terms and conditions: (i) such costs are included in the Budget, are Permanent Improvement Costs, are covered by the Allowance, and Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord, setting forth the exact name of the contractor, subcontractor or vendor to whom payment is to be made and the date and amount of the bill or invoice, (ii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iii) Landlord, or Landlord’s appointed representative, has inspected and approved the work for which Tenant seeks payment; or

(b)     In the vent of unconditional releases, directly to Tenant upon the following terms and conditions: (i) Tenant seeks reimbursement for costs of Tenant Work which have been paid by Tenant, are included in the Budget, · are Permanent Improvement Costs, and are covered by the Allowance; (ii) Tenant has completed and delivered to Landlord a request for payment, in form reasonably approved by Landlord, setting forth the name of the contractor, subcontractor or vendor paid and the date of payment, (iii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iv) Landlord, or Landlord’s appointed representative, has inspected and approved the work for which Tenant seeks reimbursement.

6.3.    Tenant shall provide Landlord with the aforementioned documents by the 15th of the month and payment shall be made by the 15th day of the month following the month in which such documentation is provided.

6.4.    Prior to Landlord disbursing the Landlord’s Retention to Tenant, Tenant shall submit to Landlord the following items within thirty (30) days after completion of the Tenant Work or such longer period as Landlord may permit: (i) “As Built” drawings and specifications pursuant to Section 3.5 above, (ii) all unconditional lien releases from all general contractor(s) and subcontractor(s) performing work, (iii) a “Certificate of Completion” prepared by Tenant’s Architect, and (iv) a final budget with supporting documentation detailing all costs associated with the Permanent Improvement Costs.

7.	Changes, Additions or Alterations.

If Tenant desires to make any non-de minimis change, addition or alteration or desires to make any change, addition or alteration to any of the Building Systems after approval of the Issued for Construction Documents, Tenant shall prepare and submit to Landlord plans and specifications, if applicable due to the nature of the change, with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord’s approval in accordance with the provisions of Section 3.2 of this Workletter. Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities. Tenant shall be responsible for payment of the cost of any such change, addition or alteration if it would increase the Budget and Excess Cost previously submitted and approved pursuant to Section 6 above.

8.	Miscellaneous.

8.1.    Scope. Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.

8.2.    To the extent that any of the existing improvements described below are removed or altered in the course of any Tenant Work, Tenant shall construct any affected areas and the Tenant Work so that, unless otherwise approved in writing by Landlord, such areas shall include (at Tenant’s expense subject to application of the Allowance towards the costs of such items):

(a)    Landlord approved lighting sensor controls as necessary to meet applicable Laws;

Exhibit B - Page 5

(b)    Building Standard fluorescent fixtures in all Building office areas;

(c)     Building Standard meters for each of electricity and chilled water used by Tenant shall be connected to the Building’s system and shall be tested and certified prior to Tenant’s occupancy of the Premises by a State certified testing company;

(d)    Building Standard ceiling systems (including tile and grid) and;

(e)     Building Standard air conditioning distribution and Building Standard air terminal units.

8.3.    Sprinklers. Subject to any terms, conditions and limitations set forth herein, Landlord shall provide an operative sprinkler system consisting of mains, laterals, and heads “AS IS” on the date of delivery of the Premises to Tenant. Tenant shall pay for piping distribution. drops and relocation of. or additional, sprinkler system heads and Building firehose or firehose valve cabinets, if Tenant’s Plans and/or any applicable Laws necessitate such.

8.4.    Floor Loading. Floor loading capacity shall be within building design capacity. Tenant may exceed floor loading capacity with Landlord’s consent, at Landlord’s sole discretion and must, at Tenant’s sole cost and expense, reinforce the floor as required for such excess loading.

8.5.    Work Stoppages. If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.

8.6.    Life Safety. Tenant (or Contractor) shall employ the services of a fire and life-safety subcontractor reasonably satisfactory to Landlord for all fire and life-safety work at the Building.

8.7.    Locks. Tenant may purchase locks, cylinders and keys for the Premises from its own vendor, provided that (a) such vendor and the locks, cylinders and keys to be used are subject to Landlord’s prior written approval (b) of a make and model which are functional operable and compatible with Landlord ‘s master key system; (c) a master key or keys are provided to Landlord, of which Landlord may place one such master key in the “knox box” for use by the fire department and emergency personnel in the event of an emergency and may retain another key for Landlord’s use for entry permitted under the Lease; and (d) the contact information for Tenant’s vendor for locks, cylinders and keys used in the Premises shall be provided to Landlord with Tenant’s request for approval.

8.8.    Authorized Representatives. Tenant has designated Laura Wilks to act as Tenant’s representative with respect to the matters set forth in this Workletter. Such representative(s) shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter. Tenant may add or delete authorized representatives upon five (5) business days’ notice to Landlord.

8.9.    Access to Premises. After Tenant’s execution of the Lease, prior to delivery of possession to Tenant, Tenant and its architect, engineers, consultants, and contractors shall have access at reasonable times and upon advance notice and coordination with the Building management, to the Premises for the purpose of planning Tenant Work. Such access shall not in any manner interfere with Landlord Work, if any. Such access, and all acts and omissions in connection with it, shall be subject to and governed by all other provisions of the Lease, including, without limitation, Tenant’s indemnification obligations, insurance obligations, etc., except for the payment of Base Rent and Additional Rent. To the extent that such access by Tenant delays the Substantial Completion of the Landlord Work (if any), such delay shall be a Tenant Delay and the Landlord Work shall be deemed Substantially Complete on the date such Landlord Work would have been completed but for such access.

8.10.    Fee. Landlord hall receive a fee equal to two percent (2.0%) of the Allowance for Landlord’s review and supervision of cons ruction of the Tenant Work, which fee shall be paid by Landlord applying two percent (2.0%) of the Allowance in payment thereof. Such fee is in addition to Tenant’s reimbursement of costs incurred by Landlord pursuant to other provisions hereof, subject to Section 3.1 of the Workletter, including, without limitation, for Landlord’s architect and engineers to review Tenant’s Plans.

Exhibit B - Page 6

8.11.    Landlord Delay. The Rent Abatement Period shall be extended by one day for each day that “Landlord Delay” (defined below) caused a delay in Substantial Completion of the Tenant Work. If and to the extent that (a) Landlord has failed to respond (by giving its approval, disapproval or requesting additional information) within such period that Landlord is obligated to respond to a request by Tenant for approval as specified in this Workletter, and (b) provided that Tenant has given written notice to Landlord of such failure to respond, which shall include a statement prominently in all capital and bold lettering that “Landlord has failed timely to respond to a request for approval or disapproval under the Workletter, and Landlord’s further failure to respond within two (2) business days after receipt of this notice shall constitute Landlord Delay pursuant to Section 8.11 of the Workletter”, then each day of delay after expiration of such two (2) business day period shall be a “Landlord Delay”. Notwithstanding anything to the contrary herein, (x) such periods for response shall be extended by the number of days that Landlord’s failure to respond is due to Force Majeure only if the Force Majeure is of such nature that it also delays Tenant’s ability to perform Tenant Work or use the Premises, and (y) the Lease Term shall be extended by one day for each day that the Rent Abatement Period is extended by Landlord Delay.

8.12.    Required Upgrades. Notwithstanding anything in Section 7.01 (b) of Lease or this Workletter to the contrary, Landlord, at its sole cost and expense (and subject to inclusion in Operating Expenses to the extent permitted by Article Four of the Lease), shall be responsible for correcting any violations of Laws (including Title Ill of the ADA), as interpreted and enforced to apply to the exterior Common Areas of the Building as of the Delivery Date, to the extent such violations of Laws are existing as of the Delivery Date in the exterior Common Areas of the Building (with any such corrections referred to herein as the “Required Upgrades”). Landlord shall have the right to contest any alleged Required Upgrades in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law; provided that Landlord shall diligently prosecute any such contest and appeal. Landlord, after the exhaustion of any and all rights to appeal or contest, will make or pay for (as applicable) all Required Upgrades required in accordance with this Section. In the event that Tenant becomes aware of Required Upgrades, Tenant shall give prompt, written, reasonably detailed notice thereof to Landlord (“Upgrade Notice”). Following Landlord’s receipt of Tenant’s Upgrade Notice, Landlord shall use commercially reasonable and diligent efforts, subject to Landlord’s right to dispute or appeal, in good faith, the Required Upgrades as set forth above, to complete the Required Upgrades as soon as practicable following the date of receipt of Tenant’s Upgrade Notice. Landlord and Tenant agree to reasonably cooperate with each other in order to enable the Required Upgrades to be performed in a timely manner and with as little inconvenience to the construction of the Tenant Improvements as is reasonably possible, and Tenant agrees to use commercially reasonable efforts to continue its planning and construction of the Tenant Improvements during the period of such Required Upgrades to the extent practicable and permitted by Law. Provided that Landlord is proceeding with diligence to complete the Required Upgrades in accordance with the foregoing provisions, Landlord shall not be subject to any liability for any delays in completion of the Required Upgrades, nor shall Landlord be in default hereunder, nor shall such delay entitle Tenant to any credit or abatement of rent, but Landlord shall continue to proceed with diligence to complete the Required Upgrades as soon as practicable.

9.	Force and Effect.

The terms and condition of this Workletter shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

Exhibit B - Page 7

Schedule 1

DEMO PLAN LEGEND

EXISTING CONSTRUCTION TO REMAIN

EXISTING CONSTRUCTION TO BE REMOVED

DEMOLITION KEY NOTE

DEMO PLAN KEY NOTES:

1. EXISTING DOOR TO BE REMOVED.
2. REMOVE EXISTING PORTION OF THE STOREFRONT TO ACCOMMODATE NEW DOUBLE DOORS.
3. EXISTING FLOORING AND BASE TO BE REMOVED IN THE AREA.
4. EXISTING CEILING GRID, TILES AND CEILING FIXTURES TO BE REMOVED IN THE AREA.
5. REMOVE EXISTING COUNTER & UPPER CABINETS.
6. REMOVE EXISTING LAB BENCH, UPPER AND BASE CABINETS TO ACCOMMODATE THE NEW WALK IN FUMEHOOD.
7. EXISTING DOORS TO BE SEALED SHUT.

640 Galveston - Demolition Plan Option 4

SK4-D

BOLT BIOTHERAPEUTICS

SCALE: 3/32"=1'-0"
20 JULY 2017

DGA planning | architecture | interiors

Schedule 1 to Exhibit B

EXHIBIT C

SITE PLAN OF PROJECT

Exhibit C - Page 1

EXHIBIT D

PERMITTED HAZARDOUS MATERIAL

[Attached]

Exhibit D - Page 1

TENANT CHEMICAL INVENTORY MetLife Real Estate Investments -Attn: Regional Architect

Seaport Centre - Redwood City CA	425 Market St., #1050, San Francisco, CA 94105 (415) 536-1074 Fax: 536-1098
Rev 5/24/07
Tenant/Company Name: Bolt Biotherapeutics, Inc.	Address: 640 Galveston Drive, Redwood City, CA
Contact Name: Grant Yonehiro	Telephone: main #: 650-665-9295 / Grant Yonehiro #: 650-283-4843

PLEASE CHECK BELOW:

1.	No: ❑ or Yes XX ( if ‘No’, do not proceed further)

Do you use and/or store hazardous materials beyond typical household cleaning products?

2.	No: ❑ or Yes XX

Have you, or do you plan to submit a ‘ Hazardous Materials Business Plan? (San Mateo OES Form 2370) to the San Mateo County Environmental Health Services Division?

3.	Please fill out the following for your list of chemicals (See OES Form 2731 for definitions and number references):

Common Name	Chemical Name	Physical State		Daily Amount	Maximum Storage Amount	Location
Ammonium Acetate	Ammonium Acetate	Solid	500 g		500 g	Dave’s Cabinet
6-aminocaproic acid	6-aminohexanoic acid	solid	100 g		100 g	Dave’s Cabinet
Ammonium Hydroxide	Ammonium Hydroxide	liquid	500 mL		1 L	Dave’s, Art’s Corrosive Cabinet
Acetic Acid	Acetic Acid	liquid	2.5 L		3.5 L	Dave’s, Art’s Corrosive Cabinet
Acetone	Acetone	liquid	4 L		20 L	Dave’s, Art’s Flammable Cabinet
4 -N-( 2-a mi noethyl )-1-N-Boc—pipeerazine	4-N-(2-aminoethyl)— Boc-piperazine	solid	25 g		25 g	Art’s Bench
Amino-PEG3-t-butyl ester	Amino-PEG3-t-butyl ester	liquid	1 g		1 g	Art’s Bench
Ald-Ph-PEG2-t-butyl ester	Ald-Ph-PEG2-t-butyl ester	liquid	100 mg		250 mg	Art’s Bench
Amino-dPEG2-t-butyl ester	Amino-dPEG2-t-butyl ester	liquid	1 g		1 g	Art’s Bench

For Property Management Use:

❑	Received Emergency Response Plan	Date Rec’d:	Comments :
❑	Received Hazardous Materials Business Plan	Date Rec’d:	Comments :
❑	Received Annual HazMat Certifications	Date Rec’d:	Comments :

1

TENANT CHEMICAL INVENTORY MetLife Real Estate Investments -Attn: Regional Architect
Seaport Centre - Redwood City CA	425 Market St., #1050, San Francisco , CA 94105 (415) 536-1074 Fax: 536-1098
Rev 5/24/07

3-aminobenzonitrile	3-aminobenzonitrile	solid	25 g	25 g	Art’s Bench
Ammonium cerium nitrate	Ammonium cerium nitrate	solid	50 g	50 g	Art’s Bench
Ald -PEG4-t-butyl ester	Ald-PEG4-t-butyl ester	liquid	250 mg	250 mg	Art’s Bench
Ammonium chloride	Ammonium chloride	solid	500 g	500 g	Art’s Bench
Acetic Anhydride	Acetic Anhydride	liquid	100 mL	100 mL	Art’s Corrosive Cabinet
Acetonitrile	Acetonitrile	liquid	4 L	12 L	Dave’s, Art’s Flammable Cabinet
L-Arginine	L-Arginine	solid	100 g	100 g	Steve’s Bench
Acetone	Acetone	liquid	4000mL	4000mL	general chemical cabinet
acetonitrile	acetonitrile	liquid	4000mL	4000mL	general chemical cabinet
ACETONYLACTONE	ACETONYLACETONE	liquid	25mL	25mL	general chemical cabinet
ACETYL CHLORIDE	ACETYL CHLORIDE	liquid	500g	500g	general chemical cabinet
Acetylacetaldehyde, dimethyl 90+%	Acetylacetaldehyde, dimethyl 90+%	liquid	100mL	100mL	general chemical cabinet
ACRYLONITRILE	ACRYLONITRILE	liquid	10mL	10mL	general chemical cabinet
AD-MIX-ALPHA	AD-MIX-ALPHA	solid	10g	10g	general chemical cabinet
Adenosine	Adenosine	solid	5g	5g	general chemical cabinet
Alcohol, reagent, 70% v/v, 4 liter	Alcohol, reagent, 70% v/v, 4 liter	liquid	4000mL	4000mL	general chemical cabinet
ALLYL BROMIDE	ALLYL BROMIDE	liquid	100g	100g	general chemical cabinet
ALUMINA TYPE WB-5	ALUMINA TYPE WB-5	solid	250g	250g	general chemical cabinet
ALLYL BROMIDE	ALLYL BROMIDE	liquid	100g	100g	general chemical cabinet
ALUMINA TYPE WB-5	ALUMINA TYPE WB-5	solid	250g	250g	general chemical cabinet
ALUMINUM CHLORIDE	ALUMINUM CHLORIDE	Solid	100 g	100 g	general chemical cabinet
Aluminum chloride anhydrous, sublimed, =98%	Aluminum chloride anhydrous, sublimed, =98%	solid	500g	500g	general chemical cabinet
AMBERLITE IR-120H ION EXCHANGE RESIN	AMBERLITE IR-120H ION EXCHANGE RESIN	solid	250g	250g	general chemical cabinet
AMBERLITE IRA-400 (Cl) ION EXCHANGE RESIN	AMBERLITE IRA-400 (Cl) ION EXCHANGE RESIN	solid	100g	100g	general chemical cabinet
Aminoguanidine bicarbonate	Aminoguanidine bicarbonate	solid	5g	5g	general chemical cabinet
Ammonium acetate	Ammonium acetate	solid	50g	50g	general chemical cabinet
Ammonium bicarbonate	Ammonium bicarbonate	solid	100g	100g	general chemical cabinet
Ammonium cerium(IV) nitrate	Ammonium cerium(IV) nitrate	solid	50g	50g	general chemical cabinet

2

Ammonium formate	Ammonium formate	solid	50g	50g	general chemical cabinet
AMMONIUM FORMATE	AMMONIUM FORMATE	solid	100g	100g	general chemical cabinet
Ammonium Hydroxide	Ammonium Hydroxide	liquid	25mL	25mL	general chemical cabinet
Ammonium Sulfate	Ammonium Sulfate	solid	1000g	1000g	general chemical cabinet
Ampicillin	Ampicillin	solid	25g	25g	general chemical cabinet
Aniline	Aniline	liquid	100g	100g	general chemical cabinet
ANILINE	ANILINE	liquid	20mL	20mL	general chemical cabinet
ARGON	ARGON	gas	5600mL	5600mL	gas storage
Argon Ultrahigh Purity, 300 cu ft Cylinder	Argon Ultrahigh Purity, 300 cu ft Cylinder	gas	300 cu ft	300 cu ft	gas storage
Boc-~-aminocaproic acid	Boc-i::-aminocaproic acid	Solid	5 g	5 g	Dave’s Cabinet
Boc-Lys-OH	N-Boc-L-Lysine	solid	1 g	1 g	Dave’s Cabinet
Bromine	Bromine	liquid	100 g	150 g	Dave’s Corrosive Cabinet
3-bromoaniline	3-bromoaniline	solid	100 g	125 g	Art’s Bench
Boc-piperazine	tert-butyl piperazine-1-carboxylate	solid	100 g	20 L	Art’s Bench
1-butylamine	1-butylamine	liquid	100 g	100 g	Art’s Bench
1-( N-Boc-a mi nom ethyl )-4-(aminomethyl)benzene	1-( N-Boc-a mi nom ethyl )-4-(aminomethyl)benzene	solid	10 g	10 g	Art’s Bench
Bis-PEG2-acid	Bis-PEG2-acid	solid	1 g	1 g	Art’s Bench
Bis-PEG3-acid	Bis-PEG3-acid	liquid	1 g	1 g	Art’s Bench
Bis-PEG4-acid	Bis-PEG4-acid	solid	1 g	1 g	Art’s Bench
Bis-PEG5-acid	Bis-PEG5-acid	solid	1 g	1 g	Art’s Bench
1-Boc-4-(3-aminomethyl)piperazine	1-Boc-4-(3-aminomethyl)piperazine	solid	1 g	1 g	Art’s Bench
6-bromoquinoline-2,4-dione	6-bromoquinoline-2,4-dione	solid	10 g	10 g	Art’s Bench
4-bromoaniline	4-bromoaniline	solid	25 g	25 g	Art’s Bench
(Benzotriazol-1-yl)tripyrrolidino-phosphonium hexafluorophosphate	(Benzotriazol-1-yl)tripyrrolidino-phosphonium hexafluorophosphate	solid	5 g	5 g	Art’s Bench
Bis(triphenylphosphine)-palladium(II) dichloride	Bis(triphenylphosphine)-palladium(II) dichloride	solid	5g	5g	Art’s Bench
[1,1’-Bis(diphenylphosphino)ferrocene] dichloropalladium(II)	[1,1’-Bis(diphenylphosphino)ferrocene] dichloropalladium(II)	solid	5g	10 g	Art’s Bench
Busulfan	Busulfan	solid	25 g	25	Steve’s Bench
BSA	Bovine serum albumin	solid	100g	150 g	4°C Fridge
1-(2-bromoethoxy )-4-chlorobenzene	1-(2-bromoethoxy )-4-chlorobenzene	solid	5g		general chemical cabinet
1-(2-bromoethoxy)-4-methoxybenzene	1-(2-bromoethoxy)-4-methoxybenzene	solid	5g		general chemical cabinet

3

1-Boc-4-piperidine	1-Boc-4-piperidine	solid	25G	25G	general chemical cabinet
1-Butanol	1-Butanol	liquid	1000mL	1000mL	general chemical cabinet
BENZALDEHYDE	BENZALDEHYDE	liquid	100mL	100mL	general chemical cabinet
BENZENE	BENZENE	liquid	500mL	500mL	general chemical cabinet
BENZENESULFONIC ACID	BENZENESULFONIC ACID	solid	25g	25g	general chemical cabinet
BENZILIC ACID	BENZILIC ACID	solid	100g	100g	general chemical cabinet
BENZOTRIAZOL-1-YLOXY- TRIPYRROLIDINOPHOSPHONIUM HEXAFLUOROPHOSPHATE	BENZOTRIAZOL-1 -YLOXY- TRIPYRROLIDINOPHOSPHONIUM HEXAFLUOROPHOSPHATE	solid	5g	5g	general chemical cabinet
Benzoyl chloride	Benzoyl chloride	liquid	1000mL	1000mL	general chemical cabinet
BENZOYL PEROXIDE	BENZOYL PEROXIDE	solid	50g	50g	general chemical cabinet
Benzyl Alcohol	Benzyl Alcohol	liquid	1000mL	1000mL	general chemical cabinet
BENZYL BROMIDE	BENZYL BROMIDE	liquid	50mL	50mL	general chemical cabinet
Benzyl chloroformate	Benzyl chloroformate	liquid	100g	100g	general chemical cabinet
BENZYLAMINE	BENZYLAMINE	liquid	100mL	100mL	general chemical cabinet
BENZYL TRIETHYLAMMMONIUM CHLORIDE	BENzyL TRIETHYLAMMMONIUM CHLORIDE	solid	25g	25g	general chemical cabinet
BETA-D-RIBOFURANOSE	BETA-D-RIBOFURANOSE	solid	25g	25g	general chemical cabinet
BHA (butylated hydroxyanisole)	BHA (butylated hydroxyanisole)	solid	125g	125g	general chemical cabinet
BHT (Butylated hydroxy toluene)	BHT (Butylated hydroxy toluene)	solid	125g	125g	general chemical cabinet
BICYCLO[2.2.2]OCTANE-1,4- DICARBOXYLIC ACID MONOMETHYL ESTER	BICYCLO[2.2.2]OCTANE-1,4-DICARBOXYLIC ACID MONOMETHYL ESTER	solid	5g	5g	general chemical cabinet
Bicyclo[3.3.1]nonane-3,7-dione, 100 mg	Bicyclo[3.3.1]nonane-3,7-dione, mg	liquid	0.1g	0.1g	general chemical cabinet
Bis(2-methoxyethyl)ether	Bis(2-methoxyethyl)ether	liquid	500mL	500mL	general chemical cabinet
BISMUTH NITRATE PENTAHYDRATE	BISMUTH NITRATE PENTAHYDRATE	solid	50g	50g	general chemical cabinet
BOC ANHYDRIDE	BOC ANHYDRIDE	solid	100g	100g	general chemical cabinet
Boc-GABA-OH, 97%, 5 g	Boc-GABA-OH, 97%, 5 g				general chemical cabinet
Borane tetrahydrofuran complex Solution	Borane tetrahydrofuran complex Solution		100m L	100mL	general chemical cabinet
BORANE-METHYL SULFIDE COMPLEX	BORANE-METHYL SULFIDE COMPLEX	liquid	25mL	25mL	general chemical cabinet
Boric Acid	Boric Acid	solid	500g	500g	general chemical cabinet
BORON TRIFLUORIDE DIETHYL ETHERATE	BORON TRIFLUORIDE DIETHYL ETHERATE	liquid	100mL	100mL	general chemical cabinet
Bromine	Bromine	liquid	25mL	25mL	general chemical cabinet

4

BROMOACETALDEHYDE DIMETHYLACETAL	BROMOACETALDEHYDE DIMETHYLACETAL	liquid	100mL	100mL	general chemical cabinet
BROMOBENZENE, 99%	BROMOBENZENE, 99%	liquid	250mL	250mL	general chemical cabinet
BROMOCYCLOPENTANE	BROMOCYCLOPENTANE	liquid	25g	25g	general chemical cabinet
Bromophenol blue	Bromophenol blue	solid	25g	25g	general chemical cabinet
Buffer pH 10.01	Buffer pH 10.01	liquid	475mL	475mL	general chemical cabinet
Buffer pH 4.01	Buffer pH 4.01	liquid	475mL	475mL	general chemical cabinet
Buffer Solution Blue pH 10	Buffer Solution Blue pH 10	liquid	500mL	500mL	general chemical cabinet
Buffer Solution Clear pH 2	Buffer Solution Clear pH 2	liquid	500mL	500mL	general chemical cabinet
BUFFER SOLUTION PH 7.4	BUFFER SOLUTION PH 7.4	liquid	500mL	500mL	general chemical cabinet
Buffer Solution Red pH 4	Buffer Solution Red pH 4	liquid	500mL	500mL	general chemical cabinet
Buffer Solution Yellow pH 7	Buffer Solution Yellow pH 7	liquid	500mL	500mL	general chemical cabinet
Butyl Alcohol	Butyl Alcohol	liquid	500mL	500mL	general chemical cabinet
BUTYL NITRITE	BUTYL NITRITE	liquid	25g	25g	general chemical cabinet
Butylamine	Butylamine	liquid	25mL	25mL	general chemical cabinet
BUTYLLITHIUM SOLUTION, 2.5M IN HEXANES	BUTYLLITHIUM SOLUTION, 2.5M IN HEXANES	liquid	50m L	50m L	general chemical cabinet
2-chlorotrityl chloride resin	2-chlorotrityl chloride resin	Solid	100 g	100 g	Dave’s Cabinet
carbonyldiimidazole	carbonyldiimidazole	solid	25 g	35 g	Dave and Art’s Cabinet
Cesium carbonate	Cesium carbonate	solid	250 g	250 g	Art’s Bench
2-chlorobenzoic acid	2-chlorobenzoic acid	solid	25 g	25 g	Art’s Bench
copper iodide	copper iodide	solid	10g	10 g	Art’s Bench
camphorsulfonic acid	camphorsulfonic acid	solid	25 g	25 g	Art’s Bench
1-(N-Boc-aminomethyl)-4 (aminomethyl)benzene	1-(N-Boc-aminomethyl)-4 (aminomethyl)benzene	solid	10g	10 g	Art’s Bench
L-cysteine hydrochloride	L-cysteine hydrochloride	solid	100 g	100 g	Art’s Bench
Celite	Celite	solid	1 kg	1 kg	Art’s Bench
citric acid	citric acid	solid	500 g	500 g	Art’s Bench
0-(carboxymethyl) hydroxylamine hydrochloride	0-(carboxymethyl)hydroxylamine hydrochloride	solid	10g	10g	4°C Fridge
Carbon Dioxide gas (A-type cylinder)	Carbon Dioxide gas (A-type cylinder)	gas	437cf	437cf	gas storage
CARBON TETRACHLORIDE	CARBON TETRACHLORIDE	liquid	100mL	100mL	general chemical cabinet
CELITE	CELITE	solid	500g	500g	general chemical cabinet
Cerium (III) chloride heptahydrate	Cerium (III) chloride heptahydrate	solid			general chemical cabinet
Cesium carbonate	Cesium carbonate	solid	25g	25g	general chemical cabinet

5

CHARCOAL ACTIVATED	CHARCOAL ACTIVATED	solid	1000g	1000g	general chemical cabinet
Chloro(1,5-cyclooctadiene)rhodium(1) dimer	Chloro(1,5-cyclooctadiene)rhodium(I) dimer	solid	500mg	500mg	general chemical cabinet
Chloroacetic acid	Chloroacetic acid	solid	100g	100g	general chemical cabinet
C hloroacetonitrile	Chloroacetonitrile	liquid	5g	5g	general chemical cabinet
Chloroacetyl chloride	Chloroacetyl chloride	liquid	100mL	100mL	general chemical cabinet
Chloroform	Chloroform	liquid	4000mL	4000mL	general chemical cabinet
Chlorotriethylsilane	Chlorotriethylsilane	liquid	5g	5g	general chemical cabinet
Chlorotrimethylsilane 98%	Chlorotrimethylsilane 98%	liquid	100mI	100mI	general chemical cabinet
Chromium(III)acetatehydroxide	Chromium(III)acetatehydroxide	solid	5g	5g	general chemical cabinet
Citric acid	Citric acid	solid	500g	500g	general chemical cabinet
COBALTOUS CHLORIDE	COBALTOUS CHLORIDE	solid	50g	50g	general chemical cabinet
COPPER (I) CHLORIDE	COPPER (I) CHLORIDE	solid	25g	25g	general chemical cabinet
Copper (II) acetate, 25 g	Copper (II) acetate, 25 g	solid	25g	25g	general chemical cabinet
COPPER (II) BROMIDE	COPPER (II) BROMIDE	solid	50g	50g	general chemical cabinet
COPPER (II) CHLORIDE	COPPER (II) CHLORIDE	solid	10g	10g	general chemical cabinet
Copper (II) sulfate	Copper (II) sulfate	solid	100g	100g	general chemical cabinet
COPPER IODIDE	COPPER IODIDE	solid	50g	50g	general chemical cabinet
COPPER SULFATE	COPPER SULFATE	solid	100g	100g	general chemical cabinet
Copper(I) chloride	Copper(I) chloride	solid	10g	10g	general chemical cabinet
Copper(I) oxide 97%	Copper(I) oxide 97%	solid	25g	25g	general chemical cabinet
CYANOACETIC ACID	CYANOACETIC ACID	solid	25g	25g	general chemical cabinet
Cyclobutylamine, 1 g	Cyclobutylamine, 1 g	liquid	1g	1g	general chemical cabinet
CYCLOHEXANE	CYCLOHEXANE	liquid	100mL	100mL	general chemical cabinet
CYCLOHEXANE CARBOXYLIC ACID	CYCLOHEXANE CARBOXYLIC ACID	solid	25g	25g	general chemical cabinet
CYCLOHEXENE	CYCLOHEXENE	liquid	100mL	100mL	general chemical cabinet
Cyclohexyl-bromide	Cyclohexyt bromide	liquid	5g	5g	general chemical cabinet
Cyclohexylacetyl chloride 98%	Cyclohexylacetyl chloride 98%	liquid	25g	25g	general chemical cabinet
CYCLOPENTANECARBOXYLIC ACID	CYCLOPENTANECARBOXYLIC	liquid	5g	5g	general chemical cabinet
CYCLOPENTANONE	CYCLOPENTANONE	liquid	100mL	100mL	general chemical cabinet
Cyclopentylamine, 5 g	Cyclopentylamine, 5 g	liquid	5g	5g	general chemical cabinet
Cyclopropyl benzene	Cyclopropyl benzene	liquid	5g	5g	general chemical cabinet
Cyclopropylamine, 10 g	Cyclopropylamine, 10 g	liquid	10g	10g	general chemical cabinet
3,3’-dithiopropionic acid	3,3’-dithiopropionic acid	Solid	50 g	50 g	Dave’s and Art’s Cabinet
DMSO	dimethylsulfoxide	liquid	500 mL	900 mL	Dave’s and Art’s Cabinet

6

DMF	N,N-dimethylformamide	liquid	500 mL	4.2 L	Dave’s and Art’s Cabinet
DIPEA	N,N-diisopropylethylamine	liquid	500 mL	125 g	Art’s Bench
DMAP	4-dimethylaminopyridine	solid	25 g	25 g	Dave’s cabinet
N,N’-disuccinidylcarbonate	1-butylamine	solid	5g	5g	Dave’s cabinet
N-(3-dimethylaminpropyl)-N’ ethylcarbodiimide hydrochloride	N-(3-dimethylaminpropyI)-N’ ethylcarbodiimide hydrochloride	solid	25 g	35 g	Dave’s and Art’s Cabinet
DIPC	Diisopropylcarbodiimide	liquid	25 g	25 g	Dave’s cabinet
DCC	Dicyclohexylcarbodiimide	solid	25 g	25 g	Dave’s cabinet
Dichloromethane	Dichloromethane	liquid	4L	24 L	Dave’s and Art’s Cabinet
Dowtherm A	Dowtherm A	liquid	1L	1L	Art’s Bench
2,4-dih ydroxyquinoline	2,4-dihydroxyquinoline	solid	500 g	500 g	Art’s Bench
2,2’-dithiopyridine	2,2’-dithiopyridine	solid	1g	1g	Art’s Bench
2,4-dimethoxybenzylamine	2,4-dimethoxybenzylamine	liquid	100 g	300 g	Art’s Bench
3,4-dimethoxybenzylamine	3,4-dimethoxybenzylamine	liquid	25 g	25 g	Art’s Bench
2,4-dimethoxybenzyl alcohol	2,4-dimethoxybenzyl alcohol	solid	25 g	35 g	Art’s Bench
di-tert-butyl dicarbonate	di-tert-butyl dicarbonate	liquid	100 g	100 g	Art’s Bench
DIAD	diisopropylazodicarboxylate	liquid	100 g	100 g	Art’s Bench
Diethyl malonate	Diethyl malonate	liquid	500 g	500 g	Art’s Bench
DBU	1,8-diazabicyclo[5.4.0]undec-7-ene	liquid	25 g	25 g	Art’s Bench
N,O-dimethylhydroxylamine hydrochloride	N,O-dimethylhydroxylamine hydrochloride	solid	25 g	25 g	Art’s Bench
DIBAL (20% in toluene)	Diisobutylaluminum hydride (20% intoluene)	liquid	400 mL	400 mL	Art’s corrosive cabinet
DCE	1,2-dichloroethane	liquid	1L	1 L	Art’s cabinet
1-(3-DimethylaminopropyI)-3-ethylcarbodiimide hydrochloride	1-(3-DimethylaminopropyI)-3- ethylcarbodiimide hydrochloride	solid	10g	10g	general chemical cabinet
1-[3-(DIMETHYLAMINO)PROPYL]-3- ETHYLCARBODIIMIDE METHIODIDE	1-[3-(DIMETHYLAMINO)PROPYL]-3- ETHYLCARBODIIMIDE METHIODIDE	solid	10g	10g	general chemical cabinet
DESS-MARTIN PERIODINANE	DESS-MARTIN PERIODINANE	solid	5g	5g	general chemical cabinet
Deuterium oxide	Deuterium oxide	liquid	10mL	10mL	general chemical cabinet
Di-tert-butyl dicarbonate	Di-tert-butyl dicarbonate	solid	25g	25g	general chemical cabinet
DI-TERT-BUTYLDICARBONATE	DI-TERT-BUTYLDICARBONATE		25g	25g	general chemical cabinet
DIAMIDE	DIAMIDE	solid	1g	1g	general chemical cabinet
Dichloromethane	Dichloromethane	liquid	4L	4L	general chemical cabinet
Dicyclohexylamine	Dicyclohexylamine	liquid	5mL	5mL	general chemical cabinet

7

Dicyclohexylcarbodiimide	Dicyclohexylcarbodiimide	solid	100g	100g	general chemical cabinet
Diethoxymethyl acetate	Diethoxymethyl acetate	liquid	100g	100g	general chemical cabinet
DIETHYL AZODICARBOXYLATE, 40 WT % SOLUTION IN TOLUENE	DIETHYL AZODICARBOXYLATE, 40 WT % SOLUTION IN TOLUENE	liquid	100g	100g	general chemical cabinet
Diethyl ether 99+%, anhydrous	Diethyl ether 99+%, anhydrous	liquid	4000mL	4000mL	general chemical cabinet
DIETHYLAMINE, POLYMER-BOUND	DIETHYLAMINE, POLYMER-BOUND	solid	1g	1g	general chemical cabinet
Diisopropylamine	Diisopropylamine	liquid	100mL	100mL	general chemical cabinet
Diisoropylethylamine	Diisoropylethylamine	liquid	25mL	25mL	general chemical cabinet
Dimethyl—(S)-(-)-malate-98%	Dimethyl (S)-(-)-malate 98%	liquid	25g	25g	general chemical cabinet
Dimethyl Formamide, N,N	Dimethyl Formamide, N,N	liquid	500mL	500mL	general chemical cabinet
DIMETHYL SULFATE, 99+%	DIMETHYL SULFATE, 99+%	liquid	100mL	100mL	general chemical cabinet
DIPHENYL PHOSPHORYL AZIDE	DIPHENYL PHOSPHORYL AZIDE	liquid	25g	25g	general chemical cabinet
DIPHENYLETHER	DIPHENYLETHER		1000g	1000g	general chemical cabinet
DIPHENYLMETHANOL	DIPHENYLMETHANOL	solid	100g	100g	general chemical cabinet
EDTA	Ethylenediaminetetraacetic acid, disodium salt dihydrate	Solid	100 g	100 g	Dave’s Cabinet
Ethyl acetate	Ethyl acetate	liquid	4L	28 L	Dave and Art’s Cabinet
Ethyl Ether	Diethyl ether	liquid	4L	12 L	Dave and Art’s Cabinet
1-Ethylpropylamine	1-Ethylpropylamine	liquid	25g	25g	general chemical cabinet
Ethanol	Ethanol	liquid	1000m L	1000mL	general chemical cabinet
ETHANOLAMINE	ETHANOLAMINE	liquid	25mL	25m L	general chemical cabinet
ETHYL 4-HYDROXYBENZOATE	ETHYL 4-HYDROXYBENZOATE	solid	100g	100g	general chemical cabinet
Ethyl acetoacetate	Ethyl acetoacetate	liquid	250g	250g	general chemical cabinet
ETHYL ACRYLATE	ETHYL ACRYLATE	liquid	5mL	5mL	general chemical cabinet
Ethyl Alcohol	Ethyl Alcohol	liquid	1000mL	1000m I	general chemical cabinet
ETHYL BROMOACETATE	ETHYL BROMOACETATE	liquid	5g	5g	general chemical cabinet
ETHYL DIAZOACETATE	ETHYL DIAZOACETATE	liquid	5g	5g	general chemical cabinet
ETHYL GLYOXALATE SOLUTION, ~ 50% IN SOLUTION IN TOLUENE	ETHYL GLYOXALATE SOLUTION, ~ 50% IN SOLUTION IN TOLUENE	liquid	100m L	100m L	general chemical cabinet
Ethyl succinyl chloride	Ethyl succinyl chloride	liquid	5g	5g	general chemical cabinet
Ethylene dichloride	Ethylene dichloride	liquid	500ML	500ML	general chemical cabinet
Ethylene Glycol	Ethylene Glycol	liquid	1000m L	1000m L	general chemical cabinet
Ethylenediamine-tetraacetic acid (EDTA)	Ethylenediamine-tetraacetic acid (EDTA)	solid	500g	500g	general chemical cabinet

8

Ethylenediamine-tetraacetic acid (EDTA)	Ethylenediamine-tetraacetic acid (EDTA)	liquid	100m L	100mL	general chemical cabinet
Ethylxanthic acid potassium salt	Ethylxanthic acid potassium salt	solid	25g	25g	general chemical cabinet
Eugenol	Eugenol	liquid	25mL	25mL	general chemical cabinet
Fmoc-Gly-Osu	Fmoc-Gly-Osu	solid	5g	5g	Dave’s Cabinet
Fmoc-Gly-OH	Fmoc-Gly-OH	solid	50 f	50 g	Dave’s Cabinet
Formic acid	Formic acid	liquid	100 mL	100 mL	Dave’s and Art’s corrosive cabinet
Formaldehyde	Formaldehyde (37% in water)	liquid	500 mL	500 mL	Art’s bench
Ferric Chloride, Water SoIn, 1.0M	Ferric Chloride, Water SoIn, 1.0M	liquid	500mL	500mL	general chemical cabinet
Filter agent Celite 521	Filter agent Celite 521	solid	1000g	1000g	general chemical cabinet
Formaldehyde solution, 36%	Formaldehyde solution, 36%	liquid	1000m L	1000mL	general chemical cabinet
FORMALDEHYDE, 37% WT % SOLUTION IN WATER	FORMALDEHYDE, 37% WT % SOLUTION IN WATER	liquid	500mL	500mL	general chemical cabinet
FORMAMIDE	FORMAMIDE	liquid	100m L	100mL	general chemical cabinet
Formic Acid	Formic Acid	liquid	50m L	50m L	general chemical cabinet
FUMARIC ACID	FUMARIC ACID	solid	25g	25g	general chemical cabinet
FURFURAL	FURFURAL	liquid	25g	25g	general chemical cabinet
Glycine tert-butyl ester	Glycine tert-butyl ester	liquid	5 g	5 g	general chemical cabinet
Gly-gly-gly	Gly-gly-gly	solid	5 g	5 g	Art’s bench
Gly-gly-gly-gly	Gly-gly-gly-gly	solid	500 mg	500 mg	Art’s bench
Gly-gly-gly-gly-gly	Gly-gly-gly-gly-gly	solid	1 g	1 g	Art’s bench
Gly-gly-gly-gly-gly-gly	Gly-gly-gly-gly-gly-gly	solid	100 mg	100 mg	Art’s bench
Glycerol	Glycerol	liquid	1L	1L	Biolab
Glycerol (glycerin)	Glycerol (glycerin)	liquid	1000mL	1000mL	general chemical cabinet
Glyoxylic acid monohydrate	Glyoxylic acid monohydrate	solid	25g	25g	general chemical cabinet
hydroxylamine hydrochloride	hydroxylamine hydrochloride	solid	100 g	100 g	Dave’s cabinet
HATU	1-[Bis(dimethylamino)methylene]-1H- 1,2,3-triazolo[4,5-b]pyridinium 3-oxide hexafluorophosphate	solid	25 g	30 g	Dave’s and Art’s Cabinet
N-hydroxysuccinimide	N-hydroxysuccinimide	solid	25 g	25 g	Dave’s Cabinet
Hexanes	Hexanes	liquid	4L	16 L	Dave’s and Art’s Cabinet
Hydrochloric acid (36% in water)	Hydrochloric acid (36% in water)	liquid	2.5 L	3 L	Dave’s and Art’s Cabinet
Hydrochloric acid (4M in dioxane)	Hydrochloric acid (4M in dioxane)	liquid	100 mL	300 mL	Dave’s and Art’s corrosive Cabinet
Hydroxylamine	Hydroxylamine	liquid	100 mL	200 mL	Dave’s corrosive Cabinet

9

Hydrazine	Hydrazine	liquid	50 g	50 g	Art’s corrosive Cabinet
1-(2-HYDROXYETHYL)-PIPERAZINE	1-(2-HYDROXYETHYL)-PIPERAZINE	liquid	100g		general chemical cabinet
1-HYDROXYBENZOTRIAZOLE HYDRATE	1-HYDROXYBENZOTRIAZOLE HYDRATE	solid	25g	25g	general chemical cabinet
HATU, N,N,N’,N’-Tetramethy1-0-(7- azabenzotriazol-1-yl)uronium hexafluorophosphate	HATU, N,N,N’,N’-Tetramethy1-0-(7- azabenzotriazol-1-yl)uronium hexafluorophosphate	solid	100g	100g	general chemical cabinet
HEPTANE	HEPTANE	liquid	1000mL	1000mL	general chemical cabinet
Heptane, HPLC	Heptane, HPLC	liquid	1000mL	1000mL	general chemical cabinet
HEXAHYDROPYRROLO[3,4 BJPYRROLE-5-CARBOXYLIC ACID	HEXAHYDROPYRROLO[3,4-B]PYRROLE 5-CARBOXYLIC ACID	solid	5g	5g	general chemical cabinet
Hexamethylphosphoramide	Hexamethylphosphoramide	liquid	25mL	25mL	general chemical cabinet
HEXAMETHYLPHOSPHORAMIDE	HEXAMETHYLPHOSPHORAMIDE	liquid	100g	100g	general chemical cabinet
Hexane	Hexane	liquid	1000mL	1000mL	general chemical cabinet
HYDRAZINE, ANHYDROUS	HYDRAZINE, ANHYDROUS	liquid	500mL	500mL	general chemical cabinet
Hydrobromic acid reagent grade, 48%	Hydrobromic acid reagent grade, 48%	liquid	500mL	500mL	general chemical cabinet
HYDROCINNAMOYLCHLORIDE	HYDROCINNAMOYLCHLORIDE	liquid	25g	25g	general chemical cabinet
HYDROGEN	HYDROGEN	gas	5600mL	5600mL	general chemical cabinet
HYDROGEN BROMIDE	HYDROGEN BROMIDE	gas	454g	454g	general chemical cabinet
Hydrogen chloride in Dioxane solution 4N	Hydrogen chloride in Dioxane solution 4N	liquid	100mL	100mL	general chemical cabinet
Hydrogen chloride in ether	Hydrogen chloride in ether	liquid	500ML	500ML	general chemical cabinet
Hydrogen peroxide 30%	Hydrogen peroxide 30%	liquid	100mL	100mL	general chemical cabinet
Hydroquinone 99.5%	Hydroquinone 99.5%	solid	5g	5g	general chemical cabinet
Hydroxylamine hydrochloride	Hydroxylamine hydrochloride	solid	100g	100g	general chemical cabinet
Hydroxylamine-O-sulfonic acid	Hydroxylamine-O-sulfonic acid	solid	25g	25g	general chemical cabinet
Traut’s Reagent	2-iminothiolane hydrochloride	Solid	1 g	2 g	Dave and Art’s Cabinet
1-iodo-4-nitrobenzene	1-iodo-4-nitrobenzene	solid	25 g	25 g	Art’s Bench
IMIDAZOLE, 99%	IMIDAZOLE, 99%	solid	100g	100g	general chemical cabinet
Indole	Indole	solid	50G	50G	general chemical cabinet
Indole-2-carboxylic acid 98%	Indole-2-carboxylic acid 98%	solid	5g	5g	general chemical cabinet
Indoline	Indoline	liquid	10G	10G	general chemical cabinet
INDOXYL-1,3-DIACETATE	INDOXYL-1,3-DIACETATE	solid	5g	5g	general chemical cabinet
IODINE	IODINE	solid	100g	100g	general chemical cabinet
IODOMETHANE	IODOMETHANE	liquid	100g	100g	general chemical cabinet

10

lodosobenzene diacetate	lodosobenzene diacetate	solid	100g	100g	general chemical cabinet
Iron powder	Iron powder	solid	5g	5g	general chemical cabinet
Iron(II)acetate	Iron(II)acetate	solid	10g	10g	general chemical cabinet
Iron(III) chloride hexahydrate, 97%, ACS-reagent, 100 g	Iron(III) chloride hexahydrate, 97%, ACS-reagent, 100 g	solid	100g	100g	general chemical cabinet
ISATIN	!SATIN	solid	25g	25g	general chemical cabinet
Isooctane	Iso octane	liquid	1000mL	1000mL	general chemical cabinet
ISOPROPYL ACETATE	ISOPROPYL ACETATE	liquid	500m L	500mL	general chemical cabinet
ISOPROPYL ETHER	ISOPROPYL ETHER	liquid	1000mL	1000mL	general chemical cabinet
Isopropylamine, 25 ml	Isopropylamine, 25 ml		25mL	25mL	general chemical cabinet
Lithium hydroxide	Lithium hydroxide	Solid	100 g	100 g	Art’s bench
LAH	Lithium aluminum hydride	solid	10 g	10 g	Art’s bench
LHMDS	lithium bis(trimethylsilyl)amide	liquid	100 mL	100 mL	Art’s corrosive cabinet
L-Lysine Agarose	L-Lysine Agarose	solid	5 g	5g	4°C Fridge
LEAD (IV) ACETATE	LEAD (IV) ACETATE	solid	25g	25g	general chemical cabinet
LITHIUM ALUMINUM HYDRIDE	LITHIUM ALUMINUM HYDRIDE	solid	100g	100g	general chemical cabinet
LITHIUM BIS(TRIMETHYLSILYL)AMIDE	LITHIUM BIS(TRIMETHYLSILYL)AMIDE	liquid	100mL	100mL	general chemical cabinet
LITHIUM BOROHYDRIDE	LITHIUM BOROHYDRIDE	solid	1g	1g	general chemical cabinet
Lithium bromide	Lithium bromide	solid	100g	100g	general chemical cabinet
LITHIUM CARBONATE	LITHIUM CARBONATE	solid	100g	100g	general chemical cabinet
LITHIUM HYDROXIDE	LITHIUM HYDROXIDE	solid	100g	100g	general chemical cabinet
Lithium hydroxide	Lithium hydroxide	solid	100g	100g	general chemical cabinet
6-maleimidohexanoic acid	6-maleimidohexanoic acid	Solid	1 g	1 g	Dave’s cabinet
maleimide-PEG6-succinimidyl ester	maleimide-PEG6-succinimidyl ester	solid	50 mg	100 mg	Dave’s cabinet
methanol	methanol	liquid	4 L	20 L	Dave and Art’s Cabinet
methylamine	methylamine	liquid	500 mL	500 mL	Dave’s corrosive cabinet
methylamine hydrochloride	methylamine hydrochloride	solid	100 g	200 g	Dave’s cabinet
molecular sieves 4A	molecular sieves 4A	solid	1 kg	1 kg	Art’s Bench
methyl adipoyl chloride	methyl adipoyl chloride	liquid	10 g	15 g	Art’s Bench
3-methylamino-1-propanol	3-methylamino-1-propanol	liquid	5 g	10 g	Art’s Bench
4-methoxybenzyl chloride	4-methoxybenzyl chloride	liquid	25 g	25 g	Art’s Bench
methyl propiolate	methyl propiolate	liquid	25 mL	25 mL	Art’s Bench
mercaptoacetic acid	mercaptoacetic acid	liquid	25 g	25 g	Art’s Bench
MeIdrum’s acid	2,2-dimethy1-1,3-dioxane-4,6-dione	solid	100 g	100 g	Art’s Bench

11

4-(maleimidomethyl)cyclohexane 1-carboxylic acid	4-(maleimidomethyl) cyclohexane-1-carboxylic acid	solid	5 g	5 g	Art’s Bench
N-methylmorpholine	N-methylmorpholine	liquid	100 g	100 g	Art’s Bench
methyl iodide	iodomethane	liquid	100 g	300 g	Art’s cabinet
methanesulfonyl chloride	methanesulfonyl chloride	liquid	100 mL	100 mL	Art’s corrosive cabinet
methanesulfonic acid	methanesulfonic acid	liquid	500 g	600 g	Art’s corrosive cabinet
1-METHYL-2=PYRROUDINONE	1-METHYL-2=PYRROUDINONE	liquid	100mL	100mL	general chemical cabinet
1-methyl-2-pyrrolidone	1-methyl-2-pyrrolidone	liquid	500mL	500mL	general chemical cabinet
1-Methylmorpholine	1-Methylmorpholine	liquid	100mL	100mL	general chemical cabinet
1-METHYLPIPERAZINE	1-METHYLPIPERAZINE	liquid	5g	5g	general chemical cabinet
1-Monomethyl-(R)-(+)-3-methylsuccinate	1-Monomethyl-(R)-(+)-3-methylsuccinate	solid	5g	5g	general chemical cabinet
Magnesium chloride, hexahydate	Magnesium chloride, hexahydate	solid	500g	500g	general chemical cabinet
MAGNESIUM SULFATE	MAGNESIUM SULFATE	solid	500g	500g	general chemical cabinet
Magnesium sulfate, anhydrous powder	Magnesium sulfate, anhydrous powder	solid	500g	500g	general chemical cabinet
Magnesium turnings	Magnesium turnings	solid	100g	100g	general chemical cabinet
Maleic Acid	Maleic Acid	solid	1000g	1000g	general chemical cabinet
MALEIC ACID	MALEIC ACID	solid	100g	100g	general chemical cabinet
Maleic anhydride puriss., =99.0% (NT)	Maleic anhydride puriss., =99.0% (NT)	solid	100g	100g	general chemical cabinet
MALONONITRILE	MALONONITRILE	solid	5g	5g	general chemical cabinet
MEM chloride	MEM chloride	liquid	10g	10g	general chemical cabinet
MERCURY (II) ACETATE	MERCURY (II) ACETATE	solid	5g	5g	general chemical cabinet
MERCURY (II) OXIDE	MERCURY (II) OXIDE	solid	5g	5g	general chemical cabinet
Methanesulfonic acid	Methanesulfonic acid	liquid	5mL	5mL	general chemical cabinet
Methanesulfonyl chloride	Methanesulfonyl chloride	liquid	100mL	100mL	general chemical cabinet
Methoxyethanol	Methoxyethanol	liquid	500mL	500mL	general chemical cabinet
Methyl acrylate	Methyl acrylate	liquid	10mL	10mL	general chemical cabinet
METHYL ANTHRANILATE	METHYL ANTHRANILATE	liquid	50g	50g	general chemical cabinet
Methyl bromoacetate	Methyl bromoacetate	liquid	25G	25G	general chemical cabinet
METHYL TERT BUTYL ETHER	METHYL TERT BUTYL ETHER	liquid	3785mL	3785mL	general chemical cabinet
METHYL-2,2 D ITHIENYLGLYCOLATE	METHYL-2,2-DITHIENYLGLYCOLATE	liquid	5g	5g	general chemical cabinet
Methyl-t-butyl ether	Methyl-t-butyl ether	liquid	1000mL	1000mL	general chemical cabinet
Methylcellulose	Methylcellulose	solid	100g	100g	general chemical cabinet
Methylmagnesium bromide solution, 3.0 M in diethyl ether, 100 ml..	Methylmagnesium bromide solution, 3.0 M in diethyl ether, 100 ml..	liquid	100mL	100mL	general chemical cabinet

12

Microcrystalline Cellulose	Microcrystalline Cellulose	solid	500g	500g	general chemical cabinet
Molecular sieve 3A	Molecular sieve 3A	solid	250G	250G	general chemical cabinet
3-nitroquinolin-4-ol	3-nitroquinolin-4-ol	Solid	25 g	25 g	general chemical cabinet
4-nitrophenylchloroformate	4-nitrophenylchloroformate	solid	25 g	50 g	general chemical cabinet
Nickel(II)chloride hexahydrate	Nickel(II)chloride hexahydrate	solid	50 g	50 g	Art’s Bench
2-nitrobenzoic acid	2-nitrobenzoic acid	solid	25 g	25 g	Art’s Bench
ninhydrin	ninhydrin	solid	10 g	10g	Art’s Bench
nitric acid 70%	nitric acid 70%	liquid	2.5 L	2.5 L	Art’s corrosive cabinet
Nickel Iodide	Nickel Iodide	solid	5g	5g	general chemical cabinet
Nicotinamide	Nicotinamide	solid	25g	25g	general chemical cabinet
Ninhydrin	Ninhydrin	solid	10g	10g	general chemical cabinet
Nitric acid	Nitric acid	liquid	25mL	25mL	general chemical cabinet
Nitrogen gas (K-type cylinder)	Nitrogen gas (K-type cylinder)	gas	304cf	304cf	gas storage
oxalyl chloride	oxalyl chloride	liquid	100 g	125 g	Art’s Bench
1-Octanol	1-Octanol	liquid	1000mL	1000mL	general chemical cabinet
OSMIUM TETROXIDE, 2.5 WT % SOLUTION IN 2-METHYL-2-PROPANOL	OSMIUM TETROXIDE, 2.5 WT % SOLUTION IN 2-METHYL-2-PROPANOL	liquid	5mL	5mL	general chemical cabinet
OXALIC ACID	OXALIC ACID	solid	50g	50g	general chemical cabinet
OXALYL CHLORIDE	OXALYL CHLORIDE	liquid	100g	100g	general chemical cabinet
OXYGEN	OXYGEN	gas	5600mL	5600mL	general chemical cabinet
piperidine	piperidine	liquid	500 mL	1L	Dave’s corrosive cabinet
isopropanol	2-propanol	liquid	4 L	20 L	Dave’s and Art’s Cabinet
1-phenyl-2-propanol	1-phenyl-2-propanol	liquid	100 g	100 g	Dave’s cabinet
2,3,4,5,6-pentafluorophenol	2,3,4,5,6-pentafluorophenol	solid	25 g	25 g	Art’s Bench
4-(prop-2-en-1-oxy)butanoic acid	4-(prop-2-en-1-oxy)butanoic acid	liquid	1 g	1g	Art’s Bench
pimelic acid	pimelic acid	solid	5 g	5g	Art’s Bench
phosphorus(V)oxide	phosphorus(V)oxide	solid	500 g	500 g	Art’s Bench
phosphorus(V)chloride	phosphorus(V)chloride	solid	500 g	500 g	Art’s Bench
2-propyn-1-ol	2-propyn-1-ol	liquid	100 g	100 g	Art’s Bench
phthalimide potassium salt	phthalimide potassium salt	solid	100 g	125 g	Art’s Bench
potassium bicarbonate	potassium bicarbonate	solid	500 g	500 g	Art’s Bench
potassium carbonate	potassium carbonate	solid	1 kg	1.5 kg	Art’s Bench
4-(maleimidomethyl)cyclohexane 1-carboxylic acid	4-(maleimidomethyl)cyclohexane-1-carboxylic acid	solid	5 g	5g	Art’s Bench

13

phosphorus(V)oxychloride	phosphorus(V)oxychloride	liquid	1 kg	1 kg	Art’s corrosive cabinet
1-PENTANOL	1-PENTANOL	liquid	500mL	500mL	general chemical cabinet
1 -Pheny-1,3,8-triazaspiro[4,5]decan 4-one	1-Pheny-1,3,8-triazaspiro[4,5]decan-4-one	solid	10G	10G	general chemical cabinet
1-Propanol	1-Propanol	liquid	500mL	500mL	general chemical cabinet
PALLADIUM (II) CHLORIDE	PALLADIUM (II) CHLORIDE	solid	1g	1g	general chemical cabinet
PALLADIUM 10 WT % ON ACTIVATED CARBON, WET	PALLADIUM 10 WT % ON ACTIVATED CARBON, WET	solid	10g	10g	general chemical cabinet
PALLADIUM HYDROXIDE, 20 WT % Pd ON CARBON	PALLADIUM HYDROXIDE, 20 WT % Pd ON CARBON	solid	1g	1g	general chemical cabinet
PARAFORMALDEHYDE	PARAFORMALDEHYDE	solid	100g	100g	general chemical cabinet
PENTANE	PENTANE	liquid	1000m L	1000mL	general chemical cabinet
Pharmasolve	Pharmasolve	liquid	1000m L	1000mL	general chemical cabinet
Phenol ReagentPlus, =99%	Phenol ReagentPlus, =99%	solid	100g	100g	general chemical cabinet
Phenolphthaline	Phenolphthaline	liquid	1000mL	1000mL	general chemical cabinet
PHENOTHIAZINE	PHENOTHIAZINE	solid	25g	25g	general chemical cabinet
PHENYLACETYL CHLORIDE	PHENYLACETYL CHLORIDE	liquid	25g	25g	general chemical cabinet
Phosphoric Acid	Phosphoric Acid	liquid	500L	500L	general chemical cabinet
PHOSPHORIC ACID	PHOSPHORIC ACID	solid	5g	5g	general chemical cabinet
PHOSPHORUS (V) OXYCHLORIDE	PHOSPHORUS (V) OXYCHLORIDE	solid	250g	250g	general chemical cabinet
Phosphorus oxychloride	Phosphorus oxychloride	liquid	250mL	250mL	general chemical cabinet
PHOSPHORUS PENTACHLORIDE	PHOSPHORUS PENTACHLORIDE	solid	5g	5g	general chemical cabinet
PHOSPHORUS PENTOXIDE, P. 500GR..	PHOSPHORUS PENTOXIDE, P. 500GR..	solid	500g	500g	general chemical cabinet
Phthalimide potassium salt 98% Pinacol 98%	Phthalimide potassium salt 98% Pinacol 98%	solid	100g	100g	general chemical cabinet
Piperonal 100g	Piperonal 100g	liquid	50 mL	50 mL	general chemical cabinet
PLATINUM (IV) OXIDE	PLATINUM (IV) OXIDE	solid	0.25g	0.25g	general chemical cabinet
Polyethylene Glycol 300	Polyethylene Glycol 300	liquid	500mL	500mL	general chemical cabinet
Polyethylene Glycol 400	Polyethylene Glycol 400	liquid	1000mL	1000mL	general chemical cabinet
Polyoxyethylene Sorbitan Monolaurate (Tween-20)	Polyoxyethylene Sorbitan Monolaurate (Tween-20)	liquid	500mL	500mL	general chemical cabinet
POLYPHOSPHORIC ACID	POLYPHOSPHORIC ACID	liquid	250g	250g	general chemical cabinet
Polysorbate 80 (Tween 80)	Polysorbate 80 (Tween 80)	500ml	liquid	500mL	general chemical cabinet
Potassium acetate ACS reagent, =99.0%	Potassium acetate ACS reagent, =99.0%	solid	500g	500g	general chemical cabinet

14

POTASSIUM CARBONATE	POTASSIUM CARBONATE	solid	500g	500g	general chemical cabinet
Potassium Chloride	Potassium Chloride	solid	500g	500g	general chemical cabinet
Potassium-Hydroxide	Potassium-Hydroxide	solid	500g	500g	general chemical cabinet
POTASSIUM IODIDE	POTASSIUM IODIDE	solid	100g	100g	general chemical cabinet
Potassium iodide	Potassium iodide	solid	100g	100g	general chemical cabinet
Potassium Palmitate 7,7,8,8,-D4	Potassium Palmitate 7,7,8,8,-D4	solid	500mg	500mg	general chemical cabinet
POTASSIUM PERMANGANATE	POTASSIUM PERMANGANATE	solid	25g	25g	general chemical cabinet
POTASSIUM PHOSPHATE DIBASIC	POTASSIUM PHOSPHATE DIBASIC	solid	100g	100g	general chemical cabinet
Potassium Phosphate, dibasic	Potassium Phosphate, dibasic	solid	500g	500g	general chemical cabinet
Potassium Phosphate, dibasic, trihydrate	Potassium Phosphate, dibasic, trihydrate	solid	100g	100g	general chemical cabinet
Potassium Phosphate, monobasic	Potassium Phosphate, monobasic	solid	25g	25g	general chemical cabinet
Potassium Phosphate, tribasic	Potassium Phosphate, tribasic	solid	500g	500g	general chemical cabinet
Potassium sorbate	Potassium sorbate	solid	125g	125g	general chemical cabinet
POTASSIUM TERT BUTOXIDE	POTASSIUM TERT BUTOXIDE	solid	100g	100g	general chemical cabinet
Potassium tetraborate	Potassium tetraborate	solid	100 g	100 g	general chemical cabinet
PROPYLAMINE	PROPYLAMINE	liquid	250mL	250mL	general chemical cabinet
Propylamine, 50 ml	Propylamine, 50 ml	liquid	25g	25g	general chemical cabinet
propylene glycol (1,2-propanediol)	propylene glycol (1,2-propanediol)	liquid	500mL	500mI	general chemical cabinet
PSEUDOTROPINE	PSEUDOTROPINE	solid	1g	1g	general chemical cabinet
PyBOP	PyBOP	solid	5g	5g	general chemical cabinet
PYRROLIDINE	PYRROLIDINE	liquid	100mL	100mL	general chemical cabinet
Pyrrolidine	Pyrrolidine	liquid	100mL	100mL	general chemical cabinet
PYRROLIDONE HYDROTRIBROMIDE	PYRROLIDONE HYDROTRIBROMIDE	solid	100g	100g	general chemical cabinet
Reagent alcohol	Reagent alcohol	liquid	4 L	4L	Art’s cabinet
RHODIUM ACETATE	RHODIUM ACETATE	solid	0.05g	0.05g	general chemical cabinet
Rhodium on alumina	Rhodium on alumina	solid	5g	5g	general chemical cabinet
RUTHENIUM (III) CHLORIDE	RUTHENIUM (III) CHLORIDE	solid	2g	2g	general chemical cabinet
sand, white quartz	sand, white quartz	Solid	500 g	500 g	Dave’s cabinet
sodium phosphate dibasic	sodium phosphate dibasic	solid	500 g	500 g	Dave’s cabinet
sodium carbonate	sodium carbonate	solid	500 g	500 g	Dave’s cabinet
sodium carbonate monohydrate	sodium carbonate monohydrate	solid	500 g	500 g	Art’s Bench
sodium phosphate tribasic	sodium phosphate tribasic	solid	500 g	500 g	Dave’s cabinet
silica gel	silica gel	solid	2.5 kg	3.5 kg	Dave’s and Art’s Cabinet
sodium chloride	sodium chloride	solid	10 kg	11 kg	Dave’s and Art’s Cabinet

15

N-succinimidy1-3 maleimidopropionate	N-succinimidy1-3 maleimidopropionate	solid	1 g	1 g	Dave’s cabinet
SMPT	4-succinimidyloxycarbonyl-alpha-methl-α(2-pyridyldithio)toluene	solid	50 mg	50 mg	Dave’s cabinet
SATA	N-succinimidyl S-acetylthioacetate	solid	100 mg	100 mg	Dave’s cabinet
sulfuric acid	sulfuric acid	liquid	1 kg	1 kg	Dave’s corrosive cabinet
sodium tert-butoxide	sodium tert-butoxide	solid	100 g	100 g	Art’s bench
succinic anhydride	succinic anhydride	solid	50 g	50 g	Dave’s cabinet
sodium hydride (60% in mineral oil)	sodium hydride (60% in mineral oil)	solid	250 g	250 g	Art’s Bench
sodium triacetoxyborohydride	sodium triacetoxyborohydride	solid	100 g	100 g	Art’s Bench
sodium bicarbonate	sodium bicarbonate	solid	2.5 kg	2.5 kg	Art’s Bench
silicone oil	silicone oil	liquid	500 g	500 g	Art’s cabinet
sulfuric acid (2.0 N)	sulfuric acid (2.0 N)	liquid	500 mL	500 mL	biolab
SALICYLIC ACID	SALICYLIC ACID	solid	100g	100g	general chemical cabinet
sec-butyl alcohol	sec-butyl alcohol	liquid	1000mL	1000mL	general chemical cabinet
SEPHADEX LH-20	SEPHADEX LH-20	solid	25g	25g	general chemical cabinet
Silica Gel	Silica Gel	solid	2000g	2000	general chemical cabinet
Silicone oil	Silicone oil	liquid	500G	500G	general chemical cabinet
SILVER CARBONATE, -50% ON CELITE	SILVER CARBONATE, -50% ON CELITE	solid	5g	5g	general chemical cabinet
Sodium acetate, anhydrous	Sodium acetate, anhydrous	solid	100g	100g	general chemical cabinet
Sodium amide 50 wt. % suspension in toluene	Sodium amide 50 wt. % suspension in toluene	solid	100g	100g	general chemical cabinet
Sodium Azide	Sodium Azide	solid	50g	50g	general chemical cabinet
Sodium benzoate	Sodium benzoate	solid	500g	500g	general chemical cabinet
Sodium bicarbonate	Sodium bicarbonate	solid	500G	500G	general chemical cabinet
SODIUM BICARBONATE	SODIUM BICARBONATE	solid	2500g	2500g	general chemical cabinet
Sodium bicarbonate	Sodium bicarbonate	solid	500g	500g	general chemical cabinet
Sodium bis(trimethylsilyl)amide	Sodium bis(trimethylsilyl)amide	solid	5g	5g	general chemical cabinet
Sodium bisulfite	Sodium bisulfite	solid	100g	100g	general chemical cabinet
SODIUM BOROHYDRIDE	SODIUM BOROHYDRIDE	solid	100g	100g	general chemical cabinet
Sodium carbonate	Sodium carbonate	solid	500G	500G	general chemical cabinet
SODIUM CARBONATE	SODIUM CARBONATE	solid	1000g	1000g	general chemical cabinet
Sodium carbonate	Sodium carbonate	solid	500g	500g	general chemical cabinet
Sodium Chloride	Sodium Chloride	liquid	500mL	500mL	general chemical cabinet
SODIUM CHLORITE	SODIUM CHLORITE	solid	100g	100g	general chemical cabinet

16

Sodium chloroacetate	Sodium chloroacetate	solid	3000g	3000g	general chemical cabinet
Sodium Citrate	Sodium Citrate	solid	500g	500g	general chemical cabinet
SODIUM CYANOBOROHYDRIDE	SODIUM CYANOBOROHYDRIDE	solid	10g	10g	general chemical cabinet
Sodium cyanoborohydride	Sodium cyanoborohydride	solid	10g	10g	general chemical cabinet
SODIUM DITHIONITE	SODIUM DITHIONITE	solid	50g	50g	general chemical cabinet
Sodium Fluoride	Sodium Fluoride	solid	5g	5g	general chemical cabinet
SODIUM HYDRIDE	SODIUM HYDRIDE	solid	100g	100g	general chemical cabinet
Sodium hydride 60 % dispersion in mineral oil	Sodium hydride 60 % dispersion in mineral oil	solid	100g	100g	general chemical cabinet
Sodium hydride in mineral oil	Sodium hydride in mineral oil	solid	100G	100G	general chemical cabinet
Sodium Hydroxide, pellets	Sodium Hydroxide, pellets	solid	500g	500g	general chemical cabinet
Sodium Lauryl Sulfate	Sodium Lauryl Sulfate	solid	125g	125g	general chemical cabinet
SODIUM METAPERIODATE	SODIUM METAPERIODATE	solid	100g	100g	general chemical cabinet
SODIUM NITRITE	SODIUM NITRITE	solid	100g	100g	general chemical cabinet
Sodium Nitrite	Sodium Nitrite	solid	100g	100g	general chemical cabinet
Sodium Phosphate	Sodium Phosphate	solid	100g	100g	general chemical cabinet
Sodium Phosphate, dibasic	Sodium Phosphate, dibasic	solid	25g	25g	general chemical cabinet
Sodium Phosphate, Dibasic anhydrous	Sodium Phosphate, Dibasic anhydrous	solid	100g	100g	general chemical cabinet
Sodium Phosphate, monobasic	Sodium Phosphate, monobasic	solid	25g	25g	general chemical cabinet
SODIUM PHOSPHATE, MONOBASIC	SODIUM PHOSPHATE, MONOBASIC	solid	500g	500g	general chemical cabinet
Sodium Phosphate, monobasic, anhydrous	Sodium Phosphate, monobasic, anhydrous	solid	500g	500g	general chemical cabinet
Sodium Phosphate, tribasic, dodecahydrate	Sodium Phosphate, tribasic, dodecahydrate	solid	500g	500g	general chemical cabinet
Sodium sulfate	Sodium sulfate	solid	500g	500g	general chemical cabinet
Sodium sulfite	Sodium sulfite	solid	500g	500g	general chemical cabinet
SODIUM SULFITE ANHYDROUS	SODIUM SULFITE ANHYDROUS	solid	100g	100g	general chemical cabinet
Sodium tetraborate	Sodium tetraborate	solid	25g	25g	general chemical cabinet
SODIUM THIOSULFATE	SODIUM THIOSULFATE	solid	100g	100g	general chemical cabinet
Sodium triacetoxyborohydride	Sodium triacetoxyborohydride	solid	25G	25G	general chemical cabinet
SODIUM TRIACETOXYBOROHYDRIDE	SODIUM TRIACETOXYBOROHYDRIDE	solid	100g	100g	general chemical cabinet
Sodium tungstate dihydrate	Sodium tungstate dihydrate	solid	5g	5g	general chemical cabinet
ß-Alanine puriss. p.a., =99.0% (NT)	ß-Alanine puriss. p.a., =99.0% (NT)	solid	50g	50g	general chemical cabinet
Stearic Acid	Stearic Acid	solid	500g	500g	general chemical cabinet

17

SUCCINIC ACID	SUCCINIC ACID	solid	50g	50g	general chemical cabinet
Succinic acid	Succinic acid	solid	500g	500g	general chemical cabinet
Sucrose	Sucrose	solid	500g	500g	general chemical cabinet
SULFUR TRIOXIDE PYRIDINE COMPLEX	SULFUR TRIOXIDE PYRIDINE COMPLEX	solid	25g	25g	general chemical cabinet
THF	tetrahydrofuran	liquid	4 L	8.1 L	Dave’s and Art’s Cabinet
TCEP	tris(2-carboxyethyl)phosphine hydrochloride	solid	10 g	12 g	Dave’s and Art’s Cabinet
tert-butyl-12-amino-4,7,10 trioxadodecanoate	tert-buty1-12-amno-4,7,10	solid	1 g	1 g	Dave’s cabinet
triethylamine	Triethylamine	liquid	4 L	4.5 L	Dave’s and Art’s Cabinet
TFA	trifluoroacetic acid	liquid	500 mL	1L	Dave’s and Art’s corrosive cabinet
Tin chloride dihydrate	Tin chloride dihydrate	solid	100 g	100 g	Art’s Bench
sodium chloride	sodium chloride	solid	10 kg	11 kg	Dave and Art’s Cabinet
Trans-L-4-(Boc-aminomethyl) cyclohexanemethanamine	Trans-L-4-(Boc-aminomethyl) cyclohexanemethanamine	solid	250 mg	500 mg	Art’s Bench
tert-butyl-4-(4-aminobutyl) piperazine-4-carboxylate	tert-buty1-4-(4-aminobutyl)-piperazine -4-carboxylate	solid	1 g	2 g	Art’s Bench
tert-buty1-4-(3-aminopropyl) piperazine-4-carboxylate	tert-buty1-4-(3-aminopropyl)-piperazine--4-carboxylate	solid	1g	1g	Art’s Bench
5-(tert-butoxy)-5-oxopentanoi acid	5-(tert-butoxy)-5-oxopentanoic acid	liquid	1 g	1g	Art’s Bench
Triphosgene	triphosgene	solid	25 g	25 g	Art’s Bench
trans-1,4-cyclohexanedicarboxylic acid monomethyl ester	trans-1,4-cyclohexanedicarboxylic acid monomethyl ester	solid	25 g	25 g	Art’s Bench
Pd2dba3	Tris(dibenzylidineacetone)dipalladium(0)	solid	5 g	5 g	Art’s Bench
tri-tert-butylphosphonium tetrafluoroborate	tri-tert-butylphosphonium tetrafluoroborate	solid	25 g	25 g	Art’s Bench
triphenylphosphine	triphenylphosphine	solid	250 g	450 g	Art’s Bench
Toluene-4-sulfonyl chloride	Toluene-4-sulfonyl chloride	solid	100 g	100 g	Art’s Bench
Toluene-4-sulfonic acid mmonohydrate	Toluene-4-sulfonic acid mmonohydrate	solid	100 g	200 g	Art’s Bench
triethyl orthoformate	triethyl orthoformate	liquid	500 mL	500 mL	Art’s Bench
2,3,5,6-tetrafluorophenol	2,3,5,6-tetrafluorophenol	solid	25 g	25 g	Art’s Bench
trifluoroacetic anhydride	trifluoroacetic anhydride	liquid	100 g	200 g	Art’s corrosive cabinet
Toluene	—toluene	liquid	4 L	4L	Art’s cabinet
Tween 20	Tween 20	liquid	100 mL	100 mL	biolab
1-(4-tert-Butyl)phenylhydrazine	1-(4-tert-Butyl)phenylhydrazine	solid	10g	10g	general chemical cabinet

18

Talc	Talc	solid	500g	500g	general chemical cabinet
TBTU, N,N,N’,N’-Tetramethyl-O-(benzotriazol-1-yl)uronium tetrafluoroborate	TBTU, N,N,N’,N.-Tetramethyl-O- (benzotriazol-1-yl)uronium tetrafluoroborate	solid	150g	150g	general chemical cabinet
TEMED (N,N,N’,N’- TETRAMETHYLETHYLENEDIAMINE)	N,N,N’,N’- TETRAMETHYLETHYLENEDIAMINE	liquid	100m L	100mL	general chemical cabinet
Tempo, Free Radical	Tempo, Free Radical		5g	5g	general chemical cabinet
tert-Butanol	tert-Butanol	liquid	500mL	500mL	general chemical cabinet
TERT-BUTANOL	TERT-BUTANOL	solid	500m L	500mL	general chemical cabinet
tert-Butyl acrylate 98%	tert-Butyl acrylate 98%	liquid	100mL	100mL	general chemical cabinet
tert-Butyl bromoacetate	tert-Butyl bromoacetate	liquid	10G	10G	general chemical cabinet
tert-Butyl carbazate 98%	tert-Butyl carbazate 98%	liquid	25g	25g	general chemical cabinet
tert-Butyl-N-hydroxycarbamate	tert-Butyl-N-hydroxycarbamate	solid	5g	5g	general chemical cabinet
Tert-butylamine	Tert-butylamine	liquid	1000mL	1000mL	general chemical cabinet
TERT BUTYLDIMETHYLSI LYLCHLORI DE	TERT-BUTYLDIMETHYLSILYLCHLORIDE	solid	25g	25g	general chemical cabinet
Tert-butylisocyanate	Tert-butylisocyanate	liquid	25g	25g	general chemical cabinet
TETRAALKYLAMMONIUM CARBONATE, POLYMER BOUND	TETRAALKYLAMMONIUM CARBONATE, POLYMER BOUND	solid	5g	5g	general chemical cabinet
TETRABUTYLAMMONIUM BROMIDE	TETRABUTYLAMMONIUM BROMIDE	solid	25g	25g	general chemical cabinet
TETRABUTYLAMMONIUM FLUORIDE	TETRABUTYLAMMONIUM FLUORIDE	liquid	100mL	100mL	general chemical cabinet
TETRABUTYLAMMONIUM IODIDE	TETRABUTYLAMMONIUM IODIDE	solid	25g	25g	general chemical cabinet
Tetraethylene glycol 99%	Tetraethylene glycol 99%	liquid	100g	100g	general chemical cabinet
Tetrahydrofuran 100 ml	Tetrahydrofuran 100 ml	liquid	100mL	100mL	general chemical cabinet
TETRAKIS(TRIPHENYLPHOSPHINE) PALLADIUM (0)	TETRAKIS(TRIPHENYLPHOSPHINE) PALLADIUM (0)	solid	5g	5g	general chemical cabinet
Tetramethylenesulfone 99%	Tetramethylenesulfone 99%		250g	250g	general chemical cabinet
THIONYL CHLORIDE	THIONYL CHLORIDE	liquid	100m L	100mL	general chemical cabinet
TIN (II) CHLORIDE DIHYDRATE	TIN (II) CHLORIDE DIHYDRATE	solid	100g	100g	general chemical cabinet
TIN (IV) CHLORIDE	TIN (IV) CHLORIDE	liquid	250g	250g	general chemical cabinet
Titanium diisopropoxide bis(acetylacetonate) in 2-propanol	Titanium diisopropoxide bis(acetylacetonate) in 2-propanol	liquid	100m L	100mL	general chemical cabinet
trans-2-Aminocyclohexanol	trans-2-Aminocyclohexanol	solid	5g	5g	general chemical cabinet
Tri-fluoro-m-cresol	Tri-fluoro-m-cresol		25g	25g	general chemical cabinet
Tri-n-butyl borate	Tri-n-butyl borate	solid	250g	250g	general chemical cabinet
Tributyl borate 100 ml	Tributyl borate 100 ml	liquid	100 mL	100 mL	general chemical cabinet

19

TRIETHYL ORTHOFORMATE	TRIETHYL ORTHOFORMATE	liquid	100mL	100mL	general chemical cabinet
TRIETHYL PHOSPHONOACETATE	TRIETHYL PHOSPHONOACETATE	liquid	25g	25g	general chemical cabinet
Triethylamine	Triethylamine	liquid	500mL	500mL	general chemical cabinet
Trifluoroacetic acid	Trifluoroacetic acid	liquid	100mL	100mL	general chemical cabinet
Trifluoroacetic acid	Trifluoroacetic acid	liquid	500mL	500mL	general chemical cabinet
TRIFLUOROACETIC ANHYDRIDE	TRIFLUOROACETIC ANHYDRIDE	liquid	25mL	25mL	general chemical cabinet
TRIFLUOROMETHANESULFONIC ACID	TRIFLUOROMETHANESULFONIC ACID	liquid	10g	10g	general chemical cabinet
Triisopropyl borate =98%	Triisopropyl borate =98%	liquid	80g	80g	general chemical cabinet
Trimethyl borate	Trimethyl borate	liquid	250mL	250mL	general chemical cabinet
TRIMETHYL BORATE 99%	TRIMETHYL BORATE 99%	liquid	1000mL	1000mL	general chemical cabinet
Trimethyl orthoformate	Trimethyl orthoformate	liquid	500mL	500mL	general chemical cabinet
TRIMETHYLACETALDEHYDE	TRIMETHYLACETALDEHYDE	liquid	5mL	5mL	general chemical cabinet
Trimethylacetyl chloride 99%	Trimethylacetyl chloride 99%	liquid	100mL	100mL	general chemical cabinet
TRIPHENYLPHOSPHINE DIBROMIDE	TRIPHENYLPHOSPHINE DIBROMIDE	solid	5g	5g	general chemical cabinet
TRIPHENYLPHOSPHINE, 99%	TRIPHENYLPHOSPHINE, 99%	solid	100g	100g	general chemical cabinet
Triphosgene	Triphosgene	solid	5g	5g	general chemical cabinet
TRIS(DIBENZYLIDENEACETONE) DIPALLADIUM (0)	TRIS(DIBENZYLIDENEACETONE) DIPALLADIUM (0)	solid	1g	1g	general chemical cabinet
Triton X-100	Triton X-100	liquid	5mL	5mL	general chemical cabinet
TROPINE	TROPINE	solid	10g	10g	general chemical cabinet
Tween 80 (polysorbate 80)	Tween 80 (polysorbate 80)	liquid	500mL	500mL	general chemical cabinet
Tween-20 (polysorbate 20)	Tween-20 (polysorbate 20)	liquid	100mL	100mL	general chemical cabinet
Ursodeoxycholic Acid	Ursodeoxycholic Acid	solid	1g	1g	general chemical cabinet
Valeric acid	pentanoic acid	liquid	100 mL	100 mL	general chemical cabinet
Valeroyl chloride	pentanoyl chloride	liquid	500 mL	500 mL	general chemical cabinet
Val-Cit-PAB-OH	Val-Cit-PAB-OH	solid	0.5 g	0.5 g	general chemical cabinet
Vacuum Pump Oil No. 20	Vacuum Pump Oil No. 20	liquid	1000mL	1000mL	general chemical cabinet
VANILLIN	VANILLIN	solid	25g	25g	general chemical cabinet
VINYLBORONIC ANHYDRIDE PYRIDINE COMPLEX	VINYLBORONIC ANHYDRIDE PYRIDINE COMPLEX	liquid	5g	5g	general chemical cabinet
Water, HPLC	Water, HPLC	liquid	4L	32 L	general chemical cabinet
XANTHENE-9-CARBOXYLIC ACID	XANTHENE-9-CARBOXYLIC ACID	solid	5g	5g	general chemical cabinet
XYLENES	XYLENES	liquid	500mL	500mL	general chemical cabinet
Zinc acetate	Zinc acetate	solid	250g	250g	general chemical cabinet
ZINC CHLORIDE	ZINC CHLORIDE, ANHYDROUS	solid	5g	5g	general chemical cabinet
ZINC DUST	ZINC DUST	solid	100g	100g	general chemical cabinet

20

EXHIBIT E

FAIR MARKET RENTAL RATE

1.    Definition of Fair Market Rental Rate. “Fair Market Rental Rate” shall mean the Monthly Base Rent equal to the monthly base rental per rentable square foot which a willing tenant would pay and which a willing landlord would accept for space comparable to the Premises in the Building and in other comparable buildings in Seaport Centre and along the Highway 101 corridor in Redwood City, Redwood Shores, San Carlos and Belmont (the “Applicable Market”) for the period for which such rental is to be paid and for a lease on terms substantially similar to those of the Lease (including, without limitation, those applicable to Taxes, Operating Expenses and exclusions, but also considering so-called net and triple net leases, and leases utilizing operating expense stops or base years, and making appropriate adjustment between such leases and this Lease, as described below), based on prevailing market conditions in the Applicable Market at the time such determination is made (“Comparable Transactions”). Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the term of tenancy and for space comparable in use, floor levels, view and orientation, square footage and location within the Building and in the Applicable Market as the transaction for which Fair Market Rental Rate is being determined; however, leases of unusual or odd shaped spaces shall not be considered. In any determination of Fair Market Rental Rate, the stated or contract monthly net or base rental in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease, including, without limitation: (a) the extent to which average annual expenses and taxes per rentable square foot payable by tenants in Comparable Transactions vary from those payable by Tenant under the Lease, and so, for example, if the Lease provides for payment of Rent Adjustments and/or certain Operating Expenses on the basis of increases over a base year, then the rate of Monthly Base Rent under the Lease shall be based upon a step-up to change the calendar year which serves as the base year for calculation of the base for such Operating Expenses for the Option Term to be the full calendar year in which the Option Term commences, and such step-up shall be considered in the determination of the Fair Market Rental Rate; (b) tenant improvements, value of existing tenant improvements, the concessions, if any, being given by landlords in Comparable Transactions, such as parking charge abatement, free rent or rental abatement applicable after substantial completion of any tenant improvements (and no adjustment shall be made for any free or abated rent during any construction periods), loans at below-market interest rates, moving allowances, space planning allowances, lease takeover payments and work allowances, as compared to any tenant improvement, refurbishment or repainting allowance given to Tenant under the Lease for the space for which Fair Market Rental Rate is being determined; (c) the brokerage commissions, fees and bonuses payable by landlords in Comparable Transactions (whether to tenant’s agent, such landlord or any person or entity affiliated with such landlord), as compared to any such amounts payable by Landlord to the broker(s) identified with respect to the transaction for which Fair Market Rental Rate is being determined; (d) the time value of money; (e) any material difference between the definition of rentable area and the ratio of project rentable

Exhibit E - Page 1

to useable square feet in Comparable Transactions, as compared to such figures applicable to the space for which Fair Market Rental Rate is being determined; and (f) the extent to which charges for parking by tenants in Comparable Transactions vary from those payable by Tenant under the Lease.

2.    Sealed Estimates. In the event the Lease requires Fair Market Rental Rate to be determined in accordance with this Exhibit, Landlord and Tenant shall meet within ten (10) business days thereafter and each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market Rental Rate (the “Estimates”). If the higher Estimate is not more than one hundred five percent (105%) of the lower Estimate, then Fair Market Rental Rate shall be the average of the two Estimates. If such simultaneous submission of Estimates does not occur within such ten (16) business day period, then either party may by notice to the other designate any reasonable time within five (5) business days thereafter and any reasonable place at or near the Building for such meeting to take place. In the event only one party submits an Estimate at that meeting, such Estimate shall be Fair Market Rental. In the event neither party submits an Estimate at that meeting, the transaction for which Fair Market Rental Rate is being determined hall be deemed cancelled and of no further force or effect.

3.    Selection of Arbitrators. If the higher Estimate is more than one hundred five percent (105%) of the lower Estimate, then either Landlord or Tenant may, by written notice to the other within five (5) business days after delivery of Estimates at the meeting, require that the disagreement be resolved by arbitration. In the event neither party gives such notice, the transaction for which Fair Market Rental Rate is being determined shall be deemed cancelled and of no further force or effect. Within five (5) business days after such notice, the parties shall select as arbitrators three (3) mutually acceptable independent MAI appraisers with experience in real estate activities, including at least five (5) years experience in appraising comparable space in the Applicable Market (“Qualified Appraisers”). If the parties cannot timely agree on such arbitrators, then within the following five (5) business days, each shall select and inform the other party of one (1) Qualified Appraiser and within a third period of five (5) business days, the two appraiser. (or if only one (1) has been duly selected, such single appraiser) shall select as arbitrators a panel of three additional Qualified Appraisers, which three arbitrators shall proceed to determine Fair Market Rental Rate pursuant to Section 4 of this Exhibit. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators.

4.    Arbitration Procedure. Once a panel of arbitrators has been selected as provided above, then as soon thereafter as practicable each arbitrator shall select one of the two Estimates as the one which, in its opinion, is closer to Fair Market Rental Rate. Upon an Estimate’s selection by two (2) of the arbitrators, it shall be the applicable Fair Market Rental Rate and such selection shall be binding upon Landlord and Tenant. If the arbitrators collectively determine that expert advice is reasonably necessary to assist them in determining Fair Market Rental Rate, then they may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, o provide such expert advice. The party whose Estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

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5.    Rent Pending Determination of Fair Market Rental Rate. In the event that the determination of Fair Market Rental Rate has not been concluded prior to commencement of the applicable rental period for the applicable space for which the Fair Market Rental Rate is being determined, Tenant shall pay Landlord Monthly Base Rent and Rent Adjustment Deposits as would apply under Landlord’s Estimate pursuant to Section 2 of this Exhibit until the Fair Market RentaI Rate is determined. In the event that the Fair Market Rental Rate subsequently determined is different from the amount paid for the applicable period, then within thirty (30) days after such determination, Tenant shall pay Landlord any greater amounts due and Landlord shall credit Tenant (against the next Monthly Base Rent installments due) for any reduction in the amounts due.

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RIDER 1

COMMENCEMENT DATE AGREEMENT

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Landlord”), BOLT BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”), have entered into a certain Lease dated                     , 2017 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

1.    Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.    The Commencement Date (as defined in the Lease) of the Lease is                     .

3.    The Expiration Date (as defined in the Lease) of the Lease is                     .

4.    Tenant hereby confirms the following:

(a)    That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)    That the Landlord Work, if any, is Substantially Complete; and

(c)    That the Lease is in full force and effect.

5.    Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6.    The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.

TENANT:	LANDLORD:
BOLT BIOTHERAPEUTICS, INC.	METROPOLITAN LIFE INSURANCE COMPANY,
a Delaware corporation	a New York corporation

By		By

	Print name		Print Name

Its		Its
(Chairman of Board, President or Vice President)

By

Print name

Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

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RIDER 2

ADDITIONAL PROVISIONS

This Rider 2 (“Rider”) is attached to and a part of a certain Lease by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord, and BOLT BIOTHERAPEUTICS, INC., a Delaware corporation (for purposes of this Rider, “Tenant”), as Tenant, for the Premises as described therein (the “Lease”).

SECTION 1. DEFINED TERM; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for to terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2. CONDITION OF PREMISES; DELIVERY; CONSTRUCTION PERIOD; COMMENCEMENT DATE; TERM

2.1.    AS-IS Condition. Tenant hereby leases and Landlord shall deliver the Premises to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises; and Landlord shall not have any obligation to construct or install fly tenant improvements or alterations or to pay for any such construction or installation, in each case, except to the extent expressly set forth in the Workletter or below. Any Tenant Work and Landlord Work, if any, shall be subject to and governed by the Workletter and other applicable provisions of this Lease.

2.2.    Projected Delivery Date; Delivery Date; Commencement Date: Tenant’s Obligations During Construction Period; Term.

(a)    Landlord shall tender to Tenant possession of the Premises in the condition required by Section 1 of the Workletter no later than five (5) days after the later of the full execution and delivery of this Lease and Landlord’s recovery of possession of the Premises from the prior tenant and the termination of such tenant’s lease (the “Projected Delivery Date”), which Projected Delivery Date is estimated to occur on August 15, 2017. On the later of the date Landlord actually tenders to Tenant possession of the Premises in the condition required by Section 1 of the Workletter with the prior tenant’s lease terminated and the full execution and delivery of this Lease (the “Delivery Date”), all the terms and conditions of the Lease shall apply, and Tenant shall observe and perform all terms and conditions of the Lease, including all that are specified to apply during the Term (for example only, Tenant’s insurance and indemnification obligations), except that during the period (the “Construction Period”) from the Delivery Date until the Commencement Date, in recognition of Tenant’s construction and installations in, and preparation of, the Premises for the use and occupancy permitted by this Lease, Tenant shall not be obligated to pay Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments. The Term of this Lease shall be as shown in Section 1.01(5) of the Basic Lease Provisions and the Commencement Date of the Term shall be the date which is sixty (60) days after the Delivery Date.

(b)    Within thirty (30) days following the occurrence of the Commencement Date, upon request by Landlord, Tenant and Landlord shall enter into an agreement (which is attached to this Lease as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement within ten (10) business days after Landlord’s request enclosing the proposed agreement, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.

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2.3    Failure to Deliver Possession.

(a)    If Landlord shall be unable to give possession of the Premises in the condition required by Section 1 of the Workletter on the Projected Delivery Date by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) the Landlord Work, if any, is not Substantially Complete, or (iii) for any other reason beyond the reasonable control of Landlord, then Landlord shall not be subject to any liability for the failure to give possession on said date so long as Landlord has used and continues to use reasonable efforts to deliver possession to Tenant as soon as possible. Under such circumstances, by operation of the definitions thereof, the Delivery Date and Commencement Date are automatically adjusted and determined in relation to the date Landlord actually tenders possession of the Premises to Tenant. No such failure to deliver possession on the originally scheduled Projected Delivery Date shall affect the validity of this Lease or the obligations of the Tenant hereunder.

(b)    Notwithstanding any of the foregoing provisions of Subsection (a) above to the contrary, if Landlord has not tendered possession of the Premises on or before the Sunset Date (defined below), then, as Tenant’s sole and exclusive remedy, Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord within three (3) business days after the Sunset Date. If Tenant does not timely give notice of its election to terminate this Lease as aforesaid and delivery of possession does not occur on or before the date which is thirty (30) days following the Sunset Date, then Tenant shall again have such option to terminate this Lease in the manner described above and such date shall constitute the new Sunset Date; it being the intention of the parties that Tenant shall have a recurring termination option after each such thirty (30) day period following the initial Sunset Date if Landlord has not tendered possession by the end of each such thirty (30) day period. As used in this Lease, “Sunset Date” means the initial Sunset Date shall mean December 1, 2017 and any succeeding new Sunset Dates (at thirty (30) day intervals after the initial Sunset Date), and each such Sunset Date, as applicable, shall be extended by the number of days of delay due to Force Majeure plus the number of days of Tenant Delay, if any. On or before the Sunset Date, if such date includes any period of Force Majeure or Tenant Delay, Landlord shall give Tenant written notice of the resulting calendar date which is the Sunset Date.

SECTION 3. OPTION TO EXTEND.

(a)    Landlord hereby grants Tenant a single option to extend the Term of the Lease for an additional period of five (5) years (such period may be referred to as the “Option Term”), as to the entire Premises as it then exists, upon and subject to the terms and conditions of this Section (the “Option To Extend”), and provided that at the time of exercise of such option (and each Option, if more than one Option is granted): (i) Tenant must be conducting regular, active, ongoing business in, and be in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition) of at least fifty percent (50%) of the Premises; and (ii) there has been no material adverse change in Tenant’s financial position from such position as of the date of execution of the Lease, as certified by Tenant’s independent certified public accountants or Chief Financial Officer or Chief Executive Officer, and as supported by Tenant’s certified financial statements, copies of which shall be delivered to Landlord with Tenant’s written notice exercising its right hereunder. Without limiting the generality of the foregoing, Landlord may reasonably conclude there has been a material adverse change if Tenant’s independent certified public accountants or Chief Financial Officer or Chief Executive Officer do not certify there has been no such change.

(b)    Tenant’s election (the “Election Notice”) to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is twelve (12) months prior to the Expiration Date and no later than the date which is nine (9) months prior to the Expiration Date. If Tenant either fails or elects not to exercise the Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void, including, if more than one Option is granted, the then applicable Option to Extend and all further Options to Extend.

(c)    The Option Term (and each Option Term, if more than one Option is granted) shall commence immediately after the expiration of the preceding Term of the Lease. Tenant’s leasing of the

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Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) Tenant shall pay the “Option Term Rent”, defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit shall be increased to an amount that is the same percentage or proportion of Option Term Rent as the prior amount of Security Deposit was in relation to Rent for the Term prior to the Option Term, but in no event shall the Security Deposit be decreased; and (iii) Tenant shall accept the Premises in its “as is” condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor, except to the extent tenants leasing space in Comparable Transactions receive an allowance pursuant to the definition of Fair Market Rental Rate defined in Exhibit E hereto, provided, however, Landlord by notice given to Tenant within thirty (30) days after final determination of the Fair Market Rental Rate, may elect to provide, in lieu of such allowance for alterations to the Premises, a rent credit equal to the amount of the allowance that would have otherwise been given, credited toward the rents applicable only to the Premises and due starting after such rent obligation commences. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the preceding Term as extended by the Option Term unless the context clearly requires otherwise.

(d)    The Option Term Rent shall mean the sum of the Monthly Base Rent at the Fair Market Rental Rate (as defined in Exhibit E) plus Rent Adjustments and/or certain Operating Expenses (if applicable, based upon a step-up to change the base year or base amount for calculation of Operating Expenses in connection with determination of the Fair Market Rental Rate) plus other charges pursuant to the Lease payable to Landlord. The determination of Fair Market Rental Rate and Option Term Rent shall be made by Landlord, in the good faith exercise of Landlord’s business judgment. Within forty-five (45) days after Tenant’s exercise of the Option To Extend, Landlord shall notify Tenant of Landlord’s determination of the Fair Market Rental Rate and Option Term Rent for the Premises. Tenant may, within fifteen (15) days after receipt thereof, deliver to Landlord a written notice either: (i) accepting Landlord’s determination, in which case the extension shall be effective and binding (subject to Subsection (f) below) at the accepted rate; or (ii) setting forth Tenant’s good faith estimate, in which case Landlord and Tenant will promptly confer and attempt to agree upon the Fair Market Rental Rate and Option Term Rent. Tenant’s failure to timely deliver such notice within such fifteen (15) day period shall be deemed its cancellation of the Option. In the event Tenant has delivered notice setting forth Tenant’s different estimate, but no agreement in writing between Tenant and Landlord on Fair Market Rental Rate and Option Term Rent is reached within thirty (30) days after Landlord’s receipt of Tenant’s estimate, the Fair Market Rental Rate shall be determined in accordance with the terms of Exhibit E. To the extent that Tenant pays directly the utility or service provider for utilities or services which Tenant is to obtain directly pursuant to the Lease, Tenant shall continue to pay such amounts.

(e)    Promptly after final determination of the Fair Market Rental Rate, Landlord shall prepare a memorandum confirming the specific dates, amounts and terms of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend, in the form of an amendment to the Lease, and Tenant shall execute such amendment within five (5) business days after Landlord and Tenant agree to the form of the proposed amendment and Landlord shall execute it promptly after Tenant. Notwithstanding any of the foregoing to the contrary, the failure of Landlord to prepare such amendment or of either party to execute an amendment shall not affect the validity and effectiveness of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend.

(f)    Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, whereupon any prior or subsequent exercise of this Option to Extend shall be of no force or effect:

(i)    Tenant’s failure to timely exercise or timely to perform the Option to Extend in strict accordance with the provisions of this Section.

(ii)    The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of a Default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, Igor both, would constitute such a Default.

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(iii)    Tenant’s third Default under the Lease prior to the commencement of the Option Term, notwithstanding that all such Defaults ma), subsequently be cured.

(g)    Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

(h)    This Option to Extend is personal to Bolt Biotherapeutics, Inc., a Delaware corporation, and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity except a Permitted Transferee that satisfies the terms and conditions of Section 10.01(e) of the Lease.

SECTION 4. TENANT SIGNAGE & EXTERIOR SIGNAGE

(a)    Signage Generally. Except as expressly provided herein, Tenant shall not install any signage within the Project, the Building or the Premises (if visible from the exterior of the Premises) without obtaining the prior written approval of Landlord’, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all necessary repairs and restoration to the Premises and the Building, and all costs in connection therewith. Any such signage shall comply with Landlord’s current Building signage standards, any applicable recorded covenants, conditions and restrictions, and all Laws, and shall be consistent with class A standards.

(b)    Exterior Sign Right.

(1)    Grant of Right. Only for so long as: (i) Tenant leases, is continuously conducting regular, active, ongoing business in, and is in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition) of the entire Premises; and (ii) Tenant is not a bank, investment bank, stock broker, insurance company or other financial institution, and Tenant’s business does not in material part include any of the foregoing businesses (collectively, the “Exterior Sign Conditions”), Tenant shall have the right to place a single sign with Tenant’s name and logo on the exterior glass of the Premises near the Premises entrance and place Tenant’s name and logo on one line of the existing, exterior monument sign for the Building in which the Premises are located, (the “Exterior Monument Sign” and collectively with the sign on the exterior glass of the Premises, the “Exterior Sign”) subject to the terms, covenants and conditions set forth in this Subsection (b) (collectively, the “Exterior Sign Right”). Nothing contained herein shall prohibit or limit Landlord in granting any other exterior signage rights to others.

(2)    General Conditions & Requirements. The Exterior Sign Right is subject to the following conditions and requirements: (i) the Exterior Sign shall not cover or obstruct any window area, (ii) Tenant shall obtain all necessary approvals for the Exterior Sign under, and shall comply with, all applicable laws, rules and regulations of applicable governmental authorities (including, without limitation, any applicable airport or Federal Aviation Administration authorities) and all recorded covenants, conditions and/or restrictions which apply to the Building; (iii) the size, type, style, materials and colors of the sign, method of installation and specific location of the sign, and the contractor for and all work in connection with the sign, contemplated by this Exterior Sign Right shall be subject to Landlord’s prior written approval in its sole discretion; (iv) the name on the Exterior Sign shall be subject to the prior written approval of Landlord in its sole discretion (and Landlord hereby confirms that Bolt Biotherapeutics is acceptable); (v) the Exterior Sign shall be consistent with the design of the Building; (vi) the Exterior Sign shall be procured, installed, operated, maintained and repaired in safe and good condition, and in class A appearance, by Tenant, at its sole cost and expense, and Tenant shall maintain the areas on which the sign is mounted watertight and shall not adversely affect the good appearance of the areas on which the sign is mounted; (vii) to the extent permitted by law, Tenant assumes all risk of defacement, damage, theft, loss and destruction of Tenant’s Exterior Sign due to any cause, including but not limited to, casualty, vandalism or any act or neglect of any other tenant, guest or occupant of the Project or any member of the public, and Landlord shall not be liable for any of the foregoing or obligated to carry insurance covering any of the foregoing; (viii) if lighting is approved, Tenant shall, at its sole cost and expense, arrange for electrical service and electrical

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connections for lighting the sign, including separate meter or submeter for electricity use in connection with the Exterior Sign; and (ix) prior to commencement of any work, Tenant shall deliver to Landlord certificates of insurance evidencing that Tenant’s contractors, agents, workmen, engineers or other persons installing the Monument Sign have in effect valid workers’ compensation, public liability and builder’s risk insurance in amounts and with such companies and in such forms as Landlord considers necessary or appropriate for its protection. Tenant agrees that Landlord shall have the right to temporarily remove and replace the Exterior Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building.

(3)    Expiration or Termination; Removal & Restoration. If Tenant fails to meet and comply with the Exterior Sign Conditions set forth above, or if there exists a Default by Tenant with respect to any of the general conditions and requirements of Subsection (2) above or any other provisions of the Lease, then in any such event, the Exterior Sign Right shall terminate. Upon the expiration or termination of the Exterior Sign Right, but in no event later than the expiration of the Term or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove such sign and stall repair and restore the area in which the sign was located to its condition prior to installation of such sign. Tenant shall complete all removal, repair and restoration with respect to the Exterior Monument Sign no later than thirty (30) days after such expiration or termination, and in the event that Tenant’s Exterior Sign Right shall terminate as provided in the first sentence of this Subsection (3) and Landlord shall require Tenant to remove such sign, Tenant shall, within thirty (30) days after written notice from Landlord, and at Tenant’s sole cost and expense, I remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign. In the event that Tenant fails timely to remove and restore as provided above, Landlord may, but shall not be obligated to, remove the Exterior Monument Sign and restore the affected area at Tenant’s sole cost and expense.

(4)    Advance Notice; No Liens. Tenant shall keep the Building and Project free of all liens with respect to all work and materials performed and provided in connection with such sign, and Tenant shall give Landlord at least ten (10) days prior written notice of the intended commencement of work in connection with the Exterior Monument Sign.

(5)    Right Personal. The Exterior Sign Right is personal to Bolt Biotherapeutics, Inc., a Delaware corporation, and may not be used ‘by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity except a Permitted Transferee that satisfies the terms and conditions of Section 10.01(e) of the Lease or to an assignee of the entire Lease in an assignment which is in compliance in all respects with the Lease. Further, Tenant may sublicense this Exterior Sign Right to a subtenant that subleases at least seventy-five percent (75%) of the Rentable Area of the Premises for the sublease term as part of a bona fide sublease which is in compliance in all respects with the Lease.

SECTION 5. FUME HOODS

During the Term of the Lease and subject to the terms and conditions set forth below, Tenant shall have the right to continue to use the Fume Hoods in the Premises as of the Date of Lease. Tenant may use the Fume Hoods only within the Premises. Such right is personal to Bolt Biotherapeutics, Inc. and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity except a Permitted Transferee that satisfies the terms and conditions of Section 10.01(e) of the Lease or to an assignee of the entire Lease that complies in all respects with the Lease or a subtenant that subleases at least twenty-five percent (25%) of Rentable Area of the Premises for the sublease term as part of a bona fide sublease that complies in all respects with the Lease. Landlord shall have no obligation to repair, recondition, assemble or install the Fume Hoods, or to pay for any of the foregoing. During the Lease Term, the Fume Hoods shall remain Landlord’s property, but Tenant shall have full responsibility for the Fume Hoods, as if Tenant owned such Fume Hoods, including maintenance, repair and insurance. On the Termination Date, the Fume Hoods shall be returned to Landlord in the same condition in which they were acquired, except for normal wear and casualty damage (subject to Tenant’s insurance obligations).

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SECTION 6. STANDBY GENERATOR

(a)    During the Term, Tenant shall have the right, at Tenant’s sole cost and expense, to operate, maintain, repair, replace and use Standby Generator Installations (as defined below) in the general location designated by Landlord, upon and subject to the terms and conditions of this Section and the Lease. The “Standby Generator Installations” shall mean (i) a single not more than 75 kilowatt generator (which may be a diesel generator) in a caged or fenced enclosure, in an area no larger than approximately ten (10) feet by twenty (20) feet in the immediate vicinity of the Premises and at a location reasonably acceptable to Landlord and Tenant and a sound attenuator and the diesel fuel tank; (ii) wiring, cabling and conduit (subject to Subsection (b) below) from it to the separate electrical circuit(s) serving only the Premises, and all associated switchover equipment and circuits to connect and operate the generator on a standby basis without interference with or damage to any utility systems of the Project or any other equipment of Landlord or other occupants of the Project; and (iii) all ancillary containment vessels, pipe, ventilation systems and equipment. The Standby Generator Installations shall be for the sole purpose of providing Tenant electrical power for its operation in the Premises in the event of any interruption in the supply of electricity, and shall not be used at any other times or in any other way except for occasional testing, as necessary, at times subject to Landlord’s prior written approval. This right to Standby Generator Installations is further conditioned upon the following: (1) in all respects, such right shall be subject to Tenant seeking and obtaining from applicable governmental authorities (including without limitation the Bay Area Air Quality Management District) and the electric utility serving the Project all approvals and permits to install, operate, maintain, repair, replace and use such Standby Generator Installations; (2) except if and as otherwise specified above, the exact location, size and all specifications of such Standby Generator Installations, shall be mutually approved by both Landlord and Tenant in their reasonable discretion; (3) without limiting the generality of any other provisions of the Lease, Tenant shall install, operate, maintain, repair, replace and use Standby Generator Installations in compliance with the Lease, all Environmental Laws and all other Laws; (4) without limiting the generality of any other provisions of the Lease, the Standby Generator Installations, whether located in the Premises or elsewhere at the Project, shall be subject to and covered by the indemnities by Tenant under the Lease, including, without limitation, those of Sections 7.01 and 17.02 of the Lease), and shall be deemed to be in and part of the Premises under all indemnities with respect to the Premises; and (5) notwithstanding any provision of the Lease to the contrary, Tenant shall, as of the expiration or earlier termination of the Lease, remove the Standby Generator Installations, all fuel and Hazardous Material from the Standby Generator Installations, and Tenant shall remove all Hazardous Material introduced to the Property by Tenant or any Tenant Parties (as defined in Section 7.01 of the Lease and restore the area of the Property affected by the Standby Generator Installations to at least as good condition as existed on the date of this Lease (ordinary wear and tear and damage by casualty excepted), all at Tenant’s sole cost and expense. Notwithstanding anything to the contrary set forth herein, in the event the Standby Generator Installations are located in the parking area serving the Building, any parking spaces utilized for the Standby Generator Installations shall be deducted from the total parking spaces allocated to Tenant pursuant to the Lease. Tenant accepts the area in which the Standby Generator Installations will be placed in their AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Standby Generator Installations; and Landlord shall not have any obligation to alter, repair, replace, alter, construct or install any part or all of the Standby Generator Installations, or to pay for any such construction or installation. Further, Landlord has no obligation to seek or obtain from applicable governmental authorities or the electric utility serving the Real Property any approvals or permits to install, operate, maintain, repair, replace, remove or use such Standby Generator Installations. Further, Landlord makes no representation or warranty either (i) as to whether or not the Standby Generator Installations will be acceptable to or approved by applicable governmental authorities or the electric utility serving the Real Property, or (ii) as to the suitability of space at the Project for such installations.

(b)    All installations, repairs, alterations, replacements and additions contemplated by this Section 6 shall be done as Tenant Alterations subject to Article Nine of the Lease, except, in each case, Landlord’s prior written approval in Landlord’s sole discretion shall be required where specified in this Section, including the location and method of installation of conduits and related equipment in any area outside each Building in which the Premises is located, at the entry point to each such Building and in any of the horizontal and vertical pathways or other Common Areas of each such Building. Further, with respect

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to any installations, maintenance, repair, replacement or removal of any installations outside the Premises, whether outside the Building or in the Building’s horizontal or vertical pathways or similar areas whose use is shared by Landlord or other occupants of the Building or other service providers to the Building, such work shall be performed by contractors reasonably approved by Landlord and subject to the direction of Landlord, and Landlord reserves the right to restrict and control access to such areas. A construction fee under Section 9.01(a) shall not be payable on the acquisition cost of the items of equipment installed as part of the Standby Generator Installations, but shall be payable with respect to the cost of the related additions, alterations and modifications of site improvements constructed in, to and outside the Building in connection with the installation of such equipment. All installations pursuant to this Section (whether as part of or after the initial installations) and their maintenance, repair, replacement, removal and use shall not adversely affect the operation, maintenance or replacement of any Building Systems, and shall be subject to compliance with other provisions of the Lease. Without limiting the generality of the foregoing, Tenant shall be responsible to provide all switchover equipment and circuits to connect and operate the generator on a standby basis without interference with or damage to any Building Systems or any other equipment of Landlord or other occupants of the Project. With respect to all operations (including all installations, maintenance, repair, replacement, removal and use) with respect to this Section, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Building or Landlord in its operation of the Building. The Standby Generator Installations, and all additions, replacements, repairs and alterations thereof, shall be Tenant’s property and shall be Tenant’s responsibility and shall be covered by Tenant’s insurance under the Lease, and Landlord shall have no obligation to repair or rebuild them in the event of fire or other loss. Landlord reserves the right to relocate the Standby Generator Installations or any part thereof upon not less than sixty (60) days prior written notice, and Landlord shall pay the actual and reasonable expenses of physically moving and reconnecting any such relocated installation.

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ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 8/25/2017

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Woodruff-Sawyer & Co. 2211 Elliott Avenue Seattle WA 98121	CONTACT NAME: PHONE (A/C, No, Ext): 206-455-2975 FAX (A/C, No): 415-989-9923 E-MAIL ADDRESS:
	INSURER(S) AFFORDING COVERAGE — NAIC #
	INSURER A : Continental Casualty Company — 20443
INSURED BOLTBIO-01 Bolt Biotherapeutics, Inc. 15965 Wildcat Ridge Saratoga CA 95070	INSURER B :
	INSURER C :
	INSURER D :
	INSURER E :
	INSURER F :

COVERAGES **CERTIFICATE NUMBER:** 669689600 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSD	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	X COMMERCIAL GENERAL LIABILITY CLAIMS-MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PRO-JECT [ ] LOC OTHER:			6021311030	11/1/2016	11/1/2017	EACH OCCURRENCE	$2,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$300,000
							MED EXP (Any one person)	$10,000
							PERSONAL & ADV INJURY	$2,000,000
							GENERAL AGGREGATE	$4,000,000
							PRODUCTS - COMP/OP AGG	$Excluded
								$
A	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS [ ] SCHEDULED AUTOS X HIRED AUTOS [X] NON-OWNED AUTOS			6021311030	11/1/2016	11/1/2017	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB [ ] OCCUR EXCESS LIAB [ ] CLAIMS-MADE DED RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					PER STATUTE / OTH-ER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$
A	Business Personal Property - Special Form - Replacement Cost			6021311030	11/1/2016	11/1/2017	Business Pers. Prop. Business Income/EE	1,000 12 months actual loss sustained

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)

Evidence of insurance.

Metropolitan Life Insurance Company is an Additional insured per contractual requirement, under the General Liability, per the attached policy form #SB-146932E.
Metropolitan Life Insurance Company is a Loss Payee as to Tenant's Alterations, as per contractual requirement, under Property coverage, per the attached policy form #SB-147066B.

CERTIFICATE HOLDER	CANCELLATION
Metropolitan Life Insurance Company c/o Seaport Centre Manager 701 Chesapeake Drive Redwood City CA 94063	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE [signature]

© 1988-2014 ACORD CORPORATION. All rights reserved.

ACORD 25 (2014/01)

The ACORD name and logo are registered marks of ACORD

CNA

SB-146932-E
(Ed. 06/11)

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BLANKET ADDITIONAL INSURED – LIABILITY EXTENSION

This endorsement modifies insurance provided under the following:

BUSINESSOWNERS LIABILITY COVERAGE FORM

Coverage afforded under this extension of coverage endorsement does not apply to any person or organization covered as an additional insured on any other endorsement now or hereafter attached to this Policy.

1. ADDITIONAL INSURED – BLANKET VENDORS

WHO IS AN INSURED is amended to include as an additional insured any person or organization (referred to below as vendor) with whom you agreed, because of a written contract or agreement to provide insurance, but only with respect to "bodily injury" or "property damage" arising out of "your products" which are distributed or sold in the regular course of the vendor's business, subject to the following additional exclusions:

1. The insurance afforded the vendor does not apply to:

   a. "Bodily injury" or "property damage" for which the vendor is obligated to pay damages by reason of the assumption of liability in a contract or agreement. This exclusion does not apply to liability for damages that the vendor would have in the absence of the contract or agreement;

   b. Any express warranty unauthorized by you;

   c. Any physical or chemical change in the product made intentionally by the vendor;

   d. Repackaging, except when unpacked solely for the purpose of inspection, demonstration, testing, or the substitution of parts under instructions from the manufacturer, and then repackaged in the original container;

   e. Any failure to make such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business, in connection with the distribution or sale of the products;

   f. Demonstration, installation, servicing or repair operations, except such operations performed at the vendor's premises in connection with the sale of the product;

   g. Products which, after distribution or sale by you, have been labeled or relabeled or used as a container, part or ingredient of any other thing or substance by or for the vendor; or

   h. "Bodily injury" or "property damage" arising out of the sole negligence of the vendor for its own acts or omission or those of its employees or anyone else acting on its behalf. However, this exclusion does not apply to:

      (1) The exceptions contained in Subparagraphs **d.** or **f.**; or

      (2) Such inspections, adjustments, tests or servicing as the vendor has agreed to make or normally undertakes to make in the usual course of business, in connection with the distribution or sale of the products.

2. This insurance does not apply to any insured person or organization, from whom you have acquired such products, or any ingredient, part or container, entering into, accompanying or containing such products.

3. This provision **2.** does not apply to any vendor included as an insured by an endorsement issued by us and made a part of this Policy.

4. This provision **2.** does not apply if "bodily injury" or "property damage" included within the "products-completed operations hazard" is excluded either by the provisions of the Policy or by endorsement.

2. MISCELLANEOUS ADDITIONAL INSUREDS

WHO IS AN INSURED is amended to include as an insured any person or organization (called additional insured) described in paragraphs **2.a.** through **2.h.** below whom you are required to add as an additional insured on this policy under a written contract or agreement but the written contract or agreement must be:

1. Currently in effect or becoming effective during the term of this policy; and

2. Executed prior to the "bodily injury," "property damage" or "personal and advertising injury," but

Only the following persons or organizations are additional insureds under this endorsement and coverage provided to such additional insureds is limited as provided herein:

a. Additional Insured – Your Work

That person or organization for whom you do work is an additional insured solely for liability

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due to your negligence specifically resulting from your work for the additional insured which is the subject of the written contract or written agreement. No coverage applies to liability resulting from the sole negligence of the additional insured.

The insurance provided to the additional insured is limited as follows:

(1) The Limits of Insurance applicable to the additional insured are those specified in the written contract or written agreement or in the Declarations of this policy, whichever is less. These Limits of Insurance are inclusive of, and not in addition to, the Limits of Insurance shown in the Declarations.

(2) The coverage provided to the additional insured by this endorsement and paragraph **F.9.** of the definition of "insured contract" under **Liability and Medical Expenses Definitions** do not apply to "bodily injury" or "property damage" arising out of the "products-completed operations hazard" unless required by the written contract or written agreement.

(3) The insurance provided to the additional insured does not apply to "bodily injury," "property damage," or "personal and advertising injury" arising out of the rendering or failure to render any professional services.

b. State or Political Subdivisions

A state or political subdivision subject to the following provisions:

(1) This insurance applies only with respect to the following hazards for which the state or political subdivision has issued a permit in connection with premises you own, rent, or control and to which this insurance applies:

(a) The existence, maintenance, repair, construction, erection, or removal of advertising signs, awnings, canopies, cellar entrances, coal holes, driveways, manholes, marquees, hoistaway openings, sidewalk vaults, street banners, or decorations and similar exposures; or

(b) The construction, erection, or removal of elevators; or

(2) This insurance applies only with respect to operations performed by you or on your behalf for which the state or political subdivision has issued a permit.

This insurance does not apply to "bodily injury," "property damage" or "personal and advertising injury" arising out of operations performed for the state or municipality.

c. Controlling Interest

Any persons or organizations with a controlling interest in you but only with respect to their liability arising out of:

(1) Their financial control of you; or

(2) Premises they own, maintain or control while you lease or occupy these premises.

This insurance does not apply to structural alterations, new construction and demolition operations performed by or for such additional insured.

d. Managers or Lessors of Premises

A manager or lessor of premises but only with respect to liability arising out of the ownership, maintenance or use of that specific part of the premises leased to you and subject to the following additional exclusions:

This insurance does not apply to:

(1) Any "occurrence" which takes place after you cease to be a tenant in that premises; or

(2) Structural alterations, new construction or demolition operations performed by or on behalf of such additional insured.

e. Mortgagee, Assignee or Receiver

A mortgagee, assignee or receiver but only with respect to their liability as mortgagee, assignee, or receiver and arising out of the ownership, maintenance, or use of a premises by you.

This insurance does not apply to structural alterations, new construction or demolition operations performed by or for such additional insured.

f. Owners/Other Interests – Land is Leased

An owner or other interest from whom land has been leased by you but only with respect to liability arising out of the ownership, maintenance or use of that specific part of the land leased to you and subject to the following additional exclusions:

This insurance does not apply to:

(1) Any "occurrence" which takes place after you cease to lease that land; or

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(2) Structural alterations, new construction or demolition operations performed by or on behalf of such additional insured.

g. **Co-owner of Insured Premises**

A co-owner of a premises co-owned by you and covered under this insurance but only with respect to the co-owners liability as co-owner of such premises.

h. **Lessor of Equipment**

Any person or organization from whom you lease equipment. Such person or organization are insureds only with respect to their liability arising out of the maintenance, operation or use by you of equipment leased to you by such person or organization. A person's or organization's status as an insured under this endorsement ends when their written contract or agreement with you for such leased equipment ends.

With respect to the insurance afforded these additional insureds, the following additional exclusions apply:

This insurance does not apply:

(1) To any "occurrence" which takes place after the equipment lease expires; or

(2) To "bodily injury," "property damage" or "personal and advertising injury" arising out of the sole negligence of such additional insured.

Any insurance provided to an additional insured designated under paragraphs **b.** through **h.** above does not apply to "bodily injury" or "property damage" included within the "products-completed operations hazard."

3. The following is added to **Paragraph H.** of the **BUSINESSOWNERS COMMON POLICY CONDITIONS:**

H. **Other Insurance**

4. This insurance is excess over any other insurance naming the additional insured as an insured whether primary, excess, contingent or on any other basis unless a written contract or written agreement specifically requires that this insurance be either primary or primary and noncontributing.

4. **LEGAL LIABILITY – DAMAGE TO PREMISES**

A. Under B. Exclusions, 1. Applicable to Business Liability Coverage, Exclusion **k. Damage To Property**, is replaced by the following:

k. **Damage To Property**

"Property damage" to:

1. Property you own, rent or occupy, including any costs or expenses incurred by you, or any other person, organization or entity, for repair, replacement, enhancement, restoration or maintenance of such property for any reason, including prevention of injury to a person or damage to another's property;

2. Premises you sell, give away or abandon, if the "property damage" arises out of any part of those premises;

3. Property loaned to you;

4. Personal property in the care, custody or control of the insured;

5. That particular part of any real property on which you or any contractors or subcontractors working directly or indirectly in your behalf are performing operations, if the "property damage" arises out of those operations; or

6. That particular part of any property that must be restored, repaired or replaced because "your work" was incorrectly performed on it.

Paragraph 2 of this exclusion does not apply if the premises are "your work" and were never occupied, rented or held for rental by you.

Paragraphs 1, 3, and 4, of this exclusion do not apply to "property damage" (other than damage by fire or explosion) to premises:

(1) rented to you;

(2) temporarily occupied by you with the permission of the owner, or

(3) to the contents of premises rented to you for a period of 7 or fewer consecutive days.

A separate limit of insurance applies to Damage To Premises Rented To You as described in Section D – Liability and Medical Expenses Limits of Insurance.

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Paragraphs 3, 4, 5, and 6 of this exclusion do not apply to liability assumed under a sidetrack agreement.

Paragraph 6 of this exclusion does not apply to "property damage" included in the "products-completed operations hazard."

B. Under **B. Exclusions, 1. Applicable to Business Liability Coverage**, the last paragraph of 2. Exclusions is deleted and replaced by the following:

Exclusions **c, d, e, f, g, h, i, k, l, m, n, and o,** do not apply to damage by fire to premises while rented to you or temporarily occupied by you with permission of the owner or to the contents of premises rented to you for a period of 7 or fewer consecutive days. A separate limit of insurance applies to this coverage as described in **Section D. Liability And Medical Expenses Limits Of Insurance.**

C. The first Paragraph under item **5. Damage To Premises Rented To You Limit of Section D. Liability And Medical Expenses Limits Of Insurance** is replaced by the following:

The most we will pay under Business Liability for damages because of **"property damage" to any one premises**, while rented to you, or temporarily occupied by you, with the permission of the owner, including contents of such premises rented to you for a period of 7 or fewer consecutive days, is the Damage to Premises Rented to You limit shown in the Declaration.

5. Blanket Waiver of Subrogation

We waive any right of recovery we may have against:

a. Any person or organization with whom you have a written contract that requires such a waiver.

6. Broad Knowledge of Occurrence

The following items are added to **E. Businessowners General Liability Conditions** in the **Businessowners Liability Coverage Form:**

e. Paragraphs **a.** and **b.** apply to you or to any additional insured only when such "occurrence," offense, claim or "suit" is known to:

(1) You or any additional insured that is an individual;

(2) Any partner, if you or an additional insured is a partnership;

(3) Any manager, if you or an additional insured is a limited liability company;

(4) Any "executive officer" or insurance manager, if you or an additional insured is a corporation;

(5) Any trustee, if you or an additional insured is a trust; or

(6) Any elected or appointed official, if you or an additional insured is a political subdivision or public entity.

This paragraph **e.** applies separately to you and any additional insured.

7. Bodily Injury

Section **F. Liability and Medical Expenses Definitions**, item 3. "Bodily Injury" is deleted and replaced with the following:

"Bodily injury" means bodily injury, sickness or disease sustained by a person, including death, humiliation, shock, mental anguish or mental injury by that person at any time which results as a consequence of the bodily injury, sickness or disease.

8. Expanded Personal and Advertising Injury Definition

a. The following is added to **Section F. Liability and Medical Expenses Definitions, item 14. Personal and Advertising Injury, in the Businessowners General Liability Coverage Form:**

h. Discrimination or humiliation that results in injury to the feelings or reputation of a natural person, but only if such discrimination or humiliation is:

1. Not done intentionally by or at the direction of:

a. The insured; or

b. Any "executive officer," director, stockholder, partner, member or manager (if you are a limited liability company) of the insured; and

2. Not directly or indirectly related to the employment, prospective employment, past employment or termination of employment of any person or person by any insured.

b. The following is added to Exclusions, **Section B.:**

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(15) **Discrimination Relating to Room, Dwelling or Premises**

Caused by discrimination directly or indirectly related to the sale, rental, lease or sub-lease or prospective sale, rental, lease or sub-lease of any room, dwelling or premises by or at the direction of any insured.

(16) **Fines or Penalties**

Fines or penalties levied or imposed by a governmental entity because of discrimination.

c. This provision **(Expanded Personal and Advertising Injury)** does not apply if **Personal and Advertising Injury Liability** is excluded either by the provisions of the Policy or by endorsement.

9. Personal and Advertising Injury Re-defined

Section F. Liability and Medical Expenses Definitions, item 14, Personal Advertising Injury, Paragraph c. is replaced by the following:

c. The wrongful eviction from, wrongful entry into, or invasion of the right of private occupancy of a room dwelling or premises that a person or organization occupies committed by or on behalf of it's owner, landlord or lessor.

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SB-147086-B
(Ed. 04/10)

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LOSS PAYABLE CLAUSES

This endorsement modifies insurance provided under the following:

BUSINESSOWNERS POLICY

SCHEDULE*

Prem. No.	Description of Property	Loss Payee (Name & Address)	Provision Applicable (Indicate Paragraph A, B, C or D)
		REFER TO LOSS PAYEE SCHEDULE	

* Information required to complete this Schedule, if not shown on this endorsement, will be shown in the Declarations.

The following is added to the Businessowners Special Property Coverage Form LOSS PAYMENT Loss Condition, as shown in the Declarations or by an "A," "B" "C," or "D" in the Schedule:

A. LOSS PAYABLE CLAUSE

For Covered Property in which both you and a Loss Payee shown in the Schedule or in the Declarations have an insurable interest, we will:

1. Adjust losses with you; and
2. Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.

B. LENDER'S LOSS PAYABLE CLAUSE

1. The Loss Payee shown in the Schedule or in the Declarations is a creditor (including a mortgageholder or trustee) with whom you have entered a contract for the sale of Covered Property, whose interest in that Covered Property is established by such written contracts as:
   a. Warehouse receipts;
   b. A contract for deed;
   c. Bills of lading; or
   d. Financing statements.
2. For Covered Property in which both you and a Loss Payee have an insurable interest:
   a. We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.
   b. The Loss Payee has the right to receive loss payment even if the Loss Payee has started foreclosure for similar action on the Covered Property.
   c. If we deny your claim because of your acts or because you have failed to comply with the terms of this policy, the Loss Payee will still have the right to receive loss payment if the Loss Payee:
      (1) Pays any premium due under this policy at our request if you have failed to do so;
      (2) Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and
      (3) Has notified us of any change in ownership, occupancy or substantial change in risk known to the Loss Payee.

      All of the terms of the Businessowners Special Property Coverage Form will then apply directly to the Loss Payee.
   d. If we pay the Loss Payee for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this policy:
      (1) The Loss Payee's rights will be transferred to us to the extent of the amount we pay; and
      (2) The Loss Payee's right to recover the full amount of the Loss Payee's claim will not be impaired.

      At our option, we may pay to the Loss Payee the whole principal on the debt plus any accrued interest. In this event, you will pay your remaining debt to us.
3. If we cancel this policy, we will give written notice to the Loss Payee at least:
   a. 10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or
   b. 30 days before the effective date of cancellation if we cancel for any other reason.

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4. If we do not renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.

C. CONTRACT OF SALE CLAUSE

1. The Loss Payee shown in the Schedule or in the Declarations is a person or organization you have entered a contract with for the sale of Covered Property.

2. For Covered Property in which both you and the Loss Payee have an insurable interest, we will:

   a. Adjust losses with you; and

   b. Pay any claim for loss or damage jointly to you and the Loss Payee, as interests may appear.

3. The following is added to the OTHER INSURANCE Businessowners Common Policy Condition:

   For Covered Property that is the subject of a contract of sale, the word "you" includes the Loss Payee.

D. BUILDING OWNER LOSS PAYABLE CLAUSE

1. The Loss Payee shown in the Schedule or in the Declarations is the owner of the described building, in which you are a tenant.

2. We will adjust losses to the described building with the Loss Payee. Any loss payment made to the Loss Payee will satisfy your claims against us for the owner's property.

3. We will adjust losses to tenant's improvements and betterments with you, unless the lease provides otherwise.

SB-147086-B
(Ed. 04/10)

Page 2 of 2

ACORD

CERTIFICATE OF LIABILITY INSURANCE

7/1/2017

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER
Wells Fargo Insurance Services USA, Inc.
2601 S. Bayshore Drive, Suite 1600
Coconut Grove, FL 33133

CONTACT NAME: Risk Management Departme
PHONE (A/C, No, Ext): (866) 443-6469 **FAX (A/C, No):** (866) 443-8489
EMAIL ADDRESS: work.comp@trinet.com

INSURED
TriNet HR III-A, Inc.
L/C/F Bolt Biotherapeutics, Inc.
9000 Town Center Parkway
Bradenton, FL 34202

INSURER(S) AFFORDING COVERAGE		NAIC #
INSURER A:	ACE American Insurance Company	22667
INSURER B:	ACE Fire Underwriters	20702
INSURER C:	Agri General Insurance Company	42757
INSURER D:	Indemnity Insurance Company of North America	43575
INSURER E:		
INSURER F:		

COVERAGES **CERTIFICATE NUMBER:** **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

Limits shown are as requested

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	COMMERCIAL GENERAL LIABILITY ☐ CLAIMS-MADE ☐ OCCUR ☐ ☐ GEN'L AGGREGATE LIMIT APPLIES PER: ☐ POLICY ☐ PROJECT ☐ LOC						EACH OCCURRENCE	$
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$
							MED EXP (Any one person)	$
							PERSONAL ADV INJURY	$
							GENERAL AGGREGATE	$
							PRODUCTS -COMP/OP AGG	$
	AUTOMOBILE LIABILITY ☐ ANY AUTO ☐ ALL OWNED AUTOS ☐ SCHEDULED AUTOS ☐ HIRED AUTOS ☐ NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Each accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
	☐ **UMBRELLA LIAB** ☐ OCCUR ☐ **EXCESS LIAB** ☐ CLAIMS-MADE ☐ DED ☐ RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
A	**WORKERS COMPENSATION AND EMPLOYERS' LIABILITY** ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? **(Mandatory in NH)** Y/N ☐ If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		WLR_C64434536	7/1/2017	7/1/2018	☒ PER STATUTE ☐ OTHER	
							E.L. EACH ACCIDENT	$2,000,000
							E.L. DISEASE - EA EMPLOYEE	$2,000,000
							E.L. DISEASE - POLICY LIMIT	$2,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required): Company ID: OC7
Workers' Compensation coverage is limited to worksite employees of Bolt Biotherapeutics, Inc. through a co-employment relationship with TriNet HR III-A, Inc.

CERTIFICATE HOLDER

Bolt Biotherapeutics, Inc.
428 Oakmead Parkway
Sunnyvale, CA, 94085

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

AUTHORIZED REPRESENTATIVE

ACORD 25 (2016/03)

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